     As filed with the Securities and Exchange Commission on March __, 1999

                                                    Registration No. 333-_______

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                         ------------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        --------------------------------

                          AVIATION HOLDINGS GROUP, INC.
                 (Name of Small Business Issuer in Its Charter)

                        --------------------------------


            Delaware                                5008                           22-2945898
-------------------------------         ----------------------------          ----------------------
(State or other jurisdiction of         (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)         Classification Code Number)           Identification Number)



                           15675 Northwest 15th Avenue
                              Miami, Florida 33169
                                 (305) 624-6700
                        (Address and telephone number of
          Principal Executive Officers and Principal Place of Business)

                           Joseph J. Nelson, President
                          AVIATION HOLDINGS GROUP, INC.
                           15675 Northwest 15th Avenue
                              Miami, Florida 33169
                                 (305) 624-6700
            (Name, Address and Telephone Number of Agent For Service)

                                  with copy to:
                             Michael C. Forman, Esq.
                 Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                               1401 Walnut Street
                             Philadelphia, PA 19102
                                 (215) 568-6060

                       -----------------------------------

     Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                           Proposed Maximum         Proposed Maximum        Amount of
  Title of Each Class of Securities     Amount To Be      Offering Price Per       Aggregate Offering     Registration
          To Be Registered             Registered (1)          Unit (2)                Price (2)               Fee
=========================================================================================================================
Units, each Unit consisting of two
shares of Common Stock, $.0001
par value                                  825,000               $8.50                 $7,012,500            $1,950
=========================================================================================================================

(1) Includes up to 75,000 Units that may be purchased from the Company at the option of the Underwriter solely to cover over-allotments, if any.

(2) Estimated solely for purposes of calculating registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED MARCH ___, 1999
PROSPECTUS

                          AVIATION HOLDINGS GROUP, INC.

                     750,000 Units, each Unit Consisting of
                           Two shares of Common Stock



         This is a public offering of units of Aviation Holdings Group, Inc. Each unit consists of two shares of common stock of the Company. The two shares of common stock of the Company that make up each unit may not be separated or sold separately until twelve months after the date of issuance by the Company. The Company expects that the offering price for the units will be approximately $8.50 per unit.

         Silver Capital Group, a division of LCP Capital Corp., will serve as the underwriter for this public offering on a "firm commitment" basis. The Company has granted an option to the underwriter, exercisable for a period of 30 days after the date of this prospectus, to purchase up to an additional 75,000 units from the Company at the public offering price set forth in this prospectus less the underwriting discounts and commissions. The underwriter may exercise this option only for the purpose of covering over-allotments, if any.

         Prior to this public offering, shares of the Company's common stock have been sold on the OTC Bulletin Board under the trading symbol "AHGI" pursuant to the provisions of Rule 15c2-11 promulgated under the Securities Exchange Act of 1934.

         The Company intends to apply to have its common stock and the units quoted on the American Stock Exchange under the trading symbols "_____________" and "___________," respectively.

         Investing in units involves certain risks. See "Risk Factors" on pages 11 to 15.

              Offering of Units                            Per Unit            Total

         o    Public Offering Price                       $    8.50         $  6,375,000

         o    Underwriting Discounts and Commissions      $    0.85         $    637,500

         o    Proceeds to the Company                     $    7.65         $  5,737,500


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                         Prospectus dated _______, 1999

                                TABLE OF CONTENTS
                                                                          Page


WHERE YOU CAN GET MORE INFORMATION...........................................5

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS............................5

PROSPECTUS SUMMARY...........................................................6

THE COMPANY..................................................................6

THE OFFERING.................................................................8

SELECTED FINANCIAL INFORMATION..............................................10

RISK FACTORS................................................................11

DILUTION ...................................................................15

USE OF PROCEEDS.............................................................16

MARKET PRICE OF THE COMMON STOCK............................................16

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS.......................................................18

BUSINESS ...................................................................23

MANAGEMENT..................................................................31

PRINCIPAL STOCKHOLDERS......................................................35

CERTAIN TRANSACTIONS........................................................36

UNDERWRITING................................................................39

LEGAL MATTERS...............................................................40

EXPERTS  ...................................................................40

                       WHERE YOU CAN GET MORE INFORMATION


         At your request, we will provide you, without charge, a copy of any exhibits to the Company's Registration Statement. If you would like more information, write or call us at:

                                            AVIATION HOLDINGS GROUP, INC.
                                            15675 Northwest 15th Avenue
                                            Miami, Florida 33169
                                            Telephone:  (305) 624-6700
                                            Facsimile: (305) 624-2944

         Our fiscal year ends on December 31. We intend to provide to our shareholders annual reports containing audited financial statements and other appropriate reports. In addition, we intend to become a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http\\www.sec.gov.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements contained in this prospectus discuss future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions.

         Important factors that may cause actual results to differ from forward-looking statements may include for example,

     o the success or failure of our efforts to implement our business strategy, including expanding our international operations;

     o    our ability to raise sufficient capital to expand our business;

     o the effect of changing economic conditions on the airline and aircraft industries;

     o    changes in government regulations, tax rates and similar matters;

     o    our ability to attract and retain quality employees; and

     o    other risks which may be described in our future filings with the SEC.

         We do not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus. This summary is not complete and may not contain all of the information you should consider before investing in the units offered by the Company or in the shares of common stock of the Company offered by the selling stockholders identified in this prospectus. You should read the entire prospectus carefully. You should also read the Company's financial statements and the notes to the financial statements. References in the prospectus to the "Company" mean Aviation Holdings Group, Inc., a Delaware corporation, and to "AHI" mean Aviation Holdings International, Inc., a Florida corporation formerly known as Jet Aviation Trading, Inc. and prior to that as Schuylkill Acquisition Corp., and a majority-owned subsidiary of the Company. The Company's fiscal year ends on December 31.

                                   THE COMPANY

         The Company was formed in January 1998 as a Delaware corporation and a wholly-owned subsidiary of EyeQ Networking, Inc. ("EyeQ"), a Colorado corporation formed in May 1988. In February, 1998, EyeQ merged with and into the Company, with the Company as the surviving entity under the name EyeQ Networking, Inc. In September 1998, the Company changed its name from EyeQ Networking, Inc. to Aviation Holdings Group, Inc.

         The Company currently holds approximately 92% of the issued and outstanding capital stock of AHI, making AHI a majority-owned subsidiary of the Company. The Company acquired its majority stake in AHI in 1998 through a block purchase of common stock and a series of common stock share exchanges (the "Share Exchanges") whereby the Company issued shares of common stock of the Company in exchange for shares of common stock of AHI.

         The Company is a holding company and currently has no operations other than its interest in AHI. The only significant asset of the Company, other than its interest in AHI, is a note receivable in the amount of $940,000 which is secured by a mortgage on a parcel of real property in Colchester, Connecticut.

         On July 28, 1997, AHI, which at that time was known as Schuylkill Acquisition Corp., merged with Jet Aviation Trading, Inc., a Florida corporation ("Jet"). AHI was the surviving entity in this merger and changed its name to Jet Aviation Trading, Inc. Jet had commenced business on October 3, 1996. On September 15, 1998, Jet changed its name to Aviation Holdings International, Inc. Unless the context otherwise requires, references to AHI throughout this Prospectus, including the Financial Statements contained herein, refer to the operations of Jet prior to July 28, 1997 and AHI thereafter.

         AHI specializes in the sale, lease, exchange and purchase of technical spares for fixed-wing commercial jet transport aircraft manufactured by Boeing, McDonnell Douglas, Airbus and Lockheed. Technical spares are aircraft or engine parts affecting the performance of an aircraft or engine. Complimenting this core business, AHI provides its customers with inventory management services including new product distribution, technical purchasing, maintenance repair management, consignment marketing and purchase/leaseback of technical spares inventory. AHI also intends to pursue opportunities involving the purchase, sale and lease of jet turbine engines, jet turbine aircraft and related aviation industry equipment.

         The majority of AHI's operations are in the United States. However, AHI also conducts operations in Europe and South America, and in China and other parts of Asia directly and through a joint venture with a third party and through a number of subsidiaries (the "Asian Operations"). The Asian Operations currently account for approximately 20% of AHI's gross revenues on a consolidated basis, but management intends to expand the Asian Operations. The bulk of the Asian Operations consists of operations similar to the core operations conducted by AHI in the United States, but management intends to expand the Asian Operations to include the arrangement of aircraft financing and leasing, aircraft, engine and component repair and maintenance coordination, technology consulting and the facilitation of contracts and cross-border business arrangements between aviation- related entities from different countries. In addition to the corporate headquarters of the Company and AHI in Miami, Florida, AHI maintains offices and has employees in China in Beijing and Hong Kong.

         According to industry estimates, the annual worldwide market for aircraft spare parts is approximately $10.2 billion, of which approximately $2.0 billion reflects annual sales of aircraft spare parts in the redistribution market. Management expects these sales figures to grow in the near future, based on continued cost pressures affecting the airlines, manufacturers and aircraft maintenance service providers. The emphasis upon cost containment in recent years has led to an increase in the average age of the worldwide airline fleet, as commercial airlines seek to prolong the usable life of their aircraft.

         AHI seeks to exploit these key market trends by positioning itself as a low-cost participant in the redistribution market through efficient staffing, low debt, implementation of technological advances and experienced managerial talent. In addition, AHI offers its customers a wide range of inventory management services, allowing them to reduce operational expenses. This service complements the recent trend of commercial airlines seeking to outsource certain activities in order to focus upon their core business of passenger and cargo air transportation. Finally, AHI believes that sufficient financial resources will position it to successfully exploit opportunities for bulk purchases of inventory and purchases of jet turbine engines and aircraft at favorable prices, thereby increasing profitability. See "Business" and "Risk Factors," commencing on page 11.

         The Company's and AHI's executive offices are located at 15675 Northwest 15th Avenue, Miami, Florida 33169. Its telephone number is (305) 624-6700.

                                  THE OFFERING



Common Stock Currently Outstanding (1)......... 3,974,815 shares of Common Stock


Securities Offered by the Company.............. 750,000 units, each unit consisting of two shares of
                                                Common Stock (the "Units"), for an aggregate of
                                                1,500,000 shares of Common Stock.

Common Stock to be Outstanding
after the Offering (2)......................... 5,474,815 shares of Common Stock

Dividend Policy................................ The Company intends to retain all future earnings to fund the development and growth of its business.
                                                Therefore, the Company does not currently anticipate
                                                paying cash dividends.  See "Dividend Policy," on page 16.


Use of Proceeds by the Company................. To fund the Company's financial commitment to the
                                                SYNOR-A joint venture, to purchase additional inventory,
                                                to purchase jet turbine engines and for general
                                                corporate purposes.  See "Use of Proceeds."

Proposed American Stock Exchange Symbols....... "______" and "_______"
for the Common Stock and the Units,
respectively.


----------

(1) Excludes 220,750 shares of Common Stock reserved for issuance upon the exercise of stock options outstanding as of March 1, 1999 under the Company's Stock Option Plan (the "Option Plan") and 529,250 shares of Common Stock available for the future grant of stock options and other equity securities under the Option Plan. Also excludes 200,000 shares of Common Stock reserved for issuance to Joseph Nelson on the exercise of options granted under the terms of his employment agreement. See "Management," page 31. Also excludes 100,000 shares issuable to Argaman, Inc. upon exercise of a warrant.

(2) Assumes the maximum number of Units being offered by the Company will be sold. Does not include 75,000 Units issuable upon exercise of the Underwriter's over-allotment option.

                                  RISK FACTORS

         Investors should consider the material risks involved in connection with an investment in the Units or the Common Stock and the impact to investors from various events that could adversely affect the Company's business. See "Risk Factors," beginning on page 11.

                         SELECTED FINANCIAL INFORMATION


         Set forth below is the historical selected financial information with respect to the Company for the fiscal year ended December 31, 1997, the nine months ended September 30, 1998 and the nine months ended September 30, 1997.





                                                           FISCAL YEAR               NINE MONTHS               NINE MONTHS
                                                              ENDED                     ENDED                     ENDED
                                                        DECEMBER 31, 1997           SEPTEMBER 30,           SEPTEMBER 30, 1997
                                                                                      1998 (1)                 (unaudited)
                                                          -------------              (unaudited)              -------------
                                                                                    -------------

INCOME STATEMENT INFORMATION

Revenue .........................................        $         0                   $ 5,094,931              $         0

Net Income (Loss) ...............................            (57,437)                     (851,728)                  (8,125)

Net Income (Loss) per Share .....................              (0.06)                        (0.29)                   (0.01)

Weighted Average Shares
   Outstanding ..................................          1,046,235                     2,889,299                  805,498


BALANCE SHEET INFORMATION AT
END OF PERIOD

Working Capital .................................         $  (36,128)                   $1,729,904

Total Assets ....................................            962,545                     7,903,963

Total Liabilities ...............................             48,000                     4,111,524

Stockholders' Equity ............................            914,545                     2,712,587

Net Tangible Book Value Per Share ...............               0.39                          0.99

------------
(1) Reflects operations of Aviation Holdings International, Inc. from May 1998 through September 30, 1998.

                                  RISK FACTORS

    Investing in Units or Common stock of the Company is very risky. Investors should carefully consider the following factors in addition to the other information in this Prospectus, in evaluating an investment in the Company.

Limited Operating History

    The Company was formed in May 1988 and acquired a majority of the outstanding shares of common stock of AHI in May, 1998. The Company had no significant operations prior to its acquisition of a majority of the outstanding shares of AHI. In addition, AHI commenced operations in October 1996, and has a correspondingly limited operating history. Accordingly, the Company and AHI are subject to all of the risks associated with new business enterprises. Some of those risks include cash flow difficulties, competition for customers and employees and delays in implementing business plans. The Company intends to expand AHI's operations, which will substantially increase the Company's expenses and is likely to decrease cash flow and earnings in the near future. The Company's ability to operate profitably will depend on increasing sales, maintaining adequate profit margins and a continuing demand for AHI's products and services. Expansion may have a negative impact on profitability, at least in the near term as significant expenses will be incurred prior to the receipt of additional revenues. See "Financial Statements" and "Business."

Default on Note Receivable

    The Company has outstanding a note receivable with Environmental Waste Solutions, Inc. ("EWS") with a principal amount of $1,475,100 and accrued interest of $58,310 as of September 30, 1998. The note is secured by a mortgage on real estate owned by EWS. The real estate, a 60 acre parcel awaiting approval for use as a landfill in Colchester County, Connecticut, has an appraised value of approximately $1 million. The Company has set up a reserve for nonpayment in the amount of $593,410 and has ceased accruing interest on the note as of July 2, 1998. The note matured February 1, 1999. As of March 15, 1999 the note remains unpaid and is in default. The Company may ultimately receive substantially less in repayment of the note than its current carrying value.

Need for Additional Funding

    The offering will result in net proceeds to the Company of approximately $5,165,000. The Company believes that revenues from operations will be sufficient to fund AHI's operational requirements for the foreseeable future and that the net proceeds from the offering will be sufficient to expand AHI's existing business. However, the Company may need to raise additional funds for acquisitions and entry into the jet turbine engine business. We cannot assure you that additional funds will be available on acceptable terms. If we need additional funds and funds are not available, our inability to raise capital will have an adverse effect on our growth plans.

Effects of the Economy on the Operations of AHI

    Since our customers consist primarily of commercial airlines, original equipment manufacturers, aircraft maintenance and repair facilities and aircraft parts distributors, our business is impacted by all of the economic factors which affect the aircraft and airline industry. When the airline industry experiences a downturn, there is typically a corresponding reduction in demand for spare aircraft parts and related services which causes price reductions and increased credit risks associated with doing business. Additionally, the price of aircraft fuel affects the spare aircraft parts market since older aircraft (into which aircraft spare parts are most often placed), which tend to be less fuel efficient, become less viable as the price of aircraft fuel increases. An economic downturn could have a serious impact on AHI's business.

Consolidation in the Aircraft Parts Industry

    Although AHI presently is an "approved" supplier of twenty-six airlines, no assurances can be given that AHI will be able to maintain or expand this status. During the last few years, a number of major airlines have reduced the number of "approved" suppliers from as many as fifty to as few as five. Airlines choose "approved" suppliers on the basis of a number of factors which include product offerings and quality, management reputation and experience, financial strength and cost. Also, the reduction in the supplier base for airlines has contributed to a consolidation in redistribution market which is likely to continue. We believe that we must be able to maintain extensive inventories, hire or develop experienced management, maintain standards of part traceability and raise sufficient capital in order operate profitably.

Risk Regarding Inventory

    Our inventory consists principally of overhauled, serviceable, repairable and new aircraft parts that are purchased from many sources. Before parts may be installed in an aircraft or engine, they must meet certain standards of condition established by the United States Federal Aviation Administration ("FAA") and/or similar regulatory agencies abroad. Specific regulations vary from country to country, although regulatory requirements in other countries generally coincide with FAA requirements. Parts must also be traceable to sources deemed acceptable by such agencies. Although we believe that the great majority of our inventory meets industry requirements, some parts may not meet applicable standards or standards may change in the future, in which case we will have to modify or scrap such parts. Aircraft manufacturers may also develop new parts which will cause parts in our inventory to become less valuable or obsolete. See "Business -- Government Regulation and Traceability."

Risks Regarding the Purchase of Jet Turbine Engines and Aircraft

    Although we have made only limited purchases of turbine engines, and no purchases of turbine aircraft for resale in the past, we intend to expand these activities in the future. Market prices and demand for this type of equipment are subject to volatility, and we could suffer substantial losses if equipment cannot be resold at prices above the prices we paid, or if we must hold equipment in inventory for extended time periods. These activities will also require AHI to commit substantial capital, which will not be available for other activities. In addition, the equipment may need repair work, which increases the costs associated with resale and may adversely affect our profitability.

Government Regulation

    The aviation industry is highly regulated in the United States by the FAA and in other countries by similar agencies. While our business is not directly regulated by the FAA, the aircraft and engine spare parts which we sell to our customers must be accompanied by documentation which enables the customer to comply with the FAA's or equivalent regulatory requirements. We believe that our current compliance programs adequately address FAA and other applicable requirements. However, new and more stringent government regulations may be adopted, and compliance with, or any violation of, current or future laws or regulations could require significant expenditures or could otherwise adversely affect our business or financial results. See "Business -- Government Regulation and Traceability."

Fluctuations in Operating Results

    Our operating results will be affected by many factors, including the timing of orders from customers, inventory purchases in anticipation of future sales, bulk inventory purchases, and purchases and financing requirements for aircraft engines or aircraft and the mix of available technical spare parts maintained, at any time, in AHI's inventory. A significant portion of our operating expenses are relatively fixed. Since we typically do not obtain long-term purchase orders or commitments from our customers, we must anticipate the future volume of orders based upon the historic purchasing patterns of our customers and upon our discussions with them as to their future requirements. Cancellations, reductions or delays in orders by a customer or group of customers could have a material adverse effect on our business, financial condition and results of operations. See "Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Reliance on Chief Executive Officer and Other Key Personnel

    Our ability to successfully implement our business strategy and operate profitability will be dependent to a significant degree upon the services of Joseph J. Nelson, our President and Chief Executive Officer, and upon our ability to attract and retain qualified personnel experienced in the various phases of our business. While we have entered into an employment agreement with Mr. Nelson, the loss of his services would jeopardize our operations. We will also be dependent upon other employees as we expand operations. The loss of, or failure to develop, such persons could negatively effect our business or financial results. See "Management."

Competition

    The aircraft engine and spare part industries in which AHI operates are highly competitive. Customers have access to a broad array of suppliers, directly and through inventory listing services, including the following:

    o         major aircraft manufacturers
    o         airline and aircraft service companies
    o         aircraft spare parts redistributors

    Many of our competitors have substantially greater financial and other resources than we possess. We may not be able to compete successfully with such competitors. Competitive pressures could have a material adverse effect on AHI's business or financial results.

Product Liability

     Our business exposes us to possible claims for personal injury or death which may result from a failure of equipment we sold. We believe that we have taken adequate precautions to assure the quality and traceability of the parts we sell, and we have not had any claims for product liability. However, there can be no assurances that we will not be exposed to lawsuits and the possibility of damage awards. Neither the Company nor AHI carries product liability insurance and therefore any judgment could have a material adverse effect on the business or financial condition of the Company or AHI. See "Business -- Product Liability and Legal Proceedings."

Growth Strategy and Risks Relating to Future Acquisitions

    Our strategy involves both growth through increased sales and the acquisition of additional inventories of aircraft spare parts and turbine engines, the expansion into new markets and continuous improvement of the customer base and the acquisition of other companies, assets or product lines that would complement or expand our existing business. Our ability to expand will be dependent upon, and may be limited by, the availability of:

     o    suitable aircraft parts inventories
     o    suitable turbine engines
     o suitable acquisition candidates that can be acquired on attractive terms
     o    capital and/or financing on competitive terms

    In addition, acquisitions involve risks that could adversely affect our operating results, including:

     o    the assimilation of the operations and personnel of acquired companies
     o the potential loss of key employees, customers or suppliers of acquired companies
     o    cash flow demands resulting from acquisition financing

    There can be no assurance that we will be able to consummate acquisitions on satisfactory terms.

Potential Influence by Certain Stockholders

    Following the offering of the Units by the Company, one of the Company's stockholders will beneficially own 17.4% of the issued and outstanding Common Stock, and the Company's directors and executive officers, as a group, will beneficially own an aggregate of 13.8% of the issued and outstanding Common Stock. While each of these stockholders is an independent party, if these parties were to act together as a group, they may have the ability to effectively control the election of all of the members of the Company's Board of Directors and, therefore, to control the business, policies and affairs of the Company.

Risk of Dilution in Ownership of AHI

    The Company has pledged 51% of the outstanding stock of AHI to secure $250,000 in loans made to the Company in October, 1998 by Nancy Plotkin and the John G. Jacobs Trust. These loans have a final maturity date of May 15, 1999. If the Company is unable to pay these loans at maturity, the lenders will have the right to sell shares of AHI common stock in an amount sufficient to repay the loans, thus reducing the Company's ownership in AHI. In addition, certain persons (including a affiliate of a director of the Company) hold warrants to purchase 1,000,000 shares of AHI common stock, which on exercise would further dilute the Company's ownership.

Default Under Comerica Credit Facility

    AHI currently is in technical default under its credit facility with Comercia Bank, although Comercia Bank has not declared an event of default and continues to advance funds. In the event that AHI is unable to cure the default or obtain other financing, Comercia could declare an event of default and exercise its rights as a secured lender with respect to AHI's assets.

Restrictions on Payment of Dividends on Common Stock

     The Company will be dependent on funds generated by AHI's operations for the foreseeable future. AHI's existing bank lending agreements prohibit payment of dividends without the bank's consent. We do not currently intend to declare or pay cash dividends in the foreseeable future. Earnings, if any, are expected to be retained to finance and develop our business. See "Dividend Policy."

Year 2000 Compliance

    We use a significant number of computer software programs and operating systems in our internal operations, including applications used in inventory management, distribution, financial business systems and various administrative functions. All of our hardware and software has been upgraded or replaced so that it can interpret appropriately the upcoming calendar year 2000, and our computer software programs and operating systems are "Year 2000" compliant. The Company has not determined the extent to which its vendors, customers and other persons with which it transacts business have systems which are "Year 2000" compliant.

Arbitrary Determination of Offering Price and Exercise Price

    As of the date of this Prospectus, there has been no significant market for or trading in any of the Company's securities. Consequently, in determining the public offering price of the Common stock and the Units, the Company and the underwriter considered a number of factors, including the following: (i) the current financial position of the Company and AHI; (ii) the experience of management; (iii) the ratio of the share price to book value; (iv) the position of AHI in its industry and its prospects; and (v) the general status of the securities market and other relevant factors.

Possible Volatility of Stock Prices

    As of March 15, 1999, the Company had 3,974,815 shares of Common Stock issued and outstanding. Taking into account the sale of the Units to be sold in the offering (excluding the underwriter's over-allotment option), the Company will have 5,474,815 shares of Common Stock issued and outstanding. We also intend to list all of the Units for public trading. Although it is impossible to predict market influences and prospective values for securities, it is possible that the substantial increase in the number of shares of Common Stock available for public sale could have a depressive effect upon the market value of the Units or the Company's Common Stock.

    Furthermore, although we intend to list the Common Stock and the Units for trading on the American Stock Exchange, we can make no assurances that the Common Stock or the Units will be approved for listing, that a regular trading market will develop, or, if developed, that a regular trading market for the Company's Common Stock or the Units will develop. There has been a history of significant volatility in the market prices for securities of companies in a similar stage of development. We expect that the market price of the Common Stock and the Units following the offering will be highly volatile.

Possible Limitations Upon Trading Activities; Restrictions Imposed Upon Broker-Dealers Effecting Transactions in Certain Securities

    In the event that the Common Stock and the Units are not listed on the American Stock Exchange, trading of the Company's securities may be subject to material limitations as a consequence of certain provisions of the Securities Exchange Act of 1934 (the "Exchange Act") which limit the activities of broker-dealers effecting transactions in "penny stocks."

    "Penny stocks" are defined as any equity securities with a market price below $5.00 per share other than a security that is registered on a national exchange; included for quotation in the NASDAQ system; or whose issuer has net tangible assets of more than $2,000,000 and has been in continuous operation for greater than three (3) years. Issuers who have been in operation less than three
(3) years must have net tangible assets of at least $5,000,000.

    Rules promulgated by the Commission under Section 15(g) of the Exchange Act require broker-dealers engaging in transactions in "penny stocks," to first provide to their customers a series of disclosures and documents, including: (i) a standardized risk disclosure document identifying the risks inherent in investment in "penny stocks;" (ii) all compensation received by the broker-dealer in connection with the transaction; (iii) current quotation prices and other relevant market data; and (iv) monthly account statements reflecting the fair market value of the securities. In addition, these rules require that a broker-dealer obtain financial and other information from a customer, determine that transactions in penny stocks are suitable for such customer and deliver a written statement to such customer setting forth the basis for such determination.

    If the Common Stock and Units are not listed, they presently will constitute "penny stocks." In that event, trading activities for the Common Stock and Units will be made more difficult for broker-dealers than in the case of securities not defined as "penny stock." This may have the result of depressing the market for the Company's securities and an investor may find it difficult to dispose of such securities.

    Further, under the Exchange Act, and the regulations thereunder, any person engaged in a distribution of the Common Stock or Units offered by this Prospectus may not simultaneously engage in market making activities with respect to the Common Stock during the applicable "cooling off' periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Stockholders.

Underwriter's Limited Underwriting Experience

    Silver Capital Group, a division of LCP Capital Corp. (the "Underwriter") has agreed to act as underwriter in connection with the offering of Units by the Company and the Common Stock by the selling stockholders described herein. The Underwriter has engaged in only limited underwriting activities and has not previously been a lead underwriter in any public offerings. Accordingly, the Underwriter's lack of public offering experience may affect the offering of the Units and the Common Stock or the subsequent development of a public trading market for the Units or the Common Stock. Accordingly, purchasers of the Units or the Common Stock may suffer a lack of liquidity in their investment. See "Underwriting."


                                    DILUTION

    Officers, directors, promoters and affiliated persons of the Company purchased their shares of Common Stock for cash and other consideration ranging from $0.001 to $6.25 per share, or from $4.249 less than to $2.00 more than the price per share in the offering.


    As of September 30, 1998, the net tangible book value of the Company's Common Stock was $3,432,277, or $0.99 per share of Common Stock, based upon 3,449,815 shares outstanding. "Net tangible book value" per share represents the amount of total tangible assets of the Company reduced by the total liabilities and divided by the number of shares of Common Stock outstanding. After giving effect to the sale of 1,500,000 shares of Common Stock being offered by the Company hereby, less underwriting discounts and commissions and estimated offering expenses payable by the Company, the Company's pro forma net tangible book value at September 30, 1998 would have been $8,597,277, or $1.74 per share of Common Stock, based upon 4,949,815 shares outstanding. This represents an immediate increase in net tangible book value of $0.75 per share to existing stockholders and an immediate dilution per share of $2.51 to new investors purchasing shares in this Offering. "Dilution per share to new investors" represents the difference between the price per share of Common Stock paid for shares issued in this Offering and the pro forma net tangible book value per share at September 30, 1998, as adjusted to give effect to this Offering.


Public offering price per share(1)................................   $   4.25
        Net tangible book value per share before Offering.........   $   0.99
                Increase per share attributable to new investors..       0.75
Pro forma net tangible book value per share after Offering........       1.74


           Dilution per share to new investors....................    $  2.51



-----------

(1) Before deduction of underwriting discounts and commissions and estimated offering expenses payable by the Company.

         The foregoing computations exclude (i) an aggregate of 215,750 shares of Common Stock reserved for issuance upon exercise of outstanding stock options under the Company's Stock Option Plan, as amended, as of September 30, 1998 at a weighted average exercise price of $2.50 per share; and (ii) 200,000 shares of Common Stock reserved for issuance upon exercise of other outstanding options as of September 30, 1998. Any exercise of such options or warrants may result in further dilution to new investors.

                                 USE OF PROCEEDS

         The net proceeds to the Company from the sale of the Units offered hereby (at an assumed public offering price of $8.50 per Unit and after deducting underwriting discounts and commissions and estimated Offering expenses) are estimated to be $5,165,000 million ($5,720,000 million if the Underwriter's over-allotment option is exercised in full).

         Over the twelve months following completion of the sale of the Units, the Company and AHI intend to use, (i) $0.4 million of the net proceeds to fund the remaining portion of AHI's commitment to the SYNOR-A joint venture (see "Business- Asian Operations"); (ii) approximately $0.8 million of the net proceeds to fund purchases of additional inventory; (iii) approximately $1.25 million of the net proceeds for the retirement of debt; (iv) approximately $1.5 million of the net proceeds to fund purchases of aircraft and/or jet turbine engines and (v) approximately $1.125 million of the net proceeds for general corporate purposes, including possible acquisitions.

         The amounts actually expended for the purposes described above could vary significantly depending on, among other things, the Company's and AHI's ability to obtain capital from other sources, the demand for AHI's services and the availability of inventory, jet engines and aircraft at attractive prices.

    Pending application of the net proceeds by the Company from the offering, the Company intends to invest the funds in short-term interest-bearing, investment grade securities or guaranteed obligations of the United States government.


                        MARKET PRICE OF THE COMMON STOCK

         As of the date of this Prospectus, the Company's Common Stock is traded in the over-the-counter market through The OTC Bulletin Board (the "Bulletin Board") under the symbol "AHGI." The market for the Company's Common Stock on the Bulletin Board is sporadic, and the quarterly average daily volume of shares traded since formation ranged from a low of 26,473 shares to a high of 24,105 shares. The following table presents the range of the high and low bid and average daily volume information for the Company's Common Stock for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

                                                                   Average
                                                                    Daily
                                          High          Low     Volume (Shares)
                                          ----          ---     ---------------

         Year Ended December 31, 1998

                  First Quarter            4.75         3.469        27,172
                  Second Quarter           5.875        3.625        37,957
                  Third Quarter            5.875        4            26,473
                  Fourth Quarter           5            3            31,366

         Year Ending December 31, 1999

                  First Quarter            5.375        3            24,105
                  (through March 23, 1999)

         Records of the Company's stock transfer agent indicate that as of March 15, 1999, the Company had 57 record holders of its Common Stock.


                                 DIVIDEND POLICY

         Neither the Company nor AHI has paid any cash dividends to date, and does not anticipate or contemplate paying cash dividends in the foreseeable future. Under the terms of its Credit Agreement with Comerica Bank, AHI is prohibited from declaring or paying cash dividends without the consent of Comerica Bank. Management intends to utilize all available funds for the purposes set forth above under "Use of Proceeds."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         This Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the Company's Financial Statements, including the notes thereto. This Prospectus contains certain forward- looking information which involves risks and uncertainties. The actual results could differ from the results anticipated herein. See "Special Note Regarding Forward-Looking Statements."

Overview

         The Company's principal asset is its ownership of a controlling interest in AHI. Accordingly, the Company's results of operations are highly dependent upon the results of operations of AHI.

         AHI was incorporated in Florida on May 28, 1997 as Schuylkill Acquisition Corp. for the purpose of acquiring by merger the business and operations of Jet. On July 28, 1997, AHI acquired 100% of the outstanding common stock of Jet in exchange for 1,776,800 shares of common stock of AHI in a one for one stock exchange. The merger was accounted for as a purchase. Old AHI was incorporated in the state of Florida on October 3, 1996 for the purpose of buying, selling, leasing and exchanging spare parts for fixed-wing commercial jet transport aircraft. Effective July 28, 1997 AHI's name was changed from Schuylkill Acquisition Corp. to Jet Aviation Trading, Inc. Effective September 15, 1998, AHI's name was changed to Aviation Holdings International, Inc.

         The effect of the transaction was a reverse merger; accordingly, the historical financial statements presented for AHI are those of the accounting survivor, Jet, and the stockholders' equity of the merged company was recapitalized to reflect the capital structure of the surviving legal entity
(AHI) and the retained earnings of Jet.

         In February, 1998 AHI acquired all or a majority of the capital stock of PASCO International Aviation Corp., PASCO International Aviation Corp. Limited, PASCO Financial Services Limited and Aero-Link Flight Systems Limited (collectively "PASCO").

         Effective in May, 1998, the Company acquired a majority of the common stock of AHI. Accordingly, the financial statements of the Company and AHI were consolidated as of that date, and the financial statements of the Company for the nine month period ending September 30, 1998 include the results of AHI's operations for the period May, 1998 through September 30, 1998.

         AHI currently derives its revenues from selling, leasing, exchanging and purchasing spare parts for fixed-wing commercial jet transport aircraft, selling turbine jet engines and management services.

         The Company has only a limited operating history upon which an evaluation of its operations and prospects can be based. Although the Company has since inception experienced increasing net sales, the Company may experience significant fluctuations in its gross margins and operating results in the future, both on an annual and a quarterly basis. These fluctuations may be caused by various factors, including general economic conditions, specific economic conditions in the commercial aviation industry, the availability and price of surplus aviation material, the size and timing of customer orders, returns by and allowances to customers and the cost of capital to the Company.

Nine Months Ended September 30, 1998 v. Nine Months Ended September 30, 1997.

Results of Operations

         Net sales of aircraft and engine parts were $5,094,931 for the nine months ended September 30, 1998 as compared to $0 for the nine months ended September 30, 1997. The increase in net sales of aircraft and engine parts was primarily due to the acquisition of the controlling interest in AHI.

         Cost of goods sold was $3,898,257 for the nine months ended September 30, 1998 as compared to $0 for the nine months ended September 30, 1997. Gross profit increased from $0 in the nine months ended September 30, 1997 to $1,196,674 in the nine months ended September 30, 1998. The increase in gross profit was due primarily to the acquisition of the controlling interest in AHI.

         Salary and Wage expenses increased from $0 in the nine months ended September 30, 1997 to $532,950 in the nine months ended September 30, 1998. This increase is primarily a result of the acquisition of the controlling interest in AHI.

         General and administrative expenses increased from $8,125 in the nine months ended September 30, 1997 to $1,157,850 in the nine months ended September 30, 1998. This increase is due to the acquisition of the controlling interest in AHI and to a $593,410 reserve established against collection on a promissory note held by the Company.

         Other income increased from $0 in the nine months ended September 30, 1997 to $65,786 in the nine months ended September 30, 1998. This increase is mainly due to the acquisition of the controlling interest in AHI.

         Minority interest decreased from $0 in 1997 to ($3,140) in the nine months ended September 30, 1998. This decrease is mainly due to the acquisition of the controlling interest in AHI.

         Net loss increased to ($851,728) for the nine months ended September 30, 1998 as compared to ($8,125) for the nine months ended September 30, 1997. Basic and diluted loss per Common share increased from ($.01) for the nine months ended September 30, 1997 to ($.29) for the nine months ended September 30, 1998.

Liquidity and Capital Resources

         As of September 30, 1998, the Company's liquidity and capital resources included cash and cash equivalents of $254,994 and working capital of $1,729,904, compared with cash and cash equivalents of $2,175 and a working capital deficit of ($36,128) as of December 31, 1997. As of September 30, 1998, total outstanding debt was $692,257 as compared to $0 as of December 31, 1997. AHI obtained a revolving line of credit with a maximum borrowing limit of $3,500,000, of which $675,000 was outstanding as of September 30, 1998.

         Cash used in operating activities for the nine months ended September 30, 1998 was $880,997 compared with $0 for the nine months ended September 30, 1997. The primary component of cash used for operating activities for the nine months ended September 30, 1998 was to fund operating losses in addition to an increase in accounts receivable, inventory, interest receivable, prepaid expenses and a decrease in accrued expenses and income taxes payable, which amounted to $1,147,573. The primary source of cash provided from operating activities for the nine months ended September 30, 1998 was due to an increase in accounts payable of $257,820.

         Cash flows in investing activities for the nine months ended September 30, 1998 was $308,495 compared with $950,673 of cash used for the nine months ended September 30, 1997. The primary components of cash used for investing activities were the investments in the joint venture and subsidiary for $300,000, the purchase of property and equipment for $55,830 and $535,100 of additional advances in connection with a note receivable. The primary source of cash from investing activities for the nine months ended September 30, 1998 was derived from the acquisition of a controlling interest in AHI which had approximaely $582,435 of cash in the month of acquisition.

         Cash provided by financing activities for the nine months ended September 30, 1998 was $1,442,361 compared with $0 for the nine months ended September 30, 1997. The primary components of cash provided from financing activities for the nine months ended September 30, 1998 resulted from the proceeds from the bank line of credit of $675,000 and advances from shareholders of $824,498 offset by repayments on long-term debt of $1,409 and payments for deferred offering costs of $55,778.

         AHI has obtained a revolving working capital line of credit from Comerica Bank in 1998. At September 30, 1998, the amount outstanding was $675,000. The Credit Agreement, which provides for a maximum aggregate borrowing limit of $3,500,000 is a revolving line of credit and is secured by substantially all of AHI's assets. The line of credit bears interest per annum at Comerica's prime rate plus 1%. Although AHI is technical default of certain covenants in the Comerica Credit Agreement, Comerica continues to make advances thereunder.

         The Company believes that existing cash balances, the Credit Agreement and the proceeds of this offering will be sufficient to meet the Company's capital requirements for at least the next 18 months. Thereafter, if the Company's capital requirements increase, the Company could be required to secure additional sources of capital. There can be no assurance the

Company will be capable of securing additional capital or that the terms upon which such capital will be available to the Company will be acceptable.

         Since the Company's principal sources of funds are those generated by AHI, the following sets forth certain information relating to the operations of AHI for the period indicated. AHI maintains its accounting records on a fiscal year basis ending August 31. AHI has changed its reporting to a calendar year basis beginning January 1, 1999.

Year Ended August 31, 1997 v. Year Ended August 31, 1998

Results of Operations

         AHI's operating revenues for the fiscal year ended August 31, 1998 increased $6,319,446 or 102% over the fiscal year ended August 31, 1997. During this period, domestic sales increased by 121.1% from $3,559,585 to $7,870,786 and international sales increased 75.0% from $2,655,968 to $4,664,213. The increase in net sales was due to the addition of new sales personnel, increased customer penetration, increased investment in, and availability of, inventory and the expansion of services offered to customers.

         Cost of sales increased from $4,684,864 for the fiscal year ended August 31, 1997, to $10,883,583 for the fiscal year ended August 31, 1998, for an increase of 132.1%. The increase was primarily due to increased sales and the establishment of reserves for slow and obsolete inventory of $515,421 during the fiscal year ended August 31, 1998.

         Selling, general and administrative expenses increased $778,226 in the fiscal year ended August 31, 1998; or 52.5% compared to the fiscal year ended August 31, 1997 due to the increase in operating revenues. Selling general and administrative expenses were 18.0% of operating revenues for the fiscal year ended August 31, 1998, compared to 23.8% for the fiscal year ended August 31, 1997. The decrease in selling, general and administrative expenses as a percentage of revenues resulted from economics of scale derived as a result of increased operating revenues from 1997 to 1998.

         As a result of the above factors, AHI generated a loss from operations of $171,400 for 1998, compared to a loss of $1,383,641 for the fiscal year ended August 31, 1997. Included for the fiscal year ended August 31, 1997 were non-cash compensation charges of $1,399,600 resulting from the issuance of Common Stock to founding shareholders.

Liquidity and Capital Resources

         AHI's principal sources of funds are those generated from its operations. AHI's working capital was $2,490,001 as of August 31, 1998 compared to $3,253,962 as of August 31, 1997. The principal reason for the decrease in working capital was the reserves set up for slow and obsolete inventory and uncollectible receivables.

         Cash flows from operations were $90,180 for the fiscal year ended August 31, 1998 compared to cash used of ($1,516,173) for the fiscal year ended August 31, 1997. The primary components of cash from operations for the year ended August 31, 1998 was $1,185,067 from increases in accounts payable and accrued expenses. Primary uses of cash from operations for 1998 amounting to $1,510,210 were used to fund increases in inventory and accounts receivable.

         Cash flows used in investing activities increased by ($336,681) to ($458,411) for the fiscal year ended August 31, 1998 compared to ($121,730) for the fiscal year ended August 31, 1997. Primary uses of cash for investing for the year ended August 31, 1998 were for the acquisition of property and equipment, funding of the joint venture commitment and repayment of officer loans.

         Cash flows provided from financing activities decreased by $1,393,414 to $586,149 for the fiscal year ended August 31, 1998 compared to $1,979,563 for the fiscal year ended August 31, 1997. Primary sources of cash provided from financing activities resulted from the issuance of stock and borrowings on the line of credit.

         On August 12, 1998, AHI entered into a revolving Credit Agreement with Comerica Bank ("Comerica") which provides working capital up to $3,500,000 with interest at prime plus 1% subject to an availability calculation based on the eligible borrowing base. The eligible borrowing base includes certain receivables and inventory of AHI. The revolving credit facility is due on demand and may be terminated by Comerica at any time. The revolving line of credit is intended to fund, if necessary, working capital needs, such as inventory purchases, and subject to Comerica's approval, strategic acquisitions. The funds advanced to AHI by Comerica are secured by the assets of AHI. As of August 31, 1998 the outstanding balance was $675,000.

         The Company believes that the cash flows expected to be generated by operations will meet its anticipated short-term cash needs for working capital.

Year Ended December 31, 1997 v.  Year Ended December 31, 1996.

Liquidity and Capital Resources

As of December 31, 1997, the Company's liquidity and capital resources included cash and cash equivalents of $2,175 and working capital of ($36,128), compared with no cash and cash equivalents and working capital of ($7,207) for the year ended December 31, 1996.

         Cash used in operating activities for the year ended December 31, 1997 was $41,009 compared with $0 for the year ended December 31, 1996. The primary components of cash used in operating activities for the year ended December 31, 1997 was due to funding of losses from operations of $57,437 and an increase in interest receivable, prepaid expenses and amounts due to a stockholder-related party, which amounted to $16,904. The primary components of cash provided from operating activities for the year ended December 31, 1997 was due to an increase in accrued expenses.

         Cash used in investing activities for the year ended December 31, 1997 was $950,673 compared with $0 of cash used for the year ended December 31, 1996. The primary components of cash used in investing activities resulted from funds paid in connection with a note receivable in the amount of $940,000 and $10,673 for payments of deferred acquisition costs.

         Cash provided by financing activities for the year ended December 31, 1997 was $993,857 compared with $0 for the year ended December 31, 1996. The primary sources of cash provided from financing activities for the year ended December 31, 1997 related to the proceeds from a private placement offering of stock.

Results of Operations

         The Company has no sales for the years ended December 31, 1997 and December 31, 1996.

         The Company had no cost of goods sold for the years ended December 31, 1997 and December 31, 1996.

         General and administrative expenses increased from $0 in the year ended December 31, 1996 to $15,950 in the year ended December 31, 1997. This increase is mainly due to the Company's activities to acquire an operating company. The Company had no salary and wage expense for the years ended December 31, 1997 and December 31, 1996.

         Net loss increased from $0 in the fiscal year ended December 31, 1996 to ($57,437) in the fiscal year ended December 31, 1997. This increase is mainly due to the recommencement of activities by the Company.

         Basic and diluted loss per Common share was ($.06) for the year ended December 31, 1997, as compared to ($.01) for the year ended December 31, 1996.

Inflation

         Although the Company cannot accurately anticipate the effect of inflation on its operations, the Company does not believe that inflation has had, or is likely in the foreseeable future to have a material effect on its results of operations or financial condition. Increases in fuel costs due to inflation may adversely affect demand for used aircraft that typically are less fuel efficient, thereby decreasing demand for aircraft and engine components and spare parts for these aircraft.

Year 2000 Issue

         The Company has reviewed all of its current computer applications with respect to the year 2000 issue. The Company believes that all of its applications are year 2000 compliant. The Company is currently unable to determine the effect on it, if any, of year 2000 compliance by its customers or suppliers.

Plan of Operation

         Following the completion of this offering the Company intends to use a portion of the proceeds, as well as trade credit, to expand its inventory of aircraft and engine spare parts and to acquire turbine jet engines and/or aircraft. The Company also anticipates hiring additional employees, particularly in the marketing area.

          AHI owns a one-half interest in a DC10-30 flight simulator. See "Certain Transactions." Management, and the co-owner of the DC10-30 flight simulator, have determined that the flight simulator will be best utilized if disassembled and sold as spare parts to current users of DC10 parts and peripheral equipment. It is anticipated that this liquidation will be completed by the end of 1999.

          The Company believes that the cash flows expected to be generated by operations, together with net proceeds received by the Company from the offering, will meet its anticipated short term cash needs for working capital and will enable AHI to make future inventory expenditures for the foreseeable future. In addition, on August 12, 1998, AHI entered into a Credit Agreement with Comerica Bank ("Comerica") whereby Comerica agreed to extend a revolving line of credit to AHI in an amount not to exceed $3,500,000. The revolving line of credit is intended to fund, if necessary, working capital needs, such as inventory purchases, and, subject to Comerica's approval, strategic acquisitions. The funds advanced to AHI by Comerica are secured by the assets of AHI and may not at any time exceed the sum of (a) 85% of AHI's eligible accounts receivable and (b) 35% of AHI's eligible inventory. As of March 1, 1999, the maximum amount available to AHI under this formula was approximately $1.8 million, and the outstanding balance was approximately $1.5 million. Although AHI is in technical default under certain covenants of the Comerica loan documents, Comerica continues to make advances thereunder and the Company anticipates curing the default shortly.

          The Company's only anticipated material capital expenditure for the coming fiscal year, other than possible acquisitions as described above under "Use of Proceeds," is $400,000 that AHI is committed to contribute to the Synor-A joint venture during the first quarter of 1999. Management intends to fund this commitment with a portion of the proceeds from the offering. See "Business."

                                    BUSINESS

General

         The Company was formed in January 1998 as a Delaware corporation and wholly-owned subsidiary of EyeQ, a Colorado corporation formed in May 1988. In February, 1998, EyeQ merged with and into the Company, with the Company as the surviving entity under the name EyeQ Networking, Inc. In September 1998, the Company changed its name from EyeQ Networking, Inc.
to Aviation Holdings Group, Inc.

    The Company currently holds approximately 92% of the issued and outstanding capital stock of AHI, making AHI a majority-owned subsidiary of the Company. The Company acquired its majority stake in AHI through a series of share exchanges in which the former shareholders of AHI received newly-issued shares of common stock of the Company in exchange for their shares of common stock of AHI.

    The Company is a holding company and currently has no operations other than its interest in AHI. The only significant asset of the Company, other than its interest in AHI, is a note receivable in the amount of $940,000 which is secured by a mortgage on a parcel of real property in Colchester, Connecticut. The note receivable resulted from loans made by the Company during 1997 and 1998 in connection with a proposed acquisition of another business entity by the Company. That acquisition was never consummated, and the Company has no further obligations in connection with that proposed acquisition.

    On July 28, 1997, AHI, which was then known as Schuylkill Acquisition Corp., merged with Jet Aviation Trading, Inc., a Florida corporation ("Jet"), remained the surviving entity and changed its name to Jet Aviation Trading, Inc. Jet had commenced business on October 3, 1996. On September 15, 1998, Jet Aviation Trading, Inc. changed its name to Aviation Holdings International, Inc. Unless the context otherwise requires, references to AHI throughout this Prospectus, including the Financial Statements contained herein, refer to the operations of Jet prior to July 28, 1997 and AHI thereafter.

         AHI specializes in the sale, lease, exchange and purchase of technical spares for fixed-wing commercial jet transport aircraft manufactured by Boeing, McDonnell Douglas, Airbus and Lockheed. Complimenting this core business, AHI provides its customers with inventory management services including new product distribution, technical purchasing, maintenance and repair management, consignment marketing and purchase/leaseback of technical spares inventory. AHI also pursues opportunities involving the purchase, sale and lease of jet turbine engines, jet turbine aircraft and related aviation industry equipment.

Industry Overview

         According to industry estimates, the annual worldwide market for aircraft spare parts is approximately $10.2 billion, of which approximately $2.0 billion reflects annual sales of aircraft spare parts in the redistribution market. The redistribution market is highly fragmented, with a limited number of large, well-capitalized companies selling a broad range of aircraft spare parts, and many smaller competitors servicing particular segments of the aircraft spare parts industry. Management of the Company and AHI believes that significant trends affecting the aircraft spare parts market will increase AHI's overall size and at the same time eliminate some market participants and cause consolidation in the industry due to the inability of some participants to compete efficiently. These trends are:

Growth in Market for Aircraft Spare Parts

    According to Boeing's Market Outlook (the "Boeing Report"), the worldwide fleet of commercial passenger airplanes is expected to double from 11,066 airplanes at the end of 1995 to 26,200 airplanes by 2017. The Boeing Report also projects that cargo jet aircraft will increase from 1,219 airplanes in 1995 to 2,260 airplanes by 2015. Seventy percent of the airplanes delivered to cargo operators are expected to be used aircraft which were converted from commercial passenger service. Further, the number of planes in service for more than 10 years is continuing to increase, and these older planes are the primary market for redistributors. Finally, cost considerations are forcing many airlines and repair and maintenance facilities to utilize aircraft spare parts sold by redistributors, instead of purchasing new parts for inventory. Management believes that all of these factors will increase the demand for aircraft spare parts from the redistribution market.

Increased Outsourcing of Inventory Management Function

         Airlines incur substantial expenditures in connection with fuel, labor and aircraft ownership. Further, during the last decade, airlines have come under increasing pressure from consumers to reduce the costs associated with providing air transportation services. Although several of the expenditures required to operate an airline are beyond the direct control of airline operators (e.g., the price of fuel and labor costs), management believes that obtaining replacement parts from the redistribution market and outsourcing inventory management functions are areas in which airlines can manage these functions with less expense and greater efficiency.

Increasing Emphasis on Traceability

         Due to concerns regarding unapproved aircraft spare parts, regulatory authorities have increased the level of documentation which must be maintained on aircraft and engine spare parts. This requirement has, in turn, been extended by end-users to the vendors of the parts. The sophistication required to track the history of an inventory consisting of thousands of aircraft spare parts is considerable and has required companies to invest significantly in information systems technology.

Increased Consignment

         Certain of AHI's customers adjust inventory levels on a periodic basis by disposing of excess aircraft spare parts. Traditionally, larger airlines have used internal personnel to manage such dispositions. Management believes that major airlines and other owners of aircraft spare parts, in order to concentrate on their core businesses and to more effectively redistribute their excess parts inventories, are increasingly entering into long-term consignment agreements with redistributors. By consigning inventories to a redistributor such as AHI, customers are able to distribute their aircraft spare parts to a larger number of prospective inventory buyers, allowing the customer to maximize the value of its inventory. Consignment also enables AHI to offer for sale significant parts inventory at minimal capital cost to AHI.

Increased Leasing

         Management believes that cost considerations will result in airlines' increased use of leasing with respect to spare parts and engines. Increased leasing of spare parts and engines would benefit AHI by providing it with a steady income stream over a period of time from lease payments and upon termination of the lease, AHI would regain the part or engine for subsequent sale. In addition, leasing arrangements may afford AHI the ability to obtain additional financing.

Operations

         AHI's core business is the buying and selling of aircraft and engine spare parts. AHI purchases spare parts from numerous unaffiliated sources, including airlines, original equipment manufacturers and other parts distributors. AHI has also pursued opportunities regarding the purchase and sale of related aviation industry equipment. In this regard, AHI acquired a 50% interest in a DC10 flight simulator and related support package and software. AHI also provides value-added inventory management services to its customers. Management believes that inventory management services provide significant opportunities for expansion of AHI's business in the future. AHI also intends to develop business as a redistributor of turbine jet engines and become involved in the purchase, sale and lease of jet turbine aircraft and engines.

Aircraft and Engine Spare Parts

    Aircraft and engine spare parts can be categorized by their ongoing ability to be repaired and returned to service. The general categories are as follows:
(i) rotable; (ii) repairable; and (iii) expendable. A rotable is a part which is removed periodically as dictated by an operator's maintenance procedures or on an "as needed" basis and is typically repaired or overhauled and re-used an indefinite number of times. An important subset of rotables is "life limited" parts. A "life limited" part has a predetermined designated number of allowable flight hours and/or cycles (one take-off and landing generally constitutes one cycle) after which it is rendered unusable. A repairable is similar to a rotable in that its life is limited; in this case by the number of times it can be repaired before it must be discarded. An expendable is generally a part which is used and not thereafter repaired for further use.

         Aircraft and engine spare parts are classified within the repairable aftermarket industry as (i) factory new, (ii) new surplus, (iii) overhauled,
(iv) serviceable, and (v) as removed. A factory new or new surplus part is one that has never been installed or used. Factory new parts are purchased from manufacturers or their authorized distributors, aircraft manufacturers and engine manufacturers. New surplus parts are purchased from excess stock of airlines, repair facilities or other redistributors. An overhauled part has been completely disassembled, inspected, repaired, reassembled and tested by a licensed repair facility. An aircraft spare part is classified serviceable if it is repaired by an approved maintenance center and is functional and meets any manufacturer or time and cycle restrictions applicable to the part. A factory new, new surplus, overhauled or serviceable part designation indicates that the part can be immediately utilized on an aircraft. A part in "as-removed" condition requires functional testing, repair or overhaul by a licensed facility prior to being returned to service in an aircraft or engine.

Inventory Purchases and Sales

         The daily operations of AHI encompass inventory sales, brokering and exchanging aircraft spare parts. AHI advertises its available inventories held for sale or exchange on the Inventory Locator Service ("ILS"), the Airline Inventory Redistribution System ("AIRS") and BCOM electronic databases. AHI is currently developing an internet web site that will describe in detail the parts and services offered by AHI. Buyers of aircraft spare parts can access the ILS, AIRS and BCOM databases and determine the companies which have the desired inventory available. Management estimates that 25% of AHI's daily sales activity results from an ILS, AIRS or BCOM inquiry. All major airlines and repair agencies subscribe to one or more of these databases and accordingly, AHI maintains continual on-line direct access with them. ILS, AIRS and BCOM do not, however, list price information relating to particular parts. The ability to properly evaluate and price spare parts and to predict competitive supply and demand trends derives from management experience in the industry.

         AHI typically has over 50,000 line items in stock. AHI monitors market availability, pricing and historical data on a continuous basis. AHI sells new, overhauled and serviceable replacement parts from its inventory and by buying them at the request of its customers against a specific order. AHI usually purchases parts for its own account and sells them to its customers.

         For the nine months ended September 30, 1998, inventory sales, engine sales and consignment sales accounted for 77%, 20% and 3%, of AHI's revenues, respectively.

Inventory Management Services

         AHI provides a number of inventory management services to its customers. These services assist airlines in downsizing their inventory management operations, thus enabling them to utilize their capital more efficiently and reduce costs. Through the offering of various services, AHI believes it can provide an inventory management program geared to any particular customer's requirements. Such services are supported by AHI's operating agreements with various airlines and independent repair agencies.

Consignment

         By consigning inventories to a redistributor such as AHI, consignors are able to distribute their aircraft spare parts to a larger number of prospective inventory buyers, allowing the consignor to maximize the value of its inventory. Consignment also enables AHI to offer for sale a broad range of parts at minimal capital cost. AHI currently has several consignment agreements in place and its revenues from consignment arrangements have accounted for approximately 3% of net sales for the nine months ended September 30, 1998. Management anticipates that revenues from consignments will increase as a percentage of total revenues in the future.

Purchasing Services

         AHI provides services to customers whereby it purchases spare parts for smaller and start-up airlines. These arrangements allow AHI's customers to take advantage of AHI's greater purchasing power, repair management services, information systems technology, quality and logistics systems and industry expertise.

Asian Operations

         While the majority of AHI's operations are conducted in the United States, AHI also operates in Asia and the Pacific Rim directly and through a joint venture with a third party and a number of subsidiaries (the "Asian Operations"). The Asian Operations currently account for approximately 20% of AHI's gross revenues on a consolidated basis. Management intends to continue to expand the Asian Operations. The Asian Operations are supervised by Simon Chiang, AHI's Vice President for Asia and the Pacific Rim. From AHI's Miami headquarters, business is conducted through a number of entities controlled by AHI that share employees and office facilities. There are two employees in Hong Kong, one in Shenyang and one in Beijing, and the office space in Beijing and Hong Kong is leased by Pasco-HK. The bulk of the Asian Operations consist of business similar to the core operations conducted by AHI in the United States and Europe. Management intends to expand the Asian Operations to include other lines of business related to aviation.

         AHI conducts its core operations consisting of the purchase, sale and lease of aircraft components and engines in Asia and the Pacific Rim directly and through its majority-owned subsidiary Pasco International Aviation Corp. Ltd., a Hong Kong corporation ("Pasco-HK"). Since its acquisition, Pasco-HK has accounted for approximately 5.7% of AHI's gross revenues on a consolidated basis. The following is a list of some of the major customers of Pasco-HK: Ameco Beijing, Air China Group, China Northern Airlines Sanya Branch, China Sandong Airlines, China Southwest Airlines, China Northwest Airlines, China Shanghai Airlines, China Airlines-Taiwan, HAECO-HK, Cathay Pacific Airlines and Thai Airways.

         Shenyang Northern Aircraft Maintenance & Engineering Co., Ltd. (SYNOR-A) is a Sino-American joint venture company established in November 1997 by PASCO International Aviation Corporation, Inc., a Florida corporation and a subsidiary of AHI ("Pasco-FLA") and China Northern Airlines ("CNA"), one of the largest airlines in China. Pasco-FLA holds a 25% interest in SYNOR-A and CNA holds the remaining 75%. SYNOR-A mainly deals with inspection, repair and recertification of DC9, MD80 and A300-600 components, line replacement units
(LRUs), instruments and avionics. At the same, it represents some of the world's leading original equipment manufacturers for certain items. SYNOR-A is the first Sino-foreign joint venture approved by the Civil Aviation Administration of China in the avionics and accessories repair field. SYNOR-A received all necessary licenses in November 1997 and commenced operations in March 1998.

         Pasco-FLA's total financial commitment to SYNOR-A is $1,000,000. As of February 1, 1999, AHI has funded $600,000 of this total and intends to fund the remaining $400,000 with proceeds from the sale of the Units offered hereby and from internal operations. Under the terms of the joint venture, Pasco-FLA is entitled to certain preferences in any distributions of net income of SYNOR-A. This preference effectively ensures Pasco-FLA that it will recoup its investment in SYNOR-A prior to any regular distributions being made to CNA. Pasco-FLA's role in SYNOR-A is to provide technological advice to SYNOR-A and to promote, market and sell the services of SYNOR-A. Currently, SYNOR-A serves approximately 14 airlines. To date, Pasco-FLA has not received any distributions from SYNOR-A. The initial distribution of income by SYNOR-A is expected in the second quarter of 1999.

         Pasco Financial Services Ltd., Corp., a Hong Kong corporation and majority-owned subsidiary of AHI ("Pasco- Financial"), specializes in providing financing from banks for airlines' aircraft and aviation-related purchases. Pasco-Financial was recently appointed by China Southwest Airlines to act as a financial arranger to work with banks to provide financing for three newly-purchased Boeing B737-800 aircraft which are expected to be delivered in 1999 and 2000. Pasco-Financial has also been appointed by certain airlines to act as their agent for the sale or lease of aircraft on behalf of such airlines. Pasco-Financial was also invited by China Southwest Airlines to arrange the leasing of one of their B757-200 aircraft. To date, AHI has not recognized any revenue from Pasco-Financial.

         China Airlines, located in Taipei, Taiwan, has a sophisticated, quality conscious engine overhaul facility and aircraft maintenance center. Its maintenance base is located in Taipei, Taiwan. Their $150 million investment in facilities, equipment, backshops and support mechanisms was completed in 1997 and is certified by every major aviation regulatory authority in the world. Appointed by China Airlines, Taiwan, AHI, through its majority-owned subsidiaries, Aero-Link Flight Systems Ltd., a Hong Kong corporation, and Aero-Link Flight System, Inc., a Florida corporation (collectively, "Aero-Link"), acts as China Airlines' global marketing representative (except Taiwan region) for promoting China Airlines' aircraft checks, engine repair and overhaul as well as component repair and overhaul business and for bringing China Airlines' technology, expertise and quality to the International Market. To date, AHI has recognized only minimal revenue from Aero-Link.

Revolving Line of Credit

         On August 12, 1998, AHI entered into a Credit Agreement with Comerica Bank ("Comerica") whereby Comerica agreed to extend a revolving line of credit to AHI in an amount not to exceed $3,500,000. The revolving line of credit is intended to fund, if necessary, working capital needs, such as inventory purchases, and, subject to Comerica's approval, strategic acquisitions. The funds advanced to AHI by Comerica are secured by the assets of AHI and may not at any time exceed the sum of (a) 85% of AHI's eligible accounts receivable and
(b) 35% of AHI's eligible inventory. As of March 1, 1999, AHI had an outstanding balance due to Comerica under the revolving line of credit of approximately $1.5 million.

Strategy

         Management believes that AHI can become a low cost leader in the redistribution market, as well as in the inventory management services industry, by combining its managerial experience with increased capital and continuing to build upon its present operations. The essential elements of management's business strategy are:

Internal Growth

         Management's strategy is to increase AHI's operating revenues and operating income through continued customer penetration in its existing markets and expansion into new markets. AHI intends to achieve such growth by continuing to increase the size and scope of its inventory and by continuing to expand its marketing efforts worldwide. AHI will also expand its inventory management, leasing and consignment services to allow its customers to reduce their costs of operations by outsourcing some or all of their inventory management and supply functions and to take advantage of opportunities to maximize the value of their spare parts inventory. AHI seeks to establish and maintain close working relationships with its customers and to become their vendor of choice.

Capitalize on Large Bulk Purchase Opportunities

         Although opportunities to purchase large inventories in bulk in the aircraft spare parts industry cannot be predicted, historically they become available on a regular basis. "Bulk" purchase opportunities arise when airlines, in order to reduce capital requirements, sell large amounts of inventory in a single transaction or when inventories of aircraft spare parts are sold in conjunction with asset sales or bankruptcy proceedings, or when operators upgrade their fleet. In these situations, AHI can obtain large inventories of aircraft spare parts at a lower cost than can ordinarily be obtained by purchasing on an individual basis. This results generally in higher gross margins on sales of such parts. Since inception, AHI has successfully completed approximately eight bulk inventory purchases in excess of $100,000. Management believes that due to the experience of AHI's management, and as a result of additional capital, it will be able to complete an increased number of larger bulk purchases.

Initiate Purchase and Sale of Jet Turbine Engines and Aircraft

         Management believes that with sufficient financial resources, AHI would be in a position to enter the market for the purchase and sale of jet turbine engines and aircraft. This market is extremely competitive and capital intensive. However, management believes that it has the expertise and industry contacts to make prudent purchases, the key to profitability in this market.

Pursue Acquisitions of Complementary Businesses

         Another element of management's strategy involves acquisitions of other companies, assets or product lines that would complement or expand AHI's existing aircraft spare parts redistribution and inventory management services business. Management believes that acquisitions will enable it to achieve economies of scale and expand the product and service lines available to its customers. The Company and AHI are currently evaluating a number of acquisition opportunities. No commitments or binding agreements have been entered into to date and accordingly, no assurance can be given that any of the acquisitions currently being considered will be consummated.

Diversification

         AHI is interested in contracting with manufacturers of specialty products that could provide diversification of AHI's product line. New product distribution agreements will allow AHI to exploit its established network of customers, while providing a value-added service to smaller manufacturers who lack marketing expertise and distribution capabilities. On a cost basis, such contracts prove to be lucrative for AHI, as it is in a position to reap residual commissions without any of the associated product costs or liability. On January 23, 1997, AHI entered into such an agreement with Mirandy Products Ltd., a leading manufacturer of lavatory systems cleaner for aircraft. Management feels that distribution sales of Mirandy's latest product, "Mirabowl," will serve to augment its existing line of products and services. Mirabowl is essentially a lavatory system cleaner and deodorizer that has been designed for flush tank treatment of all types. Mirandy also manufacturers "Super Vinall," a multi-purpose aircraft wash which removes carbon and hydraulic fluid buildup from fuselage areas, degreases aircraft parts and may be used as an interior cleaner for the cabin area. AHI intends to begin active marketing of these products in the near future and has not realized revenues from sales of these products to date. AHI is currently negotiating agreements with other manufacturers whose products relate to aircraft environmental systems and fluid processing systems.

         AHI, as part of its diversification strategy, has also been awarded the opportunity to represent six FAA/JAA approved repair stations throughout specific areas of the world. This representation applies to component, aircraft and engine repair services originating from various national and international customers. Management believes that this opportunity will allow AHI to recognize additional income, receive volume discounts on products and obtain increased recognition in the commercial aviation community, which will enhance overall brand awareness. Management has entered into contracts with additional maintenance providers and intends to pursue additional relationships.

         AHI is also seeking to expand its operations in Asia and the Pacific Rim to include the arrangement of aircraft financing and leasing, aircraft repair and maintenance coordination, technology consulting and the facilitation of contracts and cross-border business arrangements between aviation-related entities from different countries. See "Business - Asian Operations."


Sales and Marketing; Customers

         AHI utilizes twelve inside and outside salespersons and a network of independent representatives in its sales and marketing efforts. The respective Directors of Sales, Marketing and New Business Development provide the synergy and management which is responsible for obtaining new customers and maintaining relationships with existing customers. The majority of AHI's day-to-day sales are accomplished through AHI's inside sales force.

         AHI provides sales and delivery services seven days a week, 24 hours a day. This service is critical to provide support to airline customers which, at any time, may have an aircraft grounded in need of a particular part. AHI's South Florida location, with easy access to Miami International Airport and Fort Lauderdale International Airport, assists AHI in providing reliable and timely delivery of purchased products. This location also provides access to exceptional import and export facilities.

         AHI has over 140 customers, which include aircraft and engine manufacturers, commercial passenger airlines, air cargo carriers, maintenance and repair facilities, original equipment manufacturers and other aircraft parts redistribution companies. During the nine month period ended September 30, 1998, AHI's top 10 customers accounted for approximately 30% of net sales, and one customer accounted for more than 20% of net sales.

Management Information System

         AHI has upgraded its management information systems by acquiring computer hardware and software. AHI's data system is being developed to incorporate state-of-the-art records imaging, archiving, inventory and asset management analysis, financial recordation and other support systems. Management believes that upon full implementation of its data management system, such system will be adequate to manage the requirements of AHI in accordance with its forecasted growth.

Competition

         The aircraft spare parts redistribution market is highly-fragmented. Competition in the redistribution market is generally based on price, availability of product and quality, including traceability. AHI's major competitors include AAR Corp., Aero Controls Corp., Solair, Inc., The Memphis Group and Aviation Sales Company. There is also substantial competition, both domestically and overseas, from smaller, independent dealers who generally participate in niche markets. Several of AHI's competitors have greater financial and other resources.

         The jet turbine engine and jet turbine aircraft market is currently dominated by various financial institutions, such as GE Capital, CIT Group, and International Lease Finance Corp. as well as the major competitors from the spare parts redistribution market. The market also includes many smaller entities who engage in transactions on an infrequent basis.

Government Regulation and Traceability

         The FAA regulates the manufacture, repair and operation of all aircraft, engines and aircraft and engine parts operated in the United States. Its regulations are designed to insure that all aircraft and aviation equipment is continuously maintained in proper condition to ensure safe operation of the aircraft. Similar rules apply in other countries. All aircraft must be maintained under a continuous condition monitoring program and must periodically undergo thorough inspection and maintenance. The inspection, maintenance and repair procedures for the various types of aircraft and equipment are prescribed by regulatory authorities and can be performed only by certified technicians at certified repair facilities. Certification and conformance is required before installation of a part on an aircraft. Presently, whenever necessary with respect to a particular part, AHI utilizes FAA and/or Joint Aviation Authority ("JAA") certified repair stations to repair and certify parts to ensure worldwide marketability. The operations of AHI may in the future be subject to new and more stringent regulatory requirements. In that regard, the company closely monitors the FAA and industry trade groups in an attempt to understand how possible future regulations might impact AHI. See "Risk Factors -- Market Trend" and "Government Regulation."

         An important factor in the aircraft and engine spare parts redistribution market relates to the documentation or traceability that is supplied with an aircraft or engine spare part. AHI requires all of its suppliers to provide adequate documentation as required by the industry and the regulatory agencies. AHI is designing its data management system to image, capture, manage and communicate this documentation.

Employees

         As of September 30, 1998, the Company, exclusive of AHI employees, employed 1 person and AHI employed 28 persons, including two in Hong Kong, one in Shenyang and one in Beijing. None of the Company's employees or AHI's employees are covered by collective bargaining agreements. Management believes that its relations with its employees are good.

Properties

         The Company's executive offices and AHI's offices and warehouse facilities are located in Miami, Florida. These facilities comprise a total of approximately 17,600 square feet. The premises are subject to a lease, under which AHI is the tenant, dated January 1, 1997 and subsequently amended on November 1, 1997, which expires on December 31, 2000, at an annual rental of $78,348 plus pass-through of (1) utilities, (2) increases in real estate taxes,
(3) assessments, (4) increases in insurance and (5) AHI's share of assessments imposed by the industrial park's association. Rent is subject to a cost of living increase adjustment. AHI has two additional one year options to renew. These facilities are adequate for the present and anticipated needs of the Company and AHI. Pasco-HK, a majority-owned subsidiary of AHI, leases office space in Hong Kong at a monthly rental of $2,500 under a two year lease that expires December 31, 1999. Pasco-HK also leases twenty square meters of office space in Beijing at an annual rental of $3,600 under a three year lease that expires November 20, 2001.

Product Liability and Legal Proceedings

         AHI's business exposes it to possible claims for personal injury or death which may result from a failure of aircraft spare parts sold by it. Management takes what it believes are adequate precautions to ensure the quality and traceability of the aircraft parts which it sells. AHI has a director of quality control whose responsibilities include implementation of AHI's quality control system and supervision of the Company's licensed airframe and powerplant inspectors and operations personnel. AHI's President, with over 20 years of experience in the industry, also works with the director of quality control. Parts that require maintenance are submitted to FAA/JAA certified facilities for overhaul and recertification as required. AHI also ensures that all parts received or shipped are accompanied by proper documentation. The director of quality control also supervises AHI's document traceability program. AHI does not carry product liability insurance. See "Risk Factors -- Product Liability" on page 12.

         Neither the Company nor AHI is currently involved in any litigation.

                                   MANAGEMENT

Directors and Executive Officers

         The Directors and executive officers of the Company and AHI, their ages and positions are set forth below:

              Joseph J. Nelson......    49     President, Chief Executive
                                               Officer and Director of AHI
                                               and the Company
              Simon Chiang..........    44     Vice President-Asia and
                                               Pacific Rim Operations of AHI
                                               and Director of AHI and the
                                               Company
              Michael J. Cirillo....    50     Director of AHI and the Company
              Theodore H. Gregor....    47     Director of AHI and the Company
              Joseph F. Janusz......    47     Vice President-Finance and
                                               Chief Financial Officer of AHI

              Joseph J. Nelson has been President, Chief Executive Officer and a Director of AHI since October 1996 and President, Chief Executive Officer and a Director of the Company since August 1998. Prior to October 1996 he was Senior Vice- President of The AGES Group, L.P. ("AGES"), responsible for the operations of four divisions with revenues of approximately $100 million, and held other positions with AGES since October 1990. Prior thereto, Mr. Nelson was with Ryder Corporation attaining the position of Vice President of Sales. Mr. Nelson holds a B.S. degree from DePaul University and an M.B.A. in Finance from Farleigh Dickinson University.

              Simon Chiang has been Vice President of Asia and Pacific Rim Operations and a Director of AHI since February 1998 and has been a Director of the Company since August 1998. From 1986 to 1995, Mr. Chiang was President of Simon International Trading Corp., a company engaged primarily in the import and export of aviation tooling. Mr. Chiang is also the founder and has served as President of Pacific Airlines Support Corp. and of Pasco-Financial. Mr. Chiang holds a B.A. degree from Fu Ren University, Taipei, Taiwan.

              Michael J. Cirillo has been President of The D.A.R. Group, Inc., an investment banking firm and President of CBM Consultants, Inc., a marketing and consulting firm since 1995. From 1987 through 1995 Mr. Cirillo was an officer and director of Flex Resources, Inc., a temporary and permanent employment firm. Mr. Cirillo has been a Director of AHI since June 1997 and a Director of the Company since August 1998. Mr. Cirillo holds a B.S. degree from Farleigh Dickinson University.

              Theodore H. Gregor has been a director of AHI since October 1997 and a director of the Company since August 1998. Since 1972, he has been the President of Aero Kool Corporation, a privately-held company engaged in business as an FAA approved repair facility. Mr. Gregor holds a B.S. degree in Mechanical Engineering from the University of Miami.

              Joseph F. Janusz has been Vice President of Finance and Chief Financial Officer of AHI since June 1, 1997. From March 1996 through May 1997, he was a practicing certified public accountant. From September 1993 through March 1996, Mr. Janusz was the Chief Financial and Operations Officer of Homeshield Industries, Inc. a privately-held manufacturing company. Mr. Janusz received a B.S. degree in Accounting from the University of Florida. He is a member of the American Institute of CPAs, the Florida Institute of CPAs and is a licensed real estate broker in Florida.

              Allen Beni, who may be deemed to have been an organizer of AHI, was the President of Florida West Airlines, Inc., which filed for bankruptcy in the United States Bankruptcy Court for the Southern District of Florida in September 1994.

              The officers of the Company and AHI are elected by the Board of Directors of the Company and AHI, respectively, to serve until their successors are elected and qualified. The Directors are elected at the annual meeting of the stockholders.

              The Company's Certificate of Incorporation and Bylaws and AHI's Certificate of Incorporation and Bylaws provide for the indemnification of, and advancement of expenses to, directors and officers. AHI has also entered into agreements to provide indemnification for its Directors and executive officers.

Committees

Committees

              The Company's Board of Directors has not to date established any committees. The Company's Board of Directors intends to establish an Audit Committee in connection with the listing of its securities on the American Stock Exchange. The Audit Committee will recommend the independent accountants appointed by the Board of Directors to audit the financial statements of AHI, which includes an inspection of the books and accounts of AHI, and will review with such accountants the scope of their audit and their report thereon, including any questions and recommendations that may arise relating to such audit and report of the Company's and AHI's internal accounting and auditing procedures.

Director Compensation

              The Directors of the Company do not receive any compensation for their services as Directors. The Company intends to pay directors of the Company who are not employed by the Company a fee at the rate of $500 for each meeting of the Board of Directors attended and $500 for each committee meeting attended.

              In addition, all Directors of the Company will receive on an annual basis stock option grants under the Stock Option Plan for serving on the Company's Board of Directors. Options to purchase 5,000 shares of Common Stock will be automatically granted to each Director on December 31 of each year, starting December 31, 1999, at an option exercise price equal to the closing bid or sales price of the Common Stock on such date. Additionally, Directors appointed to the Board of Directors of AHI in the future will be granted options to purchase 10,000 shares of Common Stock at an exercise price equal to the closing bid or sales price of the Common Stock on the date of their appointment to the Board of Directors of the Company.

Executive Compensation

              The Company has not paid or accrued any compensation for any of its executive officers during the Company's last three completed fiscal years.

              The following table reflects compensation paid or accrued by AHI and the Company during the indicated fiscal years, which end on August 31 of the indicated year with respect to compensation paid or accrued by AHI and which end on December 31 of the indicated year with respect to compensation paid or accrued by the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                                         All other
  Name and Principal Position           Year           Salary            Bonus           Other(1)       Compensation
---------------------------------   -------------  --------------    -------------    --------------    -----------
Joseph J. Nelson                        1998          160,000           29,999          16,670 (2)          0.00
              President, Chief          1997          160,000           11,153            0.00              0.00
              Executive Officer
              and Director

Simon Chiang                            1998           87,653           21,500            0.00              0.00
              Vice President and
              Director

Joseph F. Janusz                        1998           78,000           14,500          62,500 (3)          0.00
              Vice President-           1997           29,500                0            0.00              0.00
              Finance

(1) Does not include prerequisites and other personal benefits, securities or property if the aggregate amount of such compensation for each of the persons listed did not exceed the lesser of (i) $50,000 or (ii) ten percent of the combined salary and bonus for such person during the applicable year.

(2) Represents 4,000 shares of the Company's common stock granted on August 1, 1998 by the Company's Board of Directors at $4.17 per share. The shares were issued in consideration of services rendered.

(3) Represents 25,000 shares of AHI's common stock granted on June 11, 1998 by AHI's Board of Directors at $2.50 per share. The shares were issued by AHI in consideration of services rendered.

The following table contains information concerning stock options granted to officers and directors through March 1, 1999

                                    % of Total
                   Number of          Options        Exercise
                Options/Warrants     Granted to      or Base
Name                Granted          Employees        Price             Expiration Date
-----------------------------------------------------------------------------------------
Joseph Nelson          50,000          11.9%          2.50              December 23, 2007
Joseph Nelson         200,000          47.5%          2.50              May 30, 2008
Joseph Nelson          25,000           5.9%          2.50              May 30, 2008
Joseph Janusz          20,000           4.8%          2.50              October 28, 2007
Joseph Janusz          20,000           4.8%          2.50              December 23, 2007
Joseph Janusz          15,000           3.6%          2.50              May 30, 2008
Simon Chiang           15,000           3.6%          2.50              February 11, 2008
Simon Chiang           10,000           2.4%          2.50              May 30, 2008
Theodore Gregor        10,000           2.4%          2.50              November 5, 2007

The following table sets forth information regarding the number and value of options held as of March 1, 1999 by the Directors and Officers. No options have been exercised to date.

                                                                   Value of Unexercised
                   Number of Unexercisable Options                  In-the Money Options
                          At March 1, 1999                           At March 1, 1999(1)
Name             Exerciseable          Unexerciseable       Exercisable           Unexerciseable
                 ------------------------------------       ------------------------------------
Joseph Nelson         275,000                    -           481,250.00                     -
Joseph Janusz          55,000                    -            96,250.00                     -
Simon Chiang           15,000               10,000            26,250.00             17,500.00
Theodore Gregor        10,000                    -            17,500.00                     -

-------------
(1) Based on the assumed public offering price of $4.25 per share of Common
    Stock.

Employment Agreements

              The Company and Mr. Nelson have entered into an employment agreement dated as of May 31, 1998 providing for Mr. Nelson's employment as President and Chief Executive Officer of the Company. The agreement has a term of three years and, thereafter, continues on a month-to-month basis. The agreement provides for compensation consisting of (i) annual base compensation of $175,000, (ii) an annual bonus equal to 3% of the pre-tax net income of the Company (exclusive of the pre-tax net income of AHI) and 3% of the pre-tax net income of AHI, and (iii) certain fringe and other employee benefits that are made available to the senior executives of the Company. Pursuant to the agreement, Mr. Nelson was granted options to purchase 200,000 shares of Common Stock at a price of $2.50 per share. The options are fully vested and expire on May 31, 2003. In the event of a change in control of the Company other than one approved by the Company's Board of Directors or in the event that Mr. Nelson's employment is terminated by the Company for any reason other than his death or disability or for "cause" (as defined in the agreement), Mr. Nelson will be entitled to receive a lump sum payment equal to his annual base compensation multiplied by three. In the event of Mr. Nelson's death or disability, Mr. Nelson or his estate shall receive Mr. Nelson's base compensation for 24 months or the remainder of the term of the agreement, whichever is shorter.

              AHI and Simon Chiang have entered into an employment agreement dated as of February 12, 1998 providing for Mr. Chiang's employment as Vice President of AHI. The agreement has a term of three years and thereafter continues on a month-to-month basis. The agreement provides for compensation consisting of (i) annual base compensation of $95,000, (ii) an annual graduated bonus based on a percentage of AHI's net sales from business conducted within China (0% of first $1.5 million; 1% of next $1 million; 2% of next $1.5 million; 3% of next $1.5 million; and 4% of net sales in excess of $5.5 million), and
(iii) certain fringe and other employee benefits that are made available to similarly situated executives of AHI. Pursuant to the agreement, Mr. Chiang was granted options, under AHI's Stock Option Plan, to purchase 15,000 shares of AHI common stock at a price of $2.50 per share. The options vest at the rate of 5,000 per year. In the event that Mr. Chiang's employment is terminated by AHI for any reason other than his death or disability or for "cause" (as defined in the agreement), Mr. Chiang will be entitled to receive any bonus due to the date of such event and his annual base compensation for the unexpired term of the agreement. In the event of Mr. Chiang's death, his estate shall be entitled to receive Mr. Chiang's base compensation for sixty days.

              AHI and Joseph F. Janusz have entered into an employment agreement dated as of October 13, 1997 pursuant to which Mr. Janusz serves as Chief Financial Officer of AHI. The agreement has a term of two years and provides for
(i) annual base compensation of $78,000, (ii) an annual bonus, and (iii) benefits consistent with AHI's then current policies and reasonable expense reimbursement. Pursuant to the agreement, Mr. Janusz was granted, under AHI's Stock Option Plan, options to purchase 20,000 shares of AHI Common Stock. In the event that Mr. Janusz's employment is terminated by AHI for reasons other than his death or permanent disability or for "cause" (as definition the agreement),

Mr. Janusz will be entitled to receive his annual base compensation for 12 months or the remainder of the term of the agreement, whichever is shorter. In the event that Mr. Janusz's employment is terminated for disability, Mr. Janusz shall be entitled to receive his base compensation for ninety days. In the event of Mr. Janusz's death, his estate shall be entitled to receive Mr. Janusz's base compensation for sixty days. The agreement provides that AHI will require any successor to all or substantially all of the business or assets of AHI to assume AHI's obligations under the agreement.

Stock Option Plan

              On September 1, 1997, the Board of Directors of AHI adopted a Stock Option Plan which was superseded, effective March 1, 1999, by a Stock Option Plan of the Company (the "Plan"). This Plan provides for the grant of Incentive Stock Options, Non-qualified Stock options and Stock Appreciation Rights to employees selected by the Board of Directors of the Company, or Compensation Committee. The Plan also sets forth applicable rules and regulations for stock options granted to non-employee directors. To date, 220,750 options have been granted under the Plan, replacing the same number of options granted under the predecessor plan, including 75,000 to Mr. Nelson, 25,000 to Mr. Chiang, 10,000 to Mr. Gregor and 55,000 to Mr. Janusz. The Plan is subject to stockholder approval and will be submitted to the stockholders at the Company's annual meeting in 1999.

                             PRINCIPAL STOCKHOLDERS

              The following table sets forth certain information regarding the beneficial ownership of the Common Stock (including common stock acquirable within 60 days pursuant to options, warrants, conversion privileges or other rights) of the Company as of March 1, 1999 (i) by each of the Company's directors, (ii) all executive officers and directors as a group, and (iii) all persons known by the Company to own beneficially more than 5% of the Company's Common Stock.

                                                                             PERCENT
NAME                                            SHARES         BEFORE OFFERING      AFTER OFFERING
----                                            ------         ---------------      --------------
Joseph J.  Nelson (1) (2)                       475,800             10.6                 7.9

Joseph F. Janusz (1) (3)                         55,000              1.3                 1.0

Simon Chiang (1) (4)                            187,123              4.2                 3.1

Michael J.  Cirillo (1) (5)                      30,000              0.7                 0.5

Theodore H.  Gregor (6)                          10,000              0.2                 0.2
1495 Southeast 10th Avenue
Hialeach, FL 33010

APP Investments, Inc.                           951,000             21.2                15.9
401 City Avenue, Suite 725
Bala Cynwyd, PA  19004

Argaman, Inc. (7)                               600,000             13.3                10.0
M.S.A. Trust Company, Ltd., Co.
Daniel Frisch Street
64731 Tel Aviv, Israel

All officers and directors
 as a group (2) (3) (4) (7)                     782,923             17.7                13.1


(1) The addresses for Messrs. Nelson Janusz, Chiang and Cirillo are c/o Aviation Holdings Group, Inc., 15675 N.W. 15th Avenue, Miami, Florida 33169

(2)   Includes 275,000 shares subject to options presently exercisable.

(3)   Includes 55,000 shares subject to options presently exercisable.

(4) Includes 55,556 shares held by Ann Chiang, Mr. Chiang's wife. Also includes 15,000 shares subject to options presently exercisable.

(5) Includes 30,000 shares of common stock owned by the D.A.R. Group, Inc. of which Mr. Cirillo is the President.

(6)   Includes 10,000 shares subject to options presently exercisable.

(7)   Includes warrants to purchase 100,000 shares of common stock.

(8)   Does not include exercise of the underwriter's over-allotment option.

                              CERTAIN TRANSACTIONS


     Effective October 1, 1996, AHI sold 600,000 shares of its Common Stock to Jet Avionics Systems, Inc. ("Jet Avionics") in consideration of a promissory note in the principal amount of $175,000, payable on demand, together with accrued interest at the applicable federal rate. AHI also entered into a Consignment Agreement with Jet Avionics, whereby AHI agreed to sell certain inventory of technical spares for the benefit of AHI and Jet Avionics. The Consignment Agreement was for a period of one year and provided for the delivery of inventory by Jet Avionics to AHI and the storage by AHI, on a segregated basis, of such inventory. Title to such inventory remained with Jet Avionics until sale to a third party, at which time title passed to AHI and then to the third party. AHI insured the inventory. The Consignment Agreement provided that AHI retained 25% of the selling price of the inventory and remitted the balance of 75% to Jet Avionics. Jet Avionics certified that each item of inventory covered by the Agreement was maintained by an FAA approved source and was properly documented. Pursuant to such Consignment Agreement, AHI sold to third parties certain of the consignment inventory for approximately $452,000 and owed Jet Avionics $303,000 after giving effect to a $36,000 payment.

     On August 29, 1997, AHI and Jet Avionics entered into a Consignment Cancellation and Purchase Agreement whereby (i) Jet Avionics canceled the debt of $303,000 and (ii) AHI purchased the remaining consignment inventory with a value of approximately $336,000 from Jet Avionics all in exchange for 230,000 shares of AHI's Common Stock, $4,000 in cash, and the cancellation of $175,000 of indebtedness of Jet Avionics to AHI. The President and sole shareholder of Jet Avionics is Sharon Taoz, the daughter of Allen Beni. Ms. Taoz was employed by AHI, as an account executive, from October 3, 1996 through August 31, 1997 and was paid $37,000. From October 3, 1996 through October 2, 1997, Mr. Beni served in a non-executive capacity as Vice President of Special Projects pursuant to an employment agreement. Mr. Beni's activities involved sales promotion and the pursuit of inventory purchase opportunities. During this period of time, Mr. Beni was paid $88,615 for services rendered. On October 2, 1997, Mr. Beni and AHI terminated the aforementioned employment agreement and entered into a one (1) year Consulting Agreement. This Consulting Agreement provided for a monthly retainer of $4,000 and a commission of 15% which may be earned based upon sales or purchases introduced by Mr. Beni to the Company. Mr. Beni also owns an equity interest in the lessor of the Company's facilities. See "Management -- Directors, Executive Officers and Promoters." The Consulting Agreement was terminated in February 1998.

     On October 3, 1996, AHI sold 70,000 shares of its Common Stock to IP Services, Inc. ("IP") for $24,510. IP is an affiliate of Howard M. Appel. During 1996 FAC Enterprises, Inc. ("FAC"), an affiliate of Mr. Appel, loaned AHI aggregate of $325,000. During the year, AHI repaid $125,000. The balance of $200,000 was repaid on August 29, 1997 through the issuance of 100,000 shares of AHI Common Stock. FAC was also issued 7,500 shares for advisory services rendered. Mr. Appel may be deemed to have been an organizer of AHI.

     On November 1, 1996, AHI sold 192,000 shares of its Common Stock to Joseph
J. Nelson in consideration of a promissory note in the principal amount of $80,000 payable on demand, which note remains outstanding. The note bears interest at the applicable federal rate.

     On November 14, 1996, AHI entered into a contract with Fersam International Ltd. ("Fersam") for the purchase of a one-half interest in a CAE Electronics Ltd. Sigma six (6) axis DC-10 simulator (the "DC-10 simulator"). In consideration for the purchase of this interest, AHI paid $125,000 in cash and issued 40,000 shares of AHI Common Stock valued at $100,000. On March 28, 1997, AHI entered into another contract with Fersam for the purchase of one (1) Novoview 2000 Visual Support System, Simulator Spare Parts Package and Maintenance Training Data Package to be used in connection with the DC-10 simulator. In consideration of and as payment for the purchase of these assets, AHI issued 200,000 shares of AHI Common Stock valued at $500,000.

     On March 27, 1997, Silvertown International Corp. ("Silvertown") loaned AHI $120,000. This loan was evidenced by a promissory note payable to Silvertown, due on June 27, 1997, together with interest at 6% per annum. In consideration for this unsecured loan, AHI issued to Silvertown 4,800 shares of AHI Common Stock. This note was extended for an additional three (3) months. On May 12, 1997, Silvertown loaned AHI $250,000. This loan was evidenced by a promissory note payable to Silvertown, due on or about July 27, 1997, together with interest at 6% per annum. In consideration for this unsecured loan, AHI issued to Silvertown 10,000 shares of AHI Common Stock. On August 29, 1997, AHI satisfied the principal amounts of these promissory notes through the issuance of 185,000 shares of AHI Common Stock to Silvertown.

     On May 23, 1997, Joseph Laura loaned $500,000 to AHI. This loan was evidenced by a promissory note payable to Mr. Laura, due on the earlier of May 31, 1998 or AHI obtaining equity financing in excess of $1,000,000, together with interest at 12% per annum. AHI satisfied the principal amount of this note through the issuance of 250,000 shares of Common Stock to Mr.
Laura on August 29, 1997.

     On May 30, 1997, The D.A.R. Group, Inc., an affiliate of Michael J. Cirillo, a director of AHI, was issued 200,000 shares of AHI Common Stock, for $200. On June 1, 1997, The D.A.R. Group, Inc., was issued warrants to purchase 950,000 shares of AHI Common Stock for a fee in connection with advice concerning the formation, capitalization and structure of Schuylkill Acquisition Corp. See "Description of Securities."

     On February 12, 1998, AHI consummated a transaction whereby AHI acquired all or a majority of the outstanding capital stock of a number of companies controlled by Simon Chiang in return for 150,000 shares of AHI Common Stock. The entities acquired are as follows: 100% of the capital stock of PASCO International Aviation Corp., a Florida corporation; 90% of the capital stock of PASCO International Aviation Corp. Limited, a Hong Kong Corporation; 80% of the capital stock of PASCO Financial Services Limited, a Hong Kong corporation; and 100% of the capital stock of Aero-Link Flight Systems Limited, a Hong Kong Corporation. Simultaneously with the aforementioned transactions, AHI and Mr. Chiang entered into an employment agreement pursuant to which Mr. Chiang serves as AHI's Vice President for Asia and the Pacific Rim Operations. See "Management
- Employment Agreements."

     On October 15, 1998, Nancy Plotkin and the John G. Jacobs Trust loaned an aggregate of $250,000 to the Company. These loans were evidenced by promissory notes due March 15, 1999 (subject to extension by the Company to May 15, 1999), bear interest at 10% per annum and are secured by the pledge of 51% of the outstanding stock of AHI. As additional consideration for the loans, the Company issued 20,000 shares of its common stock to Nancy Plotkin and 5,000 shares of its common stock to the John G. Jacobs Trust.

     In March, 1999, the Company purchased 600,000 shares of AHI common stock from Argaman, Inc. ("Argaman") in exchange for 500,000 shares of the Company's common stock and a warrant to purchase an additional 100,000 shares at an exercise price of $3.75 per share.


                            DESCRIPTION OF SECURITIES
General

     The Company is authorized to issue 20,000,000 shares of Common Stock, $.0001 par value per share, of which 3,974,815 shares were outstanding as of March 1, 1999. An additional 750,000 shares of Common Stock are reserved for issuance pursuant to the Company's Stock Option Plan.

     Within the limits and restrictions contained in the Certificate of Incorporation, the Board of Directors has the authority, without further action by the stockholders, to issue up to 2,000,000 shares of Preferred Stock, $.0001 par value per share (the "Preferred Stock"), in one or more series, and to fix, as to any such series, the dividend rate, redemption prices, preferences on liquidation or dissolution, sinking fund terms, if any, conversion rights, voting rights, and any other preferences or special rights and qualifications. As of the date hereof, the Company has no Preferred Stock issued and outstanding.

     Shares of Preferred Stock issued by the Board of Directors could be utilized, under certain circumstances, to make an attempt to gain control of the Company more difficult or time consuming. For example, shares of Preferred Stock could be issued with certain rights which might have the effect of diluting the percentage of Common Stock owned by a significant stockholder or issued to purchasers who might side with management in opposing a takeover bid which the Board of Directors determines is not in the best interests of the Company and its stockholders. This provision may be viewed as having possible anti-takeover effects. A takeover transaction frequently affords stockholders the opportunity to sell their shares at a premium over current market prices. The Board of Directors has not authorized any series of Preferred Stock, and there are no agreements, understandings or plans for the issuance of any Preferred Stock.

Units

     Each Unit offered hereby consists of two shares of Common Stock. The two shares of Common Stock that make up each unit may not be separated or sold separately until twelve months after the date of issuance by the Company.

Common Stock

     Holders of Common Stock have equal rights to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. Holders of Common Stock have one vote for each share held of record and do not have cumulative voting rights.

     Holders of Common Stock are entitled upon liquidation of the Company to share ratably in the net assets available for distribution, subject to the rights, if any, of holders of any preferred stock then outstanding. Shares of Common Stock are not redeemable and have no preemptive or similar rights. All outstanding shares of Common Stock are fully paid and non-assessable.

Outstanding Warrants

     Certain warrants to purchase 1,000,000 shares of AHI common stock (the "AHI Warrants") were issued in June 1, 1997 in connection with the organization of AHI, including warrants to purchase 950,000 shares issued to D.A.R. Group, Inc., of which Michael J. Cirillo is the principal. Each Warrant entitles the holder to purchase one share of AHI Common Stock at an exercise price of $4.50 until June 30, 2002. The Warrants are redeemable by AHI at $.05 upon the occurrence of both of the following events: (a) the listing of the AHI's shares of common stock on a securities exchange and (b) AHI's common stock trading in excess of $5.25 per share for a ten day period.

     On March 4, 1999, the Company issued to Argaman, Inc. a warrant (the "AHG Warrant') to purchase up to 100,000 shares of the Company's Common Stock at an exercise price of $3.75 per share until March 4, 2002.

     The AHI Warrants and the AHG Warrant provide for adjustment of the exercise price and for a change in the number of shares issuable upon exercise to protect holders against dilution in the event of a stock dividend, stock split, combination or reclassification of AHI or AHG Common Stock, as the case may be. The AHI Warrants and the AHG Warrant may be exercised upon surrender of the Warrant Certificate on or prior to the expiration date (or earlier redemption date) of such warrant at the offices of AHI's or AHG's transfer agent, as the case may be, with the form of "Election to Purchase" completed and executed as indicated, accompanied by payment of the full exercise price (by certified or bank check, payable to the order of AHI) for the number of shares with respect to which the warrant is being exercised. Shares issued upon exercise of warrants and paid for in accordance with the terms of the warrants will be fully paid and nonassessable.

     The warrants do not confer upon the holder thereof any voting or other rights of a stockholder.

Transfer Agent

     StockTrans, Inc., 7 East Lancaster Avenue, Ardmore, Pennsylvania 19003, serves as transfer agent for the Common Stock of AHI and the Company.

                                  UNDERWRITING

     Silver Capital Group, a division of LCP Capital (the "Underwriter") has agreed, subject to the terms and conditions contained in an underwriting agreement (the "Underwriting Agreement") to purchase from the Company the 750,000 Units offered hereby at the offering price less the underwriting discount set forth on the cover page of the Prospectus. The Units being offered for sale by the Company are hereinafter sometimes referred to as the "Securities." The Underwriter is committed to purchase all of such Securities, if any are purchased.

     The Underwriter has advised the Company that it proposes to offer the Securities to the public at the public offering prices set forth on the cover page of this Prospectus, and to certain securities dealers at such price less a concession of not more than $_____ per Unit, and that the Underwriter and such dealers may reallot to other dealers, including the Underwriter, a discount not in excess of $_______ per Unit. After this offering, the public offering price and concessions and discounts may be changed by the Underwriter. No reduction in such terms will change the amount of proceeds to be received by the Company as set forth on the cover page of this Prospectus.

     The Company has granted an option to the Underwriter, exercisable for a period of 30 days after the date of this Prospectus, to purchase up to an additional 75,000 Units from the Company at the public offering prices set forth on the cover page of this Prospectus less the underwriting discounts and commissions. The Underwriter may exercise this option only for the purpose of covering over-allotments, if any.

     The Underwriting Agreement provides that the Company will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.

     The Company, its executive officers and Directors have agreed not to, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any shares of Common Stock, Units or other capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, any shares of Common Stock or other capital stock of the Company or any right to purchase or acquire Common Stock or other capital stock of the Company for a period of 360 days after the date of this Prospectus without the prior written consent of the Underwriter, except for options granted pursuant to the Company's Stock Option Plan. The Underwriter may, in its sole discretion, at any time and without prior notice, release all shares or any portion thereof subject to such lock-up agreements.

     The public offering prices for the Common Stock and the Units have been determined through negotiations between the Company and the Underwriter. Among the factors considered in making such determination will be prevailing market conditions, the Company's financial and operating history and condition, its prospects and the prospects of the industry in general, the management of the Company, and the market prices of securities for companies in businesses similar to that of the Company. The offering prices of the Securities do not necessarily bear any relationship to the assets, book value, net worth or earnings history of the Company. The offering price of the Securities should not necessarily be considered an indication of the actual value of the Securities.

     In connection with the offering of the Securities, the Underwriter and its affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock or the Units. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock for the purpose of stabilizing its market price. The Underwriter also may create a short position for the account of the Underwriter by selling more Common Stock in connection with the offering than they are committed to purchase from the Company, and in such case may purchase Common Stock in the open market following completion of the offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position, up to 75,000 shares of Common stock, by exercising the Underwriter's over-allotment option referred to previously. Any of the transactions described in this paragraph may result in the maintenance of the price for the Common Stock or the Units at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph are required and, if they are undertaken, then they may be discontinued at any time.

     The Underwriter has been actively engaged in the securities brokerage and investment banking business since _____________. However, the Underwriter has engaged in only limited underwriting activities, and the Underwriter has not previously been a lead underwriter in any public offerings. Accordingly, there can be no assurance that the Underwriter's lack of public offering experience will not affect the proposed public offering of the Units or the Common Stock or the subsequent development of a trading market for the Common Stock. Therefore, purchasers of the units or shares of common stock offered hereby may suffer a lack of liquidity in their investment or a material diminution of the value of their investments. See "Risk Factors - Risks Related to the Offering - Underwriter's Limited Underwriting Experience."


                                  LEGAL MATTERS

     The validity of the Common Stock offered hereby will passed upon for the Company by Klehr, Harrison, Harvey, Branzburg & Ellers LLP, Philadelphia, Pennsylvania, and for the Underwriter by ___________________.


                                     EXPERTS

     The financial statements of the Company for the fiscal year ended December 31, 1997 included in this Prospectus have been audited by L J Soldinger Associates certified public accountants, and are included herein in reliance upon the authority of said firm as experts on accounting and auditing.

                          Aviation Holdings Group, Inc.
                          (A Development Stage Entity)

                            Financial Statements and
                          Independent Auditors' Report

                     Years Ended December 31, 1997 and 1996

                          Aviation Holdings Group, Inc.


                        INDEX TO THE FINANCIAL STATEMENTS


                                                                           Page

AVIATION HOLDINGS GROUP, INC. FINANCIAL STATEMENTS
        Independent Auditors' Report                                        F2
        Consolidated Balance Sheets as of December 31, 1997
         and September 30, 1998 (Unaudited)                                 F3
        Consolidated Statements of Operation for the Years
         Ended December 31, 1996 and 1997 and for the
         Nine Months Ended September 30, 1997 and 1998 (Unaudited)          F5
        Consolidated Statements of Changes in Stockholders' Equity
         for the Years Ended December 31, 1996 and 1997 and for the
         Nine Months Ended September 30, 1998 (Unaudited)                   F6
        Consolidated Statements of Cash Flows for the Years Ended
         December 31, 1996 and 1997 and for the Nine Months Ended
         September 30, 1997 and 1998 (Unaudited)                            F7
        Notes to Financial Statements                                       F9

JET AVIATION TRADING, INC.
        Independent Auditors' Report                                        F23
        Balance Sheet as of August 31, 1997                                 F24
        Statement of Income, October 3, 1996 (Date of Inception)
         to August 31, 1997                                                 F25
        Statement of Changes in Stockholders' Equity, October 3, 1996
        (Date of Inception) to August 31, 1997                              F26
        Statement of Cash Flows October 3, 1996 (Date of Inception)
         to August 31, 1997                                                 F27
        Notes to Financial Statements                                       F28

UNAUDITED AVIATION HOLDINGS INTERNATIONAL, INC. FINANCIAL STATEMENTS
        Condensed Consolidated Balance Sheet as of May 31, 1998             F36
        Condensed Consolidated Statements of Operations and
         Accumulated Deficit For the Periods October 3, 1996
         (Date of Inception) Through May 31, 1997 and the Nine Months
         Ended May 31, 1998                                                 F38
        Condensed Consolidated Statements of Cash Flows For the Periods
         October 3, 1996 (Date of Inception)Through May 31, 1997 and
         the Nine Months Ended May 31, 1998                                 F39
        Notes to Interim Financial Statements                               F40

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED
   FINANCIAL STATEMENTS
        Pro Forma Condensed Consolidated Combined Statement of
         Operations for the Year Ended December 31, 1997                    P2
        Pro Forma Condensed Consolidated Combined Statement of
         Operations for the Nine Months Ended September 30, 1998            P3
        Notes to Unaudited Pro Forma Condensed Consolidated
         Combined Financial Statements                                      P4

                          INDEPENDENT AUDITORS' REPORT




To the Stockholders and Board of Directors
Aviation Holdings Group, Inc.
Bala Cynwyd, PA


We have audited the accompanying consolidated balance sheet of Aviation Holdings Group, Inc. (the "Company") as of December 31, 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Aviation Holdings Group, Inc. as of December 31, 1997, and the consolidated results of its operations, changes in stockholders' equity and cash flows for the years ended December 31, 1997 and 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 3 to the financial statements, the Company's dependence on outside financing and its inability to consummate a business combination to date raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

L J SOLDINGER ASSOCIATES




Arlington Heights, Illinois

February 25, 1998
(except for Note 5 as to which
the date is May 21, 1998 and
Note 14 as to which the date
is August 31, 1998)

                          AVIATION HOLDINGS GROUP, INC.
                           Consolidated Balance Sheets

                                     ASSETS

                                                                       December 31,      September 30,
                                                                            1997             1998
                                                                      --------------    ---------------
                                                                                          (Unaudited)
Current Assets
   Cash                                                                 $  2,175         $  254,994
   Trade receivables (Net of allowance for doubtful
      accounts of  $151,000 on September 30, 1998)                             -          2,636,964
   Inventory                                                                   -          2,718,381
   Interest receivable                                                     6,740                  -
   Interest receivable from stockholder - related party                        -             19,951
   Prepaid expenses                                                        2,957            191,104
   Deferred tax benefit                                                        -              4,000
                                                                        --------         ----------

              Total Current Assets                                        11,872          5,825,394
                                                                        --------         ----------

   Property and Equipment, Net                                                 -            288,591
                                                                        --------         ----------

   Other Assets
   Investment in joint venture                                                 -            417,434
   Deposits                                                                    -             17,382
        Note receivable (Net of valuation allowance of $0 at
      December 31 and $593,410 at September 30)                          940,000            940,000
   Intangibles                                                                 -            360,162
   Deferred offering costs                                                10,673             55,000
                                                                        --------         ----------
           Total Other Assets                                            950,673          1,789,978
                                                                        --------         ----------

Total Assets                                                            $962,545         $7,903,963
                                                                        ========         ==========

                     The accompanying notes are an integral
                       part of the financial statements.

                          AVIATION HOLDINGS GROUP, INC.
                           Consolidated Balance Sheets

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                            December 31,      September 30,
                                                                                 1997             1998
                                                                           --------------    ---------------
                                                                                               (Unaudited)
    Short-term borrowings - bank                                             $      -         $  675,000
    Current portion of long-term debt                                               -              3,223
    Accounts payable                                                                -          2,220,246
    Advances from stockholders                                                      -            841,737
         Advances from stockholder - related party                                  -             42,493
    Accrued expenses                                                            8,000            312,791
    Accrued offering costs                                                     40,000                  -
                                                                             --------         ----------

             Total Current Liabilities                                         48,000          4,095,490
                                                                             --------         ----------

    Noncurrent Liabilities
    Long-term debt, net of current portion                                          -             14,034
    Deferred income taxes                                                           -              2,000
                                                                             --------         ----------

       Total Noncurrent Liabilities                                                 -             16,034
                                                                             --------         ----------

       Total Liabilities                                                       48,000          4,111,524
                                                                             --------         ----------

       Minority Interest                                                            -          1,079,852
                                                                             --------         ----------

       Commitments and Contingencies

       Stockholders' Equity
    Preferred stock; no par value; At December 31, 1997
       authorized - 20,000,000 shares; issued - none.
       At September 30, 1998 authorized -2,000,000; issued - none.
    Common stock; $.0001 par value; At December 31, 1997 authorized -
       150,000,000 shares; issued and outstanding - 2,350,000 shares
       At September 30, 1998 authorized - 18,000,000 shares; issued
       and outstanding - 3,449,815.                                               235                345
    Additional paid-in capital                                              1,009,617          3,939,277
    Less subsidiary stock subscription receivable - related parties                 -           (280,000)
    Accumulated deficit                                                       (95,307)          (947,035)
                                                                             --------         ----------


       Total Stockholders' Equity                                             914,545          2,712,587
                                                                             --------         ----------

       Total Liabilities and Stockholders' Equity                            $962,545         $7,903,963
                                                                             ========         ==========






                     The accompanying notes are an integral
                       part of the financial statements.

                          AVIATION HOLDINGS GROUP, INC.
                      Consolidated Statements of Operations


                                                                                                   Nine Months Ended
                                                            Year Ended December 31,                  September 30,
                                                        --------------------------------    ------------------------------
                                                           1996            1997                  1997             1998
                                                        ---------       ---------           --------------   -------------
                                                                                             (Unaudited)      (Unaudited)
Net Sales                                               $      -       $        -              $      -         5,094,931

Cost of Goods Sold                                             -                -                     -         3,898,257
                                                        --------       ----------              --------         ---------

Gross Profit                                                   -                -                     -         1,196,674

                                                        --------       ----------              --------         ---------

Operating Expenses
    Salaries and wages                                         -                -                     -           532,950
    General and administrative                                 -           15,950                 8,125         1,157,850
    Professional fees                                          -           48,227                     -           408,713
                                                        --------       ----------              --------         ---------

    Total Operating Expenses                                   -           64,177                 8,125         2,099,513
                                                        --------       ----------              --------         ---------

    Loss from Operations                                       -          (64,177)               (8,125)         (902,839)

    Other Income                                               -            6,740                     -            65,786
                                                        --------       ----------              --------         ---------

    Loss Before Income Taxes and Minority Interest             -          (57,437)               (8,125)         (837,053)
                                                        --------       ----------              --------         ---------

    Income Tax (Expense) Benefit
    Current                                                    -                -                     -            62,354
    Deferred                                                   -                -                     -           (73,889)
                                                        --------       ----------              --------         ---------

    Total Income Tax Expense                                   -                -                     -           (11,535)
                                                        --------       ----------              --------         ---------

    Loss Before Minority Interest                              -          (57,437)               (8,125)         (848,588)

    Minority Interest                                          -                -                     -            (3,140)
                                                        --------       ----------              --------         ---------

    Net Loss                                            $      -       $  (57,437)             $ (8,125)        $(851,728)
                                                        ========       ==========              ========         =========

    Basic and Diluted Loss Per Common Share             $      -       $    (0.06)             $  (0.01)        $   (0.29)
                                                        ========       ==========              ========         =========

    Weighted Average Number of Common Shares
      Outstanding:                                       637,000        1,046,235               805,498         2,889,299
                                                        ========       ==========              ========         =========







                     The accompanying notes are an integral
                        part of the financial statements.

                          AVIATION HOLDINGS GROUP, INC.
           Consolidated Statements of Changes in Stockholders' Equity



                                                          Common Stock         Additional          Stock
                                                     ---------------------       Paid-In        Subscription       Accumulated
                                                       Shares       Amount       Capital         Receivable          Deficit
                                                     ---------     -------     ----------       -----------        ----------
Balances as of December 31, 1995                       637,000      $ 64       $   30,599                -         $ (37,870)
Net loss                                                     -         -                -                -                 -
                                                     ---------      ----       ----------        ---------         ---------
Balances as of December 31, 1996                       637,000        64           30,599                -           (37,870)

Common stock issued for services -
      related party                                  1,000,000       100              900                -                 -
Cancellation of common stock                           (87,000)       (9)               9                -                 -
Common stock issued for cash                           800,000        80          999,920                -                 -
Liabilities paid or forgiven by
    stockholder - related party                              -         -           24,332                -                 -
    Offering costs                                           -         -          (46,143)               -                 -
    Net loss                                                 -         -                -                -           (57,437)
                                                     ---------      ----       ----------        ---------         ---------
    Balances as of December 31, 1997                 2,350,000       235        1,009,617                -           (95,307)

    Common stock issued in the Aviation
        Holdings, International Inc.
        acquisition                                  1,095,815       110        2,912,990                -                 -
    Stock subscription receivable from officers
    subsidiary stock - related parties                       -         -                -         (280,000)                -
    Common stock issued to officer -
          related party                                  4,000         -           16,670                -                 -
    Net loss                                                 -         -                -                -          (851,728)
                                                     ---------      ----       ----------        ---------         ---------
    Balances as of September 30, 1998
    (unaudited)                                      3,449,815      $345       $3,939,277        $(280,000)        $(947,035)
                                                     =========      ====       ==========        =========         =========











                     The accompanying notes are an integral
                       part of the financial statements.

                          AVIATION HOLDINGS GROUP, INC.
                      Consolidated Statements of Cash Flows

                                                                                                    Nine Months Ended
                                                             Year Ended December 31,                  September 30,
                                                         --------------------------------    -----------------------------
                                                              1996              1997              1997             1998
                                                         --------------    --------------    --------------   ------------
                                                                                              (Unaudited)      (Unaudited)
Cash Flows from Operating Activities
    Net Loss                                             $       -            $(57,437)         $(8,125)         $(851,728)
    Adjustments to reconcile net loss to net cash
      provided by (used in) operating activities
       Common stock issued for services - related parties        -               1,000            1,000             32,295
       Minority interest                                         -                   -                -              3,140
       Earnings of joint venture                                 -                   -                -             (5,057)
       Depreciation and amortization                             -                   -                -             28,023
       Provision for bad debts                                   -                   -                -            632,410
       Reserve for obsolete inventory                            -                   -                -             39,000
       Liability paid on behalf of Company by
          stockholder - related party                            -              10,000                -                  -
       Liability forgiven by stockholder - related party         -              14,332                -                  -
       Expensed deferred acquisition costs                       -                   -                -             10,673
       Deferred income taxes                                     -                   -                -            120,000
       Change in assets and liabilities                          -                   -                -                  -
            Increase in
              Trade receivables                                  -                   -                -           (684,664)
              Inventory                                          -                   -                -            (84,046)
              Interest receivable                                -              (6,740)               -            (58,475)
              Prepaid expenses                                   -              (2,957)               -           (138,472)
            Increase (decrease) in
              Due to stockholder - related party                 -              (7,207)           7,125                  -
              Accounts payable                                   -                   -                -            257,820
              Accrued expenses                                   -               8,000                -           (156,916)
              Income taxes payable                               -                   -                -            (25,000)
                                                         ----------           --------          -------          ---------
                  Total Adjustments                              -              16,428            8,125            (29,269)
                                                         ----------           --------          -------          ---------
Net Cash Used in Operating Activities                            -             (41,009)               -           (880,997)
                                                         ----------           --------          -------          ---------
Cash Flows from Investing Activities
    Note receivable                                              -            (940,000)               -           (535,100)
    Purchases of equipment                                       -                   -                -            (55,830)
    Investment in subsidiary                                     -                   -                -           (100,000)
Cash acquired in Aviation Holdings International
       Inc. acquisition                                          -                   -                -            582,435
    Investment in joint venture                                  -                   -                -           (200,000)
    Payments for deferred acquisition costs                      -             (10,673)               -                  -
                                                         ----------           --------          -------          ---------
Net Cash Used in Investing Activities                            -            (950,673)               -           (308,495)
                                                         ----------           --------          -------          ---------






                     The accompanying notes are an integral
                       part of the financial statements.

                          AVIATION HOLDINGS GROUP, INC.
                      Consolidated Statements of Cash Flows

                                                                                                    Nine Months Ended
                                                             Year Ended December 31,                  September 30,
                                                         --------------------------------    -----------------------------
                                                              1996              1997              1997             1998
                                                         --------------    --------------    --------------   ------------
                                                                                              (Unaudited)      (Unaudited)
Cash Flows From Financing Activities
    Proceeds from bank line of credit                    $                    $                 $     -          $ 675,000
    Principal payments on long-term debt                          -                  -                -             (1,409)
    Payments for deferred offering costs                          -                  -                -            (55,778)
    Advances from stockholders                                    -                  -                -            824,498
    Proceeds from sale of stock, net of
      offering costs paid in 1997                                 -            993,857                -                  -
                                                         ----------           --------          -------          ---------

Net Cash Provided by Financing Activities                         -            993,857                -          1,442,311
                                                         ----------           --------          -------          ---------

Net Increase in Cash                                              -              2,175                -            252,819


Cash, Beginning of Period                                         -                  -                -              2,175
                                                         ----------           --------          -------          ---------

Cash, End of Period                                      $        -           $  2,175          $     -          $ 254,994
                                                         ==========           ========          =======          =========

Cash Paid for Interest and Income Taxes
    Interest                                                      -                  -                -              2,992
                                                         ==========           ========          =======          =========
    Income Taxes                                                  -                  -                -             20,815
                                                         ==========           ========          =======          =========







                     The accompanying notes are an integral
                        part of the financial statements.

                          Aviation Holdings Group, Inc.
                          Notes to Financial Statements


NOTE 1 - DESCRIPTION OF THE BUSINESS

Aviation Holdings Group, Inc., together with its subsidiaries, is hereinafter referred to as the "Company." Aviation Holdings Group, Inc. (formerly EYEQ Networking, Inc.) was incorporated under the laws of the State of Colorado on May 19, 1988 and reincorporated in the State of Delaware in January 1998 (see Notes 14 and 15). The Company was initially intended to serve as a public shell company, defined as an inactive, publicly quoted company with nominal assets and liabilities. It was intended that such a public shell would be attractive to privately-held companies interested in becoming publicly traded by means of a business combination with the Company rather than by offering their own securities to the public.

The Company entered into a letter agreement dated November 20, 1997, pursuant to which the Company intended to merge with Environmental Waste Solutions, Inc. ("EWS"), a Nevada corporation, whereby the Company would have remained as the surviving entity (see Notes 3, 4 and 5). EWS was formed for the purpose of serving as a holding company for operating subsidiaries which were to be acquired and which engage in waste recycling and disposal. EWS failed to acquire the operating subsidiaries and on June 2, 1998 the Company exercised its option to terminate the letter agreement.

The Company's financial statements are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles, and have been presented on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business (see
Note 3). In order to commence a business activity the Company will need to consummate a business combination, start a business or enter into a joint business venture. It is likely that the Company will also need to raise additional capital. No assurance can be given that the Company will be able to enter into or complete any of the aforementioned activities or be profitable in the future even if one or more of these activities are successfully completed.

During the period May through July 1998 the Company acquired 74.08% of Aviation Holdings International, Inc. ("AHI") (formerly Jet Aviation Trading, Inc.) through common stock share exchanges and by a block purchase of common stock (see Note 9). AHI has two wholly-owned subsidiaries - PASCO International Aviation Corp., a Florida corporation ("PASCO Florida") and Aero-Link Flight Systems Limited, a Hong Kong corporation ("Aero HK") and two majority-owned subsidiaries - PASCO International Aviation Corporation Limited, a Hong Kong corporation ("PASCO HK") of which it owns 90% and PASCO Financial Services Limited, a Hong Kong corporation ("PASCO Financial HK") of which it owns 80%. AHI acquired its interests in these subsidiaries in February 1998. (PASCO Florida, PASCO HK, PASCO Financial HK and Aero HK are sometimes hereinafter referred to collectively as "PASCO"). Subsequent to its initial stock acquisition of AHI the Company changed its name from EYEQ Networking, Inc. to Aviation Holdings Group, Inc.

The nature of operations for each entity is as follows:

         AHI is in the business of buying, selling, leasing and exchanging spare parts for fixed-wing commercial jet transport aircraft.

         PASCO HK operations consist of purchasing, selling and leasing of aircraft components and engines in Asia and the Pacific Rim.

         PASCO Florida holds a 25% interest in Shenyang Northern Aircraft Maintenance & Engineering Co., Ltd. (SYNOR-A), a Sino-American joint venture. The Company has recognized minimal revenue from PASCO Florida as of September 30, 1998.

                          Aviation Holdings Group, Inc.
                          Notes to Financial Statements


NOTE 1 - DESCRIPTION OF THE BUSINESS (Continued)

         PASCO Financial HK's objective is to procure financing from banks on behalf of airlines for their aircraft and aviation-related purchases. PASCO Financial HK also intends to function on behalf of certain airlines and act as their agent in connection with the sale or lease of aircraft. The Company had not recognized any revenue from PASCO Financial HK as of September 30, 1998.

         Aero HK and its wholly-owned subsidiary Aero-Link Flight Systems, Inc., a Florida Corporation ("AERO Florida"), (collectively, "Aero-Link") have entered into an agreement to act as the global marketing representative (except the Taiwan region) for China Airlines, Taiwan. In this capacity they are responsible for promoting and marketing China Airlines' aircraft maintenance, turbine engine and component repair and overhaul business. AERO Florida also functions as a purchasing agent in the United States on behalf of PASCO HK. The Company has recognized minimal revenue from Aero-Link as of September 30, 1998.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Enterprise

The Company is a Development Stage Enterprise, as defined in Statement of Financial Accounting Standards No. 7 ("SFAS No. 7") "Accounting and Reporting for Development Stage Enterprises." Under SFAS No. 7, certain additional financial information is required to be included in the financial statements which would normally be presented from the inception of the Company to the current balance sheet date. However, Footnote 7 of SFAS No. 7 provides that dormant enterprises which commence development stage activities should disclose the required cumulative financial information from the inception of the development stage. The Company started development stage activities in 1997 by raising capital through a private placement offering in order to actively pursue a merger with EWS (see Notes 1 and 4) as well as pursue other potential business combinations. The Company ceased being in the development stage in 1998 upon the acquisition of a majority interest in AHI.

Interim Consolidated Financial Statements

The interim consolidated financial data as of September 30, 1998 and for the nine months ended September 30, 1998 and 1997 is unaudited. The information reflects all adjustments, consisting only of normal recurring adjustments, that in the opinion of management, are necessary to present fairly the financial position and results of operations of the Company for the periods indicated. Results of operations for the interim periods are not necessarily indicative of the results of operations for a full fiscal year.

The accompanying unaudited consolidated interim financial statements include the accounts of the Company and its 74.08% owned subsidiary, AHI. The operations of AHI have been included in these interim consolidated financial statements since the initial date of acquisition (May 1998), ratably based on the percentage of ownership of AHI. The accounts of AHI included all its majority and wholly-owned subsidiaries. Significant intercompany accounts and transactions have been eliminated. The outside investors' interests have been recorded as minority interest.

AHI maintains its accounting records on a fiscal year basis ending on August 31. AHI's accounting records have been restated to a calendar year basis for consolidation purposes. AHI intends to change its reporting to a calendar year basis beginning on January 1, 1999.

For comparability purposes, the 1997 figures have been reclassified where appropriate to conform with the financial statement presentation used in 1998.

                          Aviation Holdings Group, Inc.
                          Notes to Financial Statements



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

Loss Per Share

Loss per share is calculated in accordance with Statement of Financial Accounting Standard No. 128 "Earnings Per Share" ("SFAS 128"). Basic loss per share is computed based upon the weighted average number of shares of common stock outstanding for the period and excludes any potential dilution. Diluted earnings per share reflect potential dilution from the exercise of conversion of securities into common stock.

Options and warrants to purchase common stock and convertible preferred stock are not included in the computation of diluted loss per share because the effect of including those instruments would be antidilutive for the periods presented. At September 30, 1998 the potentially issuable common stock shares arising from these instruments amounted to 200,000 shares. These shares were issuable in connection with the stock options granted to the president of the Company as part of his employment agreement (see Note 15).

Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

Credit Risk

The Company provides credit in the normal course of business and performs ongoing credit evaluations of its customers while maintaining a provision for potential credit losses which, when realized, have been within the range of management's expectations.

Revenue and Cost Recognition

Revenue and the associated cost of sales are recognized when parts are shipped to the customer. Amounts received or paid in advance are recorded as deferred income or prepaid and are recognized in the period in which the parts are shipped or received. Revenue and the related cost of consigned inventory are recognized when the parts are shipped to the customer.

Inventories

Inventory is stated at the lower of cost or market. Cost of aircraft parts is determined on a specific identification basis. When parts are purchased in lots, costs are assigned to individual parts or the individual parts are expensed at a predetermined percentage of the sales price until the cost of the lot is recovered. Costs to repair, inspect and/or modify the parts are charged to the specific part when incurred. Inventories held by the Company on consignment from others are not included in the inventory in the accompanying financial statements. Provisions have been made for the estimated effect of excess and obsolete inventories. The allowance for excess and obsolete inventories at September 30, 1998 was approximately $193,000. Such allowance was based on management's best estimate, which is subject to change. Actual results could significantly differ from this estimate.

                          Aviation Holdings Group, Inc.
                          Notes to Financial Statements


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Risks Regarding Inventory

Inventory consists principally of overhauled, serviceable, repairable and new aircraft parts that are purchased from many sources. Before parts may be installed in aircraft, they must meet certain standards of condition established by the Federal Aviation Administration ("FAA") and/or the equivalent regulatory agencies in other countries. Specific regulations vary from country to country, although regulatory requirements in other countries generally coincide with FAA requirements. Parts owned or acquired by the Company may not meet applicable standards or standards may change in the future, causing parts which are already contained in the Company's inventory to be scrapped or modified.

Aircraft manufacturers may also develop new parts to be used in lieu of parts already contained in the inventory. In all such cases, to the extent that such parts are included in inventory, the value of such parts may be reduced.

Consignment Inventory

The Company currently maintains consignment inventories and its revenues from consignment arrangements accounted for approximately 3% of net sales for the period ended September 30, 1998. Consignment inventory is not included in inventory amounts.

Deferred Offering Costs

Deferred offering costs consist of amounts paid or accrued for professional fees, commissions, filing fees and other costs incurred by the Company in connection with the filing of its registration statement with the Securities and Exchange Commission for a public offering. These amounts will be recorded as a reduction of the proceeds when the offering is completed. If the offering is not completed, the costs will be expensed.

Property and Equipment

Property and equipment are recorded at cost. Property and equipment are depreciated using the straight-line method over their estimated useful lives ranging from five to seven years. Leasehold improvements are amortized over the shorter of their useful lives or the remaining periods of the related leases.

Intangibles

Intangibles consist of goodwill. Goodwill which originated from the PASCO acquisition is being amortized over fifteen years using the straight-line method.

Fair Value of Financial Instruments

The carrying value of accounts receivable, accounts payable, accrued expenses and accrued offering costs approximates the fair market value due to the relatively short maturity of these instruments.

Segment Information

The Company did not have an industry segment in 1997. Upon acquiring a majority interest in AHI in 1998 the Company became a supplier, distributor and broker of commercial aircraft technical spares for commercial airlines worldwide.

The information with respect to revenue, by geographic area, is presented in the table below for the period from May 1998, when the Company acquired a controlling interest in AHI, through September 30, 1998.

                          Aviation Holdings Group, Inc.
                          Notes to Financial Statements


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                                                                May - Sept.
                                                                   1998
                                                              ---------------
                                                                (Unaudited)

United States                                                      $2,576,249
Africa and Middle East                                                 61,659
Europe                                                                552,579
Latin America                                                          79,037
Asia                                                                1,825,407
                                                              ---------------

         Total                                                     $5,094,931
                                                              ===============


Income Taxes

The Company accounts for its income taxes under Statement of Financial Accounting Standard No. 109 ("SFAS 109"), "Accounting for Income Taxes." Income taxes are recorded in the period in which the related transactions have been recognized in the financial statements, net of the valuation allowances which have been recorded against deferred tax assets. Deferred tax assets and/or liabilities are recorded for the expected future tax consequences of temporary differences between the tax basis and the financial reporting of assets and liabilities. At December 31, 1997, deferred tax assets, relating primarily to the benefits of operating loss carryforwards, have been offset by a valuation reserve, because future utilization of these assets cannot be determined.

Compensatory Stock-Based Arrangements

Management has elected to utilize the guidelines of Accounting Principles Board Opinion No. 25 to account for the value of stock-based compensation arrangements that will be entered into by the Company in exchange for services performed by employees.

Subsequent Accounting Pronouncements Implementation

During June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting and display of comprehensive income and its components. The reporting and display requirements of SFAS No. 130 are effective for fiscal years beginning after December 15, 1997. The Company implemented this statement commencing in 1998 but it had no effect on the Company's financial statements.

The Financial Accounting Standards Board recently issued Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS No. 131"). SFAS 131 establishes standards for the way public business enterprises are to report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports. The Company has adopted SFAS No. 131 in fiscal 1998. The Company implemented this statement commencing in 1998 but no disclosures were required for the unaudited interim periods in the initial year of implementation.

                          Aviation Holdings Group, Inc.
                          Notes to Financial Statements


NOTE 3 - CONTINGENCY - GOING CONCERN

At December 31, 1997 the Company had no business operations. In addition, as disclosed in Note 5, the Company loaned $940,000 to EWS and at December 31, 1997, EWS had no business operations and had disbursed all of the funds received from the Company.

The Company expects to obtain additional financing from future private offerings. At December 31, 1997 management expects to utilize the proceeds of its future offerings to facilitate a business combination, pay certain obligations, invest in other companies and fund development stage cash requirements. There can be no assurance that the Company will obtain such additional financing or consummate a merger with EWS or complete any other business combination. The failure of the Company to raise additional financing would require the Company to adjust its current course of action or may require the Company to cease operations and liquidate. As a result of the foregoing, there is substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


NOTE 4 - DISCONTINUED MERGER

On November 20, 1997 the Company entered into a letter agreement (the "Letter Agreement") which set forth the terms of a series of transactions that would have resulted in EWS merging into the Company (the "Merger"). Under the terms of the Letter Agreement, the Company would have been the surviving entity. As a prerequisite of its merger with the Company, EWS was required to complete a merger with three companies that had entered into agreements to be acquired by EWS (the "Acquisitions"). The companies were: J. M. Container, Inc., a New Hampshire corporation ("JMC") which operates a waste transfer station and recycling center in New Hampshire; Waste Placement, Inc., a Connecticut corporation ("WPI") which operates a waste brokerage business located in Massachusetts; and Municipal Enterprises, Inc., a Connecticut corporation ("MEI") which owns a sixty-acre parcel of real estate in Colchester, Connecticut which contains an inactive sanitary landfill currently approved for baled refuse (see Note 5). In accordance with the Letter Agreement, the Company had the right to consummate the Merger as soon as practicable following the completion of the EWS Acquisitions, or prior to the completion of the EWS Acquisitions, the Company had the option to terminate the Letter Agreement at its sole discretion. On June 2, 1998, as a result of EWS not consummating the Acquisitions, the Company exercised its option to terminate the Letter Agreement. As of December 31, 1997, the Company had incurred deferred acquisition costs in the amount of $10,673. These costs were expensed during the interim period ending September 30, 1998. Several stockholders who own approximately 30% of the Company's outstanding common stock also own approximately 27% of the outstanding common stock of EWS.


NOTE 5 - NOTE RECEIVABLE AND CREDIT RISK

In December 1997 the Company agreed, subject to the availability of its funding, to provide a $2,000,000 credit facility (the "Credit Facility") to EWS, JMC and MEI. This Credit Facility was provided in anticipation of the contemplated merger between EWS and the Company. At December 31, 1997 the Company had advanced $940,000 to EWS in connection with the Credit Facility. The loan was unsecured at December 31, 1997 and subsequently became evidenced by a promissory note dated February 17, 1998 and secured by a mortgage on real estate owned by MEI. Interest commenced on December 2, 1997 and accrues at the rate of 10% per annum on the principal balance and on any overdue interest. Principal and interest were due on the earlier of July 1, 1998 or the date of any event of default. At December 31, 1997 EWS had disbursed all of the funds received from the Company, EWS had no business operations, and EWS had not consummated the acquisitions of the three companies it was to acquire before merging with the Company. In the event these acquisitions are not consummated, the Company may need to foreclose on the property to recover the principal and interest receivable and foreclosure costs. This would have a materially adverse effect on the pending

                          Aviation Holdings Group, Inc.
                          Notes to Financial Statements



NOTE 5 - NOTE RECEIVABLE AND CREDIT RISK (Continued)

merger and business plan of the Company since it would then own the real estate but possess no operating entity or operating experience in the waste industry. An independent Brokers Opinion of Value, dated April 21, 1998, that values the secured real estate in the range of $1,300,000 to $1,600,000, has been furnished to the Company.

During 1998 the Company and EWS restructured the loan by extending its maturity date to February 1, 1999. Accrued interest as of July 1, 1998 of approximately $58,000 was added to the existing principal balance at that date. The new principal balance and additional advances are to accrue interest through the maturity date. During the first two quarters of 1998 the Company advanced an additional $535,100 to EWS under this Credit Facility. A valuation allowance has been recorded in 1998 for these additional advances as well as for the accrued interest through July 1, 1998. The Company ceased recording interest on this receivable subsequent to July 1, 1998 since any interest recorded would be offset with a valuation allowance. The amount recorded for this loan receivable at September 30, 1998 was $940,000 (principal balance of $1,475,100 plus interest receivable of $58,310 less a valuation allowance of $593,410).


NOTE 6 - PROPERTY AND EQUIPMENT

                                                        September 30,
                                                            1998
                                                       ---------------
                                                         (Unaudited)

Property and equipment                                         $72,813
Computer equipment                                              56,799
Leasehold improvements                                         143,321
Software                                                        41,264
Trucks                                                          28,676
                                                       ---------------

                                                               342,873
              Accumulated depreciation                        ( 54,282)
                                                       ---------------

         Total                                                $288,591
                                                       ===============


NOTE 7 - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary timing differences between the carrying amounts of assets and liabilities reflected on the financial statements and the amounts used for income tax purposes. The tax effects of temporary differences and net operating loss carryforwards that give rise to significant portions of the deferred tax assets recognized at December 31, are presented below:

                                                             1996       1997
                                                         ------------ ---------
     Deferred tax assets:
     Federal and state deferred tax benefit arising
       from net operating loss carryforwards             $   12,873   $  27,397
     Less valuation allowance                               (12,873)    (27,397)
                                                         ----------   ---------

     Net deferred tax asset                              $        -   $       -
                                                         ==========   =========

The Company has a loss carryforward of $50,550 that may be offset against future taxable income. The carryforward will expire between the years 2009 and 2012.

                          Aviation Holdings Group, Inc.
                          Notes to Financial Statements



NOTE 7 - INCOME TAXES (Continued)

The following table presents the principal reasons for the difference between the Company's effective tax rates and the United States federal statutory income tax rates in the lower brackets of 15% and 25%:
                                                                  December 31,
                                                               -----------------
                                                                1996       1997

         Federal income tax benefit at statutory rate          $   -    $ 9,359
         State and local income tax benefits,  net of
           effect of federal income tax benefit                    -      5,165
                                                               -----    -------

                                                                   -     14,524
         Valuation allowance for deferred
           income tax benefit                                      -    (14,524)
                                                               -----    -------

         Income tax benefit                                    $   -    $     -
                                                               =====    =======

         Effective income tax rate                                 0%         0%
                                                               =====    =======

Recognition of the benefits of the deferred tax assets will require that the Company generate future taxable income. There can be no assurance that the Company will generate any earnings or any specific level of earnings in future years. Therefore, the Company has established valuation allowances for deferred tax assets of $14,524 as of December 31, 1997.


NOTE 8 - CAPITAL STOCK ACTIVITY

Common Stock

On August 15, 1997, the Company issued 1,000,000 shares of restricted common stock as partial payment for legal fees and costs advanced by a law firm owned by a stockholder and related party of the Company. The stockholder is the son of the former President and the sole Director of the Company at the time of the transaction.

On November 17, 1997, the stockholders of the Company entered into an agreement to sell 1,410,000 shares of common stock, representing approximately 86% of the outstanding shares of the Company, to unrelated parties. As a condition of the agreement, 87,000 shares of common stock were canceled and the officers and directors of the Company were required to resign. On November 20, 1997, after the close of the transaction, there were 1,550,000 shares of common stock outstanding. Certain shares are subject to lock-up agreements or restrictions which limit the holders' ability to sell them. The November 17, 1997 agreement also required all debts and liabilities of the Company to be paid out of the purchase price at the closing. Prior to the closing, the Company owed a stockholder and related party $24,332. This liability was comprised of $10,000 of costs advanced on behalf of the Company and $14,332 for legal services provided to the Company. The amount owed was paid from the proceeds of the sale of stock and consequently the Company was released from its obligation. The Company recorded the satisfaction of this liability as additional paid-in capital.

In December 1997, the Company completed a private offering of 800,000 shares of common stock at a price of $1.25 per share amounting to total gross proceeds of $1,000,000. Offering costs amounted to $6,143.

During the second and third quarters of 1998, the Company entered into share exchange agreements with various AHI stockholders. Based on the terms of the underlying agreements, the Company exchanged one share of common stock for between 1.667 to 2.5 shares of AHI's common stock. The Company issued 1,095,815 shares of common stock in connection with these share exchanges.

                          Aviation Holdings Group, Inc.
                          Notes to Financial Statements



NOTE 8 - CAPITAL STOCK ACTIVITY (Continued)

Preferred Stock

No shares of the Company's no par value preferred stock have been issued or are outstanding. Dividends, voting rights and other terms, rights and preferences of the preferred shares have not yet been designated but may be so designated by the Board of Directors from time to time.


NOTE 9 - COMPENSATORY STOCK OPTION PLAN

In 1994 the Company adopted a Compensatory Stock Option Plan (the "CSO Plan") which provides for the granting of options to employees, officers, directors and consultants of the Company. The number of shares which can be purchased under this plan is limited to 1,000,000 shares. The CSO Plan is not intended to qualify as an "incentive stock option plan" under Section 422 of the Internal Revenue Code. The exercise prices of the options granted under the CSO Plan are to be determined by the Board of Directors or other CSO Plan administrators but shall not be lower than eighty-five percent of the fair market value of a share of common stock on the date the option is granted. The options under the CSO Plan vest immediately upon grant unless otherwise specified and are valid for ten years. The Company will incur compensation expense to the extent that the market value of the stock at date of grant exceeds the amount the grantee is required to pay for the options. There were no options granted under the CSO Plan as of December 31, 1997.


NOTE 10 - EMPLOYEE STOCK COMPENSATION PLAN

In 1994 the Company adopted an Employee Stock Compensation Plan (the "ESC Plan") which provides for shares of the Company's common stock to be granted to employees, officers, directors and consultants of the Company. The number of shares of common stock which can be awarded under this plan is limited to 1,000,000 shares. The Company will incur compensation expense to the extent of the market value of the stock at the date of grant of the stock award to the employee. The ESC Plan will be administered by the Board of Directors or a committee of directors. There has been no stock awarded under the ESC Plan to date.


NOTE 11 - COMMITMENTS AND CONTINGENCIES

The Company supplies certain inventory parts to its customers through various consignment agreements, under which the Company takes possession of a vendor's inventory. These agreements are generally entered into on a long-term basis.

The Company neither manufacturers nor repairs aircraft parts and requires that all of the parts that it sells are properly documented and traceable to their original source. Although the Company has never been subject to product liability claims, there is no guarantee that the Company could not be subject to liability from its potential exposure relating to faulty aircraft parts in the future. The Company maintains no product liability insurance to protect it from such claims. An uninsured loss could have a materially adverse affect upon the Company's financial condition.


NOTE 12 - SUBSEQUENT EVENTS

During the period from January 13, 1998 through February 25, 1998 the Company borrowed $312,000 from a stockholder, evidenced by promissory notes. The promissory notes are demand loans payable no later than January 1, 1999 and accrue interest at an annual rate of 10%. As of February 28, 1998 the Company had repaid $65,000 of these loans.

                          Aviation Holdings Group, Inc.
                          Notes to Financial Statements



NOTE 12 - SUBSEQUENT EVENTS (Continued)

During the period from January 21, 1998 through February 20, 1998 the Company borrowed $115,000 from a related party, evidenced by promissory notes. The promissory notes are demand loans payable no later than December 31, 1998 and accrue interest at an annual rate of 10%.

During the period from January 21, 1998 through February 20, 1998 the Company made additional advances under the existing credit facility to EWS amounting to $198,000 (see Note 5).

The Company also loaned $170,000, as evidenced by promissory notes to an unrelated party. Principal along with interest at an annual rate of 10% per annum, is due on demand, but in no event later than December 31, 1998.


NOTE 13 - SUPPLEMENTAL CASH FLOW DISCLOSURES

In connection with the private offering completed in December 1997 (see Note 8), $40,000 of offering costs were incurred but remain unpaid at December 31, 1997. In accordance with generally accepted accounting principles, these offering costs, as well as the related costs of $6,143 which were paid in 1997, were reflected as a reduction of Additional-Paid-In-Capital on the Company's balance sheet.


NOTE 14 - CHANGE OF CORPORATE NAME

On August 31, 1998, both the Company (formerly known as EyeQ Networking, Inc.) and Jet Aviation Holdings, Inc. amended their Articles of Incorporation to change their corporate names to Aviation Holdings Group, Inc. and Aviation Holdings International, Inc., respectively.


NOTE 15 - EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITORS REPORT

Reincorporation

In January 1998, the Company reincorporated in the State of Delaware, decreasing its authorized common and preferred stock shares to 18,000,000 and 2,000,000, respectively.

Acquisition

During the second and third quarters of 1998, the Company entered into share exchange agreements ("Exchange Agreements") with various AHI stockholders. Based upon the terms of the underlying agreements, the Company exchanged one share of common stock for between 1.667 to 2.5 shares of the AHI's common stock. The Company also purchased 80,000 shares of AHI common stock from an AHI stockholder for $100,000. Through these exchanges and the purchase, the Company acquired 2,468,080 shares (74.08%) of the AHI's issued and outstanding common stock as of September 30, 1998. The acquisition has been accounted for as a purchase by the Company. The operations of AHI since the acquisition have been included in the accompanying interim consolidated financial statements.

Commitments and Contingencies

Effective as of May 31, 1998, the president of AHI entered into an employment agreement with the Company to serve as President and Chief Executive Officer of the Company ("CEO"). In accordance with the employment agreement, the CEO also became a director of the Company. The agreement reaffirms debt obligations connected to a stock purchase of AHI shares by the CEO which was initiated under a prior agreement. The term of the employment

                          Aviation Holdings Group, Inc.
                          Notes to Financial Statements


NOTE 15 - EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITORS REPORT (Continued)

Commitments and Contingencies (Continued)

agreement is for a period of three years and may be extended on a month-to-month basis thereafter. The employment agreement calls for a base compensation and a bonus arrangement based upon a percentage of pre-tax income. In addition, the CEO was granted options to purchase 200,000 shares of the Company's stock at an exercise price of $2.50 per share. The options expire five years from the date of issuance and became vested upon the execution of the CEO's employment agreement.

Effective February 14, 1998, in conjunction with the purchase of the PASCO entities by AHI, the majority stockholder of PASCO entered into an employment agreement with the AHI to serve as Vice President ("Vice President"). In accordance with the employment agreement, the Vice President also became a director of AHI. His duties include the responsibility for, and the oversight of, AHI's operations in Asia and the Pacific Rim. The term of his employment agreement is for three years and may be extended on a month-to-month basis thereafter. The agreement calls for a base salary and bonus arrangement whereby one-half of any bonus earned annually in excess of $25,000 is to be applied against the outstanding balance of the Vice President's obligation under a three-year promissory note dated February 12, 1998. The Vice President was granted options to purchase 15,000 shares of AHI's common stock at an exercise price of $2.50 per share. One-third of these options vest annually over a three-year period beginning February 14, 1999.

Advances and Borrowings - Stockholders

The Company advanced funds to and received advances from certain stockholders during 1998. At September 30, 1998, the Company owed $797,500 of such advances to IP Services, Inc. and $41,540 to Rozelle Holdings International. The amounts owed to IP Services, Inc. are due on demand; however, demand may not be made prior to repayment of funds due from EWS.

AHI owed $42,493 to an officer at September 30, 1998 in connection with the purchase of PASCO.

Joint Venture

SYNOR-A is a Sino-American Joint venture company that was established in November 1997 by PASCO Florida and China Northern Airlines ("CNA") under an agreement with a term of eleven years. PASCO Florida holds a 25% interest in SYNOR-A and CNA holds the remaining 75% interest. SYNOR-A primarily deals with inspection, repair and recertification of DC9, MD80, and A300-600 components, instruments and avionics. SYNOR-A has been approved by the Civil Aviation Administration of China in the avionics accessories repair field. SYNOR-A received licenses necessary to commence operations in November 1997. Operations commenced in March 1998. The Company reports this investment on the equity method of accounting.

PASCO Florida's total financial investment commitment to SYNOR-A is $1,000,000. As of September 30, 1998, $408,332 of this commitment had been funded. Under the terms of the joint venture, PASCO Florida is entitled to certain preferences in any distributions of net income of SYNOR-A. These preferences effectively are intended to provide that PASCO Florida will recover its investment in SYNOR-A prior to any regular distributions made to CNA. PASCO Florida's role in SYNOR-A is to provide technological advice to SYNOR-A and to promote, market and sell the services of SYNOR-A. The Company has recognized minimal revenue from SYNOR-A as of September 30, 1998.

Concentrations of Credit Risk Involving Cash

During the periods presented in these financial statements, AHI maintained cash balances in excess of the Federal Deposit Insurance Corporation (FDIC) insured limits. At September 30, 1998, the amount of funds that exceeded FDIC insurance was $262,555. AHI also maintained funds in banks that were not FDIC insured. At September 30, 1998 the

                          Aviation Holdings Group, Inc.
                          Notes to Financial Statements



NOTE 15 - EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITORS REPORT (Continued)

Concentrations of Credit Risk Involving Cash (Continued)

AHI maintained a balance of $57,431 in the Israel Discount Bank Limited, an international bank that operates in the United States under the Edge Act. Management does not believe that a significant risk existed in having balances in excess of the FDIC insured limit.

During the period from February 12, 1998 through May 31, 1998, PASCO HK maintained bank accounts in Hong Kong with the Kwong On Bank, Limited. The accounts were denominated in US Dollars, Hong Kong Dollars and German Deutsche Marks. None of the accounts were FDIC insured. During the period, the accounts denominated in foreign currencies and the effects of translation of foreign currency accounts into US dollars were immaterial.

Stock Subscription Receivable

On February 12, 1998, AHI issued 160,000 shares of common stock to PASCO's former majority stockholder (the "Vice President") in return for two promissory notes aggregating $365,000 and the assignment from PASCO of inventory valued at $35,000. AHI received a three-month non-interest bearing promissory note for $165,000, which had recourse against the personal assets of the Vice President ("Recourse Note"). The Recourse Note was paid in full in May 1998. The other note is a three-year promissory note for $200,000 bearing interest at 8.5% secured solely by 80,000 shares of the Company's common stock ("Nonrecourse Note"). The shares of common stock have been pledged as security and are held in escrow in accordance with a stock pledge agreement dated February 12, 1998. The Nonrecourse Note remained outstanding at September 30, 1998.

In October 1996 AHI issued 192,000 shares of its common stock to the CEO in exchange for a demand promissory note of $80,000. The note bears interest at 6% per annum.

AHI recorded interest income of approximately $13,968 for the nine months ended September 30, 1998 on the outstanding stock subscription receivables. As of September 30, 1998 accrued interest receivable was $19,951.

DC-10 Flight Simulator and Support Package

On November 1, 1996, AHI entered into an agreement with a company domiciled in the Netherlands (the "Seller" or the "Netherlands Company") to purchase a one-half ownership in a DC 10-30 flight simulator and all associated equipment required to operate the flight simulator. The agreement called for the Seller and AHI to equally participate in all revenues generated from the sale, lease or disassembly of the hardware of the flight simulator. AHI paid the seller $125,000 in cash and issued 40,000 shares of its common stock, which was valued at $2.50 per share, for the flight simulator. AHI intended to sell the flight simulator as a complete package.

On March 28, 1997, AHI entered into a second agreement with the Seller to purchase one Novoview 2000 Visual System ("Novoview 2000") to be used in conjunction with the DC 10-30 flight simulator. The purchase price of the Novoview 2000 was $500,000 and AHI paid for the Novoview 2000 by issuing 200,000 shares of its common stock at $2.50 per share. AHI is to receive 100% of the revenues generated from the sale of these items. The interest in the simulator, Novoview 2000 and freight costs were recorded at AHI's cost of $734,421. In 1998, AHI changed its sales strategy. Instead of selling the simulator and the Novoview 2000 as a complete unit, AHI decided to sell the components individually as spare parts. In conjunction with this change in strategy, AHI expensed $335,000 in 1998 in order to reflect the decrease in market value of the avionics and structure as spare parts.

This Netherlands Company is also a purchaser and supplier of spare parts from and to the Company.

                          Aviation Holdings Group, Inc.
                          Notes to Financial Statements


NOTE 15 - EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITORS REPORT (Continued)

Leased Equipment

Commencing on May 20, 1998, AHI leased a $129,000 flight computer to a customer. The lease term was for four months. Payments on the lease amounted to $9,000 per month and the equipment was returned on September 20, 1998. AHI temporarily reclassified the leased item from inventory to property and equipment and depreciated the computer using the straight-line method over a five-year life during the term of the lease.

Short-Term Borrowings

On August 12, 1998 AHI obtained a revolving working capital line of credit from Comerica Bank. At September 30, 1998 the amount outstanding on the credit line was $675,000. The loan agreement, which provides for a maximum aggregate borrowing limit of $3,500,000, is a revolving line of credit, and is secured by substantially all of AHI's assets. The line of credit bears interest at the Bank's prime rate plus 1%. The loan agreement contains certain covenants which require the Company to maintain minimum thresholds on specific financial ratios.

On October 15, 1998, the Company borrowed $250,000 from two unrelated investors. The loans have a five month maturity date and bear interest at a rate of 10% per annum. As additional consideration for such borrowings, the Company issued 25,000 shares of the Company's common stock to the investors. As an additional inducement to the investors to loan money to the Company, a stockholder of the Company granted the investors warrants to purchase 75,000 shares of the Company's common stock, and agreed to transfer up to 45,000 shares of the Company's common stock upon the occurrence of an event of default or an extension of the maturity date by the Company. The Company has pledged 51% of the issued and outstanding shares of common stock of AHI as security.

Long-Term Debt

In February 1998, AHI purchased a vehicle and financed the purchase through a five-year note with General Motors Acceptance Corporation. The note bears interest at an annual rate of 5.9% with monthly payments, principal and interest of $371. As of September 30, 1998 the outstanding balance of the note was $17,257.

Capital Stock

On June 11, 1998, AHI's Board of Directors granted its Chief Financial Officer ("CFO"), 25,000 shares of AHI's common stock. The shares of common stock were issued by AHI in consideration of services rendered by the CFO.

Stock Options

During 1998 the Company granted options to purchase 200,000 shares of common stock at an exercise price of $2.50 per share to its president. All of these options vested upon the execution of the president's employment agreement and expire five years later.

Restatement of Stock Option Plan

On October 29, 1997, the Board of Directors of AHI adopted a Stock Option Plan (the "Plan") which became effective September 1, 1997. This Plan provided for the grant of incentive stock options, non-qualified stock options and stock appreciation rights not exceeding 750,000 shares, in the aggregate, to selected employees. The Plan also set forth applicable rules and regulations for stock options granted to non-employee directors. The Board of Directors authorized the issuance of 255,750 stock options under the Plan, and of these options, 40,000 were subsequently canceled. No stock options had been exercised under this plan.

                          Aviation Holdings Group, Inc.
                          Notes to Financial Statements


NOTE 15 - EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITORS REPORT (Continued)

Restatement of Stock Option Plan (Continued)

AHI subsequently amended and restated the Plan and all active participants of the Plan became included in the stock option plan of the Company. The options to acquire AHI stock outstanding at the time of the restatement were replaced by options to acquire Company stock on a share-for-share basis.

Office and Warehouse Facility

The Company leases its office and warehouse facility from a company partially owned by one of its stockholders. The lease expires December 31, 2000 with two one-year options to renew. The monthly rental is $4,909 plus the pass through of certain expenses. At December 31, 1997, AHI's minimum obligation under this lease was as follows:

         Years Ending December 31:
                               1998              $  78,348
                               1999                 78,348
                               2000                 78,348
                                                 ---------
                                                 $ 235,044
                                                 =========
Valuation of Collateral

On October 9, 1998 the Company obtained a valuation report from an independent valuation firm which valued the real estate collateral for its loan to EWS, JMC and MEI at $1,000,000.

Additional Share Exchange

In March 1999, the Company entered into a share exchange agreement with a stockholder of AHI to purchase 600,000 shares of AHI stock, thereby increasing the Company's ownership percentage of AHI to 92%. The Company exchanged 500,000 shares of its common stock along with a warrant to purchase 100,000 shares of its common stock at an exercise price of $3.75 per share for the 600,000 AHI shares.

                          INDEPENDENT AUDITORS' REPORT

Stockholders and Board of Directors
Jet Aviation Trading, Inc.

     We have audited the accompanying balance sheet of Jet Aviation Trading, Inc. as of August 31, 1997, and the related statements of income, stockholders' equity, and cash flows for the period from October 3, 1996 (Date of Inception) through August 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jet Aviation Trading, Inc. as of August 31, 1997, and the results of its operations and cash flows for the period from October 3, 1996 (Date of Inception) through August 31, 1997, in conformity with generally accepted accounting principles.

                                             Sweeney, Gates & Co.

Fort Lauderdale, Florida
October 9, 1997, except as to Note 12
  which is as of October 29, 1997

                           JET AVIATION TRADING, INC.

                                 BALANCE SHEET
                                AUGUST 31, 1997



                                 ASSETS
Current assets:
  Cash......................................................  $  341,660
  Accounts receivable, less $93,000 allowance for doubtful
     accounts...............................................   1,764,119
  Inventory.................................................   1,532,333
  DC-10 flight simulator held for resale (Note 3)...........     734,421
  Deferred tax asset........................................      23,000
  Prepaid expenses and other current assets.................      29,610
                                                              ----------
          Total current assets..............................   4,425,143
                                                              ----------
Property and equipment, less accumulated depreciation of
  $8,293....................................................      88,437
Deferred offering costs.....................................      22,750
Deposit-Boeing..............................................      25,000
                                                              ----------
                                                              $4,561,330
                                                              ==========
                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  977,706
  Accrued expenses..........................................     144,540
  Accrued interest..........................................      19,611
  Income taxes payable......................................      37,200
                                                              ----------
          Total current liabilities.........................   1,179,057
                                                              ----------
Deferred tax liability......................................       2,000
                                                              ----------
Stockholders' equity:
  Preferred stock, par value $.10 per share, 3,000,000
     shares authorized, and no shares issued and
     outstanding............................................          --
  Common stock, par value $.001 per share; 30,000,000 shares authorized, and 2,996,500 shares issued and
     outstanding............................................       2,997
  Additional paid-in capital................................   4,840,917
  Accumulated Deficit.......................................  (1,383,641)
                                                              ----------
                                                               3,460,273
Less: Stockholders' notes receivable (Note 8)...............     (80,000)
                                                              ----------
          Total stockholder's equity........................   3,380,273
                                                              ----------
                                                              $4,561,330
                                                              ==========


   The accompanying notes are an integral part of these financial statements.

                           JET AVIATION TRADING, INC.


                            STATEMENT OF OPERATIONS

             OCTOBER 3, 1996 (DATE OF INCEPTION) TO AUGUST 31, 1997

Sales, net of returns and allowances........................             $ 6,215,553
Cost of sales...............................................               4,684,864
                                                                         -----------
  Gross profit..............................................               1,530,689
                                                                         -----------
Selling, general and administrative expenses................               2,881,660
                                                                         -----------
Operating Loss..............................................              (1,350,971)
                                                                         -----------
Other income (expense):
  Interest income...........................................  $ 21,867
  Interest expense..........................................   (38,337)      (16,470)
                                                              --------   -----------
Loss before income taxes....................................              (1,367,441)
Income tax expense:
  Current...................................................    37,200
  Deferred..................................................   (21,000)       16,200
                                                              --------   -----------
          Net Loss..........................................             $(1,383,641)
                                                                         ===========
          Net Loss per share................................             $      (.83)
                                                                         ===========
Weighted average number of common shares outstanding........               1,672,968
                                                                         ===========


   The accompanying notes are an integral part of these financial statements.

                           JET AVIATION TRADING, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
             OCTOBER 3, 1996 (DATE OF INCEPTION) TO AUGUST 31, 1997

                                  COMMON STOCK      ADDITIONAL                 STOCKHOLDER'S
                               ------------------    PAID-IN     ACCUMULATED       NOTE
                                SHARES     AMOUNT    CAPITAL       DEFICIT      RECEIVABLE       TOTAL
                               ---------   ------   ----------   -----------   -------------   ----------
Issuance of common stock to
  founding stockholders......  1,200,000   $1,200   $  778,800   $        --     $(255,000)    $  525,000
Issuance of common stock in
  connection with the
  purchase of equipment and
  aircraft parts.............     10,000       10       24,990            --            --         25,000
Issuance of common stock in
  connection with private
  placement..................    312,000      312      745,997            --            --        746,309
Issuance of common stock in
  connection with purchase of
  DC-10 Simulator held for
  resale.....................    240,000      240      599,760            --            --        600,000
Issuance of common stock in
  connection with debt.......     14,800       15       36,985            --            --         37,000
Issuance of common stock to
  founders of Schuylkill
  Acquisition Corp...........    400,000      400      999,600            --            --      1,000,000
Issuance of common stock in a
  private offering by
  Schuylkill Acquisition
  Corp. .....................     47,200       47       95,856            --            --         95,903
Issuance of 1,000,000
  warrants...................         --       --       50,000            --            --         50,000
Accumulated deficit of
  Schuylkill Acquisition
  Corp. adjusted due to
  merger.....................         --       --      (35,298)           --            --        (35,298)
Conversion of $370,000 of
  notes payable to common
  stock......................    185,000      185      369,815            --            --        370,000
Conversion of $200,000
  stockholder loan to common
  stock and payment of
  $15,000 advisory fee in
  common stock...............    107,500      108      214,892            --            --        215,000
Conversion of $500,000 note
  payable to common stock....    250,000      250      499,750            --            --        500,000
Issuance of common stock for
  the payment of amounts due
  to a stockholder and for
  the purchase of remaining
  consigned inventory........    230,000      230      459,770            --       175,000        635,000
Net Loss.....................         --       --           --    (1,383,641)           --     (1,383,641)
                               ---------   ------   ----------   -----------     ---------     ----------
Balance, August 31, 1997.....  2,996,500   $2,997   $4,840,917   $(1,383,641)    $ (80,000)    $3,380,273
                               =========   ======   ==========   ===========     =========     ==========

   The accompanying notes are an integral part of these financial statements.

                           JET AVIATION TRADING, INC.

                            STATEMENT OF CASH FLOWS
             OCTOBER 3, 1996 (DATE OF INCEPTION) TO AUGUST 31, 1997



Cash flows from operating activities:
  Net (loss)................................................  $(1,383,641)
  Adjustment to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization..........................        8,293
     Allowance for doubtful accounts........................       93,000
     Noncash compensation expense related to sale of
      founders shares.......................................      400,000
     Noncash compensation expense related to sale of
      Schuylkill Acquisition founders shares................      999,600
     Noncash compensation expense related to warrants.......       50,000
     Noncash compensation relating to an advisory fee.......       15,000
     Noncash compensation relating to loan origination
      fee...................................................       37,000
     Deferred tax asset, net of deferred tax liability......      (21,000)
  Change in assets and liabilities:
     Decrease (increase) in:
       Accounts receivable..................................   (1,857,119)
       Inventory (Note 6)...................................     (872,333)
       Cash paid in connection with purchase of DC-10 flight
        simulator...........................................     (134,421)
       Prepaid expenses and other current assets............      (29,610)
     Increase (decrease) in:
       Accounts payable.....................................      977,706
       Accrued expenses.....................................      144,541
       Accured interest.....................................       19,611
       Income tax payable...................................       37,200
                                                              -----------
          Total adjustments.................................     (132,532)
                                                              -----------
Net cash used for operating activities......................   (1,516,173)
                                                              -----------
Cash flows from investing activities:
  Deposit--Boeing...........................................      (25,000)
  Purchase of property and equipment........................      (96,730)
                                                              -----------
          Net cash used for investing activities............     (121,730)
                                                              -----------
Cash flows from financing activities:
  Deferred offering costs...................................      (22,750)
  Proceeds from stockholder loans, subsequently converted to
     common stock...........................................    1,195,000
  Payments on stockholder loans.............................     (125,000)
  Proceeds from issuance of securities......................      932,313
                                                              -----------
          Net cash provided by financing activities.........    1,979,563
                                                              -----------
Cash, ending................................................  $   341,660
                                                              ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW:
  Interest paid.............................................  $    24,103
                                                              -----------
  Income taxes paid.........................................  $        --
                                                              ===========


   The accompanying notes are an integral part of these financial statements.

                           JET AVIATION TRADING, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SIGNIFICANT ACCOUNTING POLICIES AND OTHER INFORMATION

     Organization and History -- Schuylkill Acquisition Corp. ("the Company" or "SAC") was incorporated in Florida on May 28, 1997, for the purpose of acquiring by merger the business and operations of Jet Aviation Trading, Inc. ("Old Jet") upon the completion of a stock offering by the Company. On July 28, 1997, the Company acquired 100% of the outstanding common stock of Old Jet in exchange for 1,776,800 shares of common stock of the Company in a one for one stock exchange. Old Jet was incorporated in the state of Florida on October 3, 1996 for the purpose of buying, selling, leasing and exchanging spare parts for fixed-wing commercial jet transport aircraft. Effective July 28, 1997, the Company's name was changed from Schuylkill Acquisition Corp. to Jet Aviation Trading, Inc.

     Merger and Recapitalization -- The merger was completed on July 28, 1997, whereby SAC acquired 100% of the outstanding common stock of Old Jet in exchange for 1,776,800 shares of common stock of SAC in a one for one stock exchange. The merger has been accounted for as a purchase.

     The effect of the transaction was a reverse merger, whereas SAC changed its name to Jet Aviation Trading, Inc. and Old Jet became the acquiring entity and accounting survivor. Accordingly, the historical financial statements presented are those of the accounting survivor, Old Jet, and the stockholders' equity of the merged Company was recapitalized to reflect the capital structure of the surviving legal entity and the accumulated deficit of Old Jet at the time of merger.

     Nature of Business and Credit Policies -- The Company buys, sells, leases and exchanges spare parts for fixed-wing commercial jet transport aircraft. The Company's customers are primarily commercial passenger and cargo operators, original equipment manufacturers and Federal Aviation Administration and Joint Aviation Authority repair stations throughout the world. The Company performs ongoing credit evaluations of its customers' financial condition and extends credit to its customers based upon its evaluations. If creditworthiness is questionable, parts are shipped COD. The allowance for doubtful accounts is based upon the expected collection of accounts receivable.

     Cash Equivalents -- The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.


     Revenue and Cost Recognition -- The Company recognizes revenue when parts are shipped to the customer. Amounts paid in advance are recorded as deferred income and recognized in the period in which the parts are shipped. The Company recognizes revenue and the related cost of consigned inventory when the parts are shipped to the customer.

     Inventories -- Inventory is stated at the lower of cost or market. Cost of aircraft parts is determined on a specific identification basis. When parts are purchased in lots, the individual parts are expensed at a predetermined percentage of the sales price until the cost of the lot is recovered. Costs to repair, inspect and/or modify the parts are charged to the specific part when incurred. Inventories held by the Company on consignment from others are not included in the inventory in the accompanying financial statements.

     Deferred Offering Costs -- Amounts paid or accrued for costs related to the anticipated public offering will be recorded as a reduction of the proceeds when the offering is completed. If the offering is not completed, the costs will be expensed.

     Income Taxes -- The Company accounts for income taxes on an asset and liability approach for financial accounting. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                           JET AVIATION TRADING, INC.

     Net Income Per Share -- Net income per common share is computed by dividing net income by the weighted average number of shares outstanding during the period. Warrants issued during the period are not considered dilutive, and therefore, are not included in the computation of net income per share.

     In February 1997, the Financial Accounting Standards Board issued SFAS 128, "Earnings Per Share". The adoption of SFAS 128 did not have an effect on the computation of earnings per share because the effective date is December 15, 1997, and earlier application is not permitted.

     Recoverability of Long Lived Assets -- The Company has adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." The Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company is not aware of any events or circumstances which indicate the existence of an impairment which would be material to the Company's financial statements.

     Financial Instruments -- The carrying amount of cash, accounts receivable, accounts payable and accrued expenses approximates fair value as of August 31, 1997. The carrying value of the stockholder's note receivable at August 31, 1997, approximates fair value.

     Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates based on management's knowledge and experience. Accordingly, actual results could differ from those estimates.

2. RELATED PARTY TRANSACTIONS

CONSIGNMENT AGREEMENT WITH RELATED PARTY

     The Company entered into a Consignment Agreement (the "Agreement") with a related party, Jet Avionics Systems, Inc. ("Avionics"), effective October 3, 1996, wherein the Company agreed to sell certain consignment inventory of technical spare parts belonging to Avionics and pay Avionics 75% of the sales price collected for the inventory sold. The sales price is the gross sales price less any costs involved if any item of inventory is required to be overhauled, certified or modified in order to be sold. Total consideration to be paid for the inventory under the Agreement was $675,000. Pursuant to such Agreement, the Company sold approximately $452,000 of parts during the year to third parties and Avionics was due $339,000 of this amount. During the year, the Company paid Avionics $36,000 of the amount due. On August 29, 1997, the Company and Avionics entered into a Consignment Cancellation and Purchase Agreement whereby the Company purchased the remaining inventory not sold with a value of approximately $336,000 from Avionics and thereafter paid the balance of $639,000 in exchange for 230,000 shares of the Company's common stock valued at $2.00 per share, the cancellation of $175,000 of indebtedness of Avionics due the Company, and $4,000 in cash.

     The president and sole stockholder of Avionics was employed by the Company from October 3, 1996 through October 2, 1997. The president and sole stockholder is the daughter of an employee of the Company who served in a non-executive capacity as Vice President of Special Projects.

                           JET AVIATION TRADING, INC.

OFFICE AND WAREHOUSE FACILITY

     The Company leases its office and warehouse facility from a company partially owned by a stockholder of the Company under a four year lease expiring December 31, 2000 with two one year options to renew. The monthly rental is $4,609 plus applicable sales tax and pass through of expenses. Rent expense was $29,435 for the period ended August 31, 1997. At August 31, 1997, the Company was obligated under this operating lease arrangement as follows:

YEARS ENDING AUGUST 31,                                        AMOUNT
----------------------                                        --------

1998........................................................  $ 55,308
1999........................................................    55,308
2000........................................................    55,308
2001........................................................    18,436
                                                              --------
                                                              $184,360
                                                              ========

3. PURCHASE OF DC-10 FLIGHT SIMULATOR AND SUPPORT PACKAGE

     On November 1, 1996, the Company entered into an agreement with a company domiciled in the Netherlands (the "seller" or the "Netherlands Company") to purchase one half (50%) ownership in a DC 10-30 six axis flight simulator and all associated equipment required to operate the flight simulator. The agreement calls for the seller and the Company to equally participate in all revenues generated from the sale, lease or disassembly of the hardware of the flight simulator. The Company paid the seller $125,000 in cash and issued 40,000 shares of the Company's common stock valued at $2.50 per share for the flight simulator The Company intends to sell the flight simulator as a complete package.

     On March 28, 1997, the Company entered into a second agreement with the seller to purchase one Novoview 2000 Visual System, one package of simulator parts, one maintenance training/procedure manual and one data support package used to support the DC 10-30 flight simulator. The price of the items purchased was $500,000 and the Company paid for the items by issuing 200,000 shares of its common stock at $2.50 per share. The Company will receive 100% of the revenues generated from the sale of these items. The interest in the simulator, related items and freight costs are reflected in the accompanying balance sheet as DC-10 flight simulator totaling $734,421.

     This Netherlands Company is also a purchaser and supplier of spare parts from and to the Company. During the year ended August 31, 1997, the Netherlands Company purchased spare parts totaling $82,775 from the Company, and sold $183,331 of spare parts to the Company in addition to the DC 10-30 flight simulator. At August 31, 1997, the Company was owed $1,375 by the Netherlands Company and the Company owed the Netherlands Company $47,750. Additionally, the Netherlands Company held $22,400 of the Company's inventory in their warehouse at August 31, 1997.

4. RISKS REGARDING THE COMPANY'S INVENTORY

     The Company's inventory consists principally of new, overhauled, serviceable and repairable aircraft parts that are purchased from many sources. Before parts may be installed in an aircraft, they must meet certain standards of condition established by the Federal Aviation Administration ("FAA") and/or the equivalent regulatory agencies in other countries. Specific regulations vary from country to country, although regulatory requirements in other countries generally coincide with FAA requirements. Parts owned or acquired by the Company may not meet applicable standards or standards may change in the future, causing parts, which are already contained in the Company's inventory to be scrapped or modified. Aircraft manufacturers may also develop new parts to be used in lieu of parts already contained in the Company's inventory. In all such cases, to the extent that the Company has such parts in its inventory, their value may be reduced.

                           JET AVIATION TRADING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5. CONSIGNMENT INVENTORY

     By consigning inventories to a redistributor such as the Company, customers are able to distribute their aircraft spare parts to a large number of prospective inventory buyers, allowing the customer to maximize the value of its inventory. Consignment also enables the Company to offer for sale significant parts inventory at minimal capital cost. The Company currently maintains or manages or has consignment agreement in place and its revenues from consignment arrangement have accounted for approximately 5% of net sales for the period ended August 31, 1997.

6. PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following at August 31, 1997:

Furniture and fixtures......................................  $28,715
Computer equipment..........................................   27,068
Leasehold improvements......................................   30,443
Software....................................................   10,504
                                                              -------
                                                               96,730
Less: Accumulated depreciation..............................   (8,293)
                                                              -------
                                                              $88,437
                                                              =======

     Property and equipment is depreciated on a straight-line basis with useful lives ranging from 5 to 7 years. Depreciation expense for the period was $8,293.


7. CAPITAL STOCK


PREFERRED STOCK

     Within the limits and restrictions contained in the Certificate of Incorporation, the Board of Directors has the authority, without further action by the stockholders, to issue up to 3,000,000 shares of Preferred Stock, $.10 par value per share, in one or more series, and to fix, as to any such series, the dividend rate, redemption prices, preferences on liquidation or dissolution, sinking fund terms, if any, conversion rights, voting rights, and any other preferences or special rights and qualifications.

COMMON STOCK

     Founders' shares totaling 400,000 common shares were issued on May 28, 1997, to four entities for par value of $.001. Net proceeds from the issuance of founders' shares was $400. Compensation expenses was charged for the difference between the fair market value per share of $2.50 and $.001 per share paid or a total charge of $999,600.

     During 1997, the Company sold 47,200 shares of common stock for $2.50 per share resulting in total proceeds of $118,000. Deferred offering costs of $22,098 have been reflected as a reduction of the proceeds of the private placement offering.

     On July 17, 1997, the Company issued 1,776,800 shares of common stock to acquire 100% of the outstanding common stock of Jet Aviation in a 1 for 1 stock exchange.

WARRANTS

     On June 1, 1997, 1,000,000 warrants were issued in connection with the organization of Schuylkill Acquisition Corp. to related parties for an advisory fee. The Company has reserved 1,000,000 shares of its common stock for exercise of the warrants. Each warrant entitles the holder to purchase one share of common

                           JET AVIATION TRADING, INC.

stock at an exercise price of $4.50 until June 30, 2002. The warrants are redeemable by the Company at $.05 upon the occurrence of both of the following events: (a) the listing of the Company's shares of common stock on a securities exchange, and (b) the Company's common stock is trading in excess of $5.25 per share for a ten day period.

     The Company has adopted SFAS No. 123, Accounting for Stock-Based Compensation, for non-employee stock compensation. Accordingly, the warrants referred to above have been valued at $.05 per warrant and expensed.

CONVERSION OF DEBT

     During October and November, 1996, an affiliate of a stockholder loaned the Company $325,000. The loans were payable on demand and did not bear a stated interest rate. During the year $125,000 was repaid. On August 29, 1997, the Company converted $200,000 of the loan to 100,000 shares of common stock at $2.00 per share.

     On March 27 and May 12, 1997, the Company borrowed $370,000 from a stockholder and entered into two short term notes payable, bearing interest at 6% per annum. One of the notes was extended on June 19, 1997, and interest was increased to 10% per annum. On August 29, 1997, the Company and stockholder converted the notes payable to 185,000 shares of common stock at $2.00 per share and the Company paid the interest accrued on the short term notes payable through that date.

     On May 23, 1997, prior to the merger, Schuylkill Acquisition Corp. borrowed $500,000 from a stockholder, evidence by a promissory note bearing interest at 12%. On August 29, 1997, the promissory note was converted to 250,000 shares of common stock at $2.00 per share, and the Company paid the accrued interest through that date.

COMMON STOCK TRANSACTIONS OF JET AVIATION TRADING, INC. (OLD JET) PRIOR TO
MERGER


     On October 3, 1996, Old Jet sold 408,000 founders' shares of common stock for total proceeds of $125,000. Effective October 1, 1996, Old Jet issued 600,000 shares of the Old Jet's common stock for a $175,000 note bearing interest of 6% to Avionics. Further, effective November 1, 1996, Old Jet issued 192,000 shares of common stock to its President for a $80,000 note bearing interest of 6%. See Note 2 and Note 8. Compensation expenses was charged for the difference between the fair market value of $2.50 per share and $.417 per share or a total charge of $400,000. See Note 2 and Note 8.

     On October 22, 1996, Old Jet issued 10,000 shares valued at $2.50 per share in partial payment of the purchase of equipment and aircraft parts totaling $50,000.

     On January 22, 1997, Old Jet issued 40,000 shares of Old Jet's common stock in partial payment for the purchase of a DC-10 flight simulator. See Note 3. Also, on January 22, 1997, and June 2, 1997, Old Jet issued 312,000 shares of common stock in private placement transactions. Net proceeds from the private placement totaled $746,309, after giving effect to $33,691 in offering costs.

     On March 31, 1997, Old Jet issued 200,000 shares of common stock valued at $2.50 per share in connection with the purchase of a DC-10 flight simulator support package. See Note 3.

     On April 4, 1997, and May 12, 1997, Old Jet issued a total of 14,800 shares valued at $2.50 per share, for a total of $37,000, to a stockholder as additional incentive for providing stockholder loans. The expense has been recorded as debt issue costs.

                           JET AVIATION TRADING, INC.

8. STOCKHOLDERS' NOTES RECEIVABLE

     Stockholders' notes receivable relate to the issuance of Old Jet's common stock as follows:

     - Effective October 1, 1996, Old Jet issued 600,000 shares of common stock to Avionics for a $175,000 note bearing interest at 6%. The note was canceled in partial payment of the amounts due under the Consignment Cancellation and Purchase Agreement. See Note 2.

     - On November 1, 1996, Old Jet issued 192,000 shares of common stock to its president for an $80,000 note bearing interest at 6%. Should the president earn bonuses per his employment contract, one half of the bonuses in excess of $25,000 earned annually, may be applied to the outstanding note balance. The note is due on demand and is unsecured.


9. INCOME TAXES

     The income tax provision was comprised of the following at August 31, 1997:


Current:
  Federal...................................................  $ 30,500
  State.....................................................     6,700
Deferred:
  Federal...................................................   (16,700)
  State.....................................................    (4,300)
                                                              --------
Income tax provision........................................  $ 16,200
                                                              ========

     A reconciliation between the statutory rate and the effective rate is as follows for the year ended August 31, 1997:


Federal statutory tax rate..................................  34.0%
State statutory rate, net of federal benefit................   3.6
Permanent difference and other..............................  12.8
                                                              ----
Effective tax rate..........................................  50.4%
                                                              ====

     Significant components of the Company's deferred tax assets and liabilities, computed using currently enacted tax rates, are as follows at August 31, 1997:


Current items:
  Assets:
     Allowances for doubtful accounts which are currently
      nondeductible.........................................  $23,000
                                                              -------
Net current deferred tax assets.............................  $23,000
                                                              =======
Long-term items:
  Property and equipment principally due to the use of
     accelerated depreciation for tax purposes..............  $(2,000)
                                                              -------
Net long-term deferred tax liabilities......................  $(2,000)
                                                              =======

10. COMMITMENTS AND CONTINGENCIES


EMPLOYMENT AGREEMENT

     Effective November 1, 1996, Old Jet entered into an employment contract with its president for a three year period and the agreement automatically extends on a month to month basis thereafter. Base compensation

                           JET AVIATION TRADING, INC.

is $160,000 per year, plus 3% of the pretax net income of the Company. The agreement also calls for one half of the bonus in excess of $25,000 earned annually by the president to be applied to reduce the outstanding balance of the president's obligation under his promissory note given to Old Jet for his stock. See Note 6.

     Effective October 3, 1996, Old Jet entered into an employment contract with an individual who is an affiliate of Avionics as an employee for a three year period. Base compensation is $120,000 per year, plus a bonus determined by the Board of Directors. On October 2, 1997, the Company and the employee mutually agreed to the termination of said employment agreement dated October 3, 1996. The Company and individual have entered into a Consulting Agreement on October 3, 1997, for a twelve month period ending October 2, 1998. Base compensation is $4,000 per month, plus a commission of 15% of the collected purchase price of sales, and 15% of the purchase price of material for resale which the individual introduces to the Company.

11. SALES TO MAJOR CUSTOMERS

     The Company sells, leases and exchanges spare parts for fixed-wing commercial jet transport aircraft to foreign and domestic customers.

     The information with respect to revenue, by geographic area, is presented in the table below for the period from October 3, 1997 (inception) through August 31, 1997.

United States...............................................  $3,559,585
Africa and Middle East......................................      36,119
Europe......................................................     938,896
Latin America...............................................      25,140
Asia........................................................   1,655,813
                                                              ----------
          Total.............................................  $6,215,553
                                                              ==========

     One Asian customer accounted for 20% of the Company's sales in fiscal 1997.


12. SUPPLEMENTAL NON-CASH FLOW INFORMATION

     Effective October 3, 1996, Old Jet issued 192,000 shares of common stock to its President for a $80,000 note bearing interest of 6%. Compensation expenses was charged for the difference between the fair market value of $2.50 per share and $.417 per share or a total charge of $400,000.

     During the year the Company purchased equipment and aircraft parts with a value of $50,000 by issuing 10,000 shares of common stock at $2.50 per share and paying the remainder in cash.

     As part of the purchase of the DC-10 flight simulator and support package for $734,421, the Company issued 240,000 shares of common stock at $2.50 per share and paid the remainder in cash.

     As part of its cost of borrowing money during the year the Company issued 14,800 shares of common stock valued at $2.50 per share to a stockholder of the Company.

     On August 29, 1997, the Company issued 230,000 shares of common stock valued at $2.00 per share, canceled a $175,000 note due to the Company by Avionics and paid $4,000 in cash in satisfaction of a $303,000 debt due Avionics and the purchase of the remaining consigned inventory valued at $336,000.


     Schuylkill Acquisition Corp. (prior to merging with Old Jet) issued founders' shares totaling 400,000 on May 28, 1997 to four entities for par value of $.001. Net proceeds from the issuance of founders' shares was $400. Compensation expenses was charged for the difference between the fair market value of $2.50 per share and $.001 per share paid or a total charge of $999,600.

                           JET AVIATION TRADING, INC.

     On August 29, 1997, the Company converted four notes payable totaling $1,070,000 by issuing 535,000 shares of common stock at a value of $2.00 per share.

     On August 29, 1997, the Company paid $15,000 as an advisory fee to a related party by issuing 7,500 shares of common stock at a value of $2.00 per share.

13. CONCENTRATION OF CREDIT RISK INVOLVING CASH

     During the year, the Company maintained cash balances in excess of the Federally insured limits. The Company maintained the balances in four banks, one of which is a major money center bank. Three of the banks are Federally insured. A fourth bank, Israel Discount Bank Limited is a major international bank and operates in the United States under the Edge Act, but is not Federally insured. At August 31, 1997, the Company had balances under $100,000 in the three Federally insured banks, but maintained a balance of $264,550 in Israel Discount Bank Limited. However, the Company does not believe a significant risk existed in having the balance with Israel Discount Bank Limited.

14. SUBSEQUENT EVENTS

     On October 29, 1997, the Board of Directors adopted a Stock Option Plan (the "Plan") effective September 1, 1997. This Plan provides for the grant to employees selected by the Board of Directors, or Compensation Committee, of incentive stock options, non-qualified stock options and stock appreciation rights in the aggregate not exceeding 750,000 shares. The Plan also sets forth applicable rules and regulations for stock options granted to non-employee directors. The Board of Directors authorized the issuance of 74,500 stock options. The Plan is subject to stockholder approval and will be submitted to the stockholders at the Company's annual meeting in 1998.

                      AVIATION HOLDINGS INTERNATIONAL, INC
                      Condensed Consolidated Balance Sheet

                                     ASSETS

                                                                    May 31,
                                                                     1998
                                                                --------------
                                                                (Unaudited)
Current Assets
    Cash                                                              $555,742
    Trade receivables (Net of allowance for doubtful
      accounts of $112,000)                                          1,991,302
    Inventory                                                        2,544,335
    Interest receivable from stockholder - related party                13,046
    Prepaid expenses                                                    49,676
    Deferred tax benefit                                               119,000
                                                                --------------

      Total Current Assets                                           5,273,101
                                                                --------------

Property and Equipment, Net                                            381,428
                                                                --------------

Other Assets
    Investment in joint venture                                        212,564
    Deposits                                                            17,385
    Intangibles - goodwill                                             367,740
                                                                --------------

      Total Other Assets                                               597,689
                                                                --------------

Total Assets                                                        $6,252,218
                                                                ==============













                       See notes to financial statements.

                      AVIATION HOLDINGS INTERNATIONAL, INC
                      Condensed Consolidated Balance Sheet

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                     May 31,
                                                                                       1998
                                                                                 ----------------
                                                                                   (Unaudited)
Current Liabilities
    Accounts payable                                                                   $1,962,426
    Current portion of long-term debt                                                      14,334
    Advances from stockholder - related party                                              57,035
    Income taxes payable                                                                   21,000
    Accrued expenses                                                                      424,407
                                                                                 ----------------

      Total Current Liabilities                                                         2,479,202
                                                                                 ----------------

Noncurrent Liabilities
    Long-term debt, net of current portion                                                  4,332
    Deferred income taxes                                                                   1,000
                                                                                 ----------------

      Total Noncurrent Liabilities                                                          5,332
                                                                                 ----------------

               Total Liabilities                                                        2,484,534
                                                                                 ----------------

Commitments and Contingencies

Stockholders' Equity
    Preferred stock, par value $.10 per share; 3,000,000 shares
      authorized, and no shares issued and outstanding                                          -
    Common stock, par value $.001 per share; 30,000,000 shares authorized, and
      authorized and 3,306,500 shares issued and outstanding                                3,307
    Additional Paid-In Capital                                                          5,615,608
    Less stock subscriptions receivable                                                  (280,000)
    Accumulated deficit                                                                (1,571,231)
                                                                                 ----------------

Total Stockholders' Equity                                                              3,767,684
                                                                                 ----------------

Total Liabilities and Stockholders' Equity                                             $6,252,218
                                                                                 ================















                       See notes to financial statements.

                      AVIATION HOLDINGS INTERNATIONAL, INC
     Condensed Consolidated Statements of Operations and Accumulated Deficit


                                                              October 3,
                                                                 1996           Nine Months
                                                               Through             Ended
                                                               May 31,            May 31,
                                                                 1997               1998
                                                           ----------------   ----------------
                                                             (Unaudited)        (Unaudited)
Net Sales                                                        $3,644,071         $9,841,005

Cost of Goods Sold                                                2,644,623          8,414,735
                                                           ----------------   ----------------
Gross Profit                                                        999,448          1,426,270
                                                           ----------------   ----------------
Operating Expenses
    Salaries and wages                                              371,107            845,245
    General and administrative                                      511,216            849,090
    Non-compensation stock expense                                1,399,601                  -
                                                           ----------------   ----------------
             Total Operating Expenses                             2,281,924          1,694,335
                                                           ----------------   ----------------
             Loss from Operations                                (1,282,476)          (268,065)
                                                           ----------------   ----------------
Other Income (Expense)
    Interest income                                                  10,806             18,583
    Interest expense                                                (23,060)           (16,340)
    Interest in earnings of joint venture                                 -              4,232
                                                           ----------------   ----------------
        Total Other Income (Expense)                                (12,254)             6,475
                                                           ----------------   ----------------
Loss Before Income Taxes                                         (1,294,730)          (261,590)
                                                           ----------------   ----------------
Income Tax Benefit (Expense)
    Current                                                         (34,000)           (21,000)
    Deferred                                                         19,000             95,000
                                                           ----------------   ----------------
             Total Income Tax Benefit (Expense)                     (15,000)            74,000
                                                           ----------------   ----------------
Net Loss                                                         (1,309,730)          (187,590)
Accumulated Deficit, Beginning of Period                                  -         (1,383,641)
                                                           ----------------   ----------------
Accumulated Deficit, End of Period                              $(1,309,730)       $(1,571,231)
                                                           ================   ================
Basic and Diluted Loss Per Common Share                               (.91)              (.06)
                                                           ================   ================
Weighted Average Number of Common Shares
Outstanding:                                                      1,439,742          3,119,137
                                                           ================   ================





                        See notes to financial statements

                      AVIATION HOLDINGS INTERNATIONAL, INC
                 Condensed Consolidated Statements of Cash Flows


                                                                                          October 3, 1996      Nine Months
                                                                                              Through             Ended
                                                                                           May 31, 1997          May 31,
                                                                                                                  1998
                                                                                         -----------------    -------------
                                                                                            (Unaudited)          (Unaudited)
Cash Flows from Operating Activities
    Net Loss                                                                                   $(1,309,730)       $(187,590)
    Adjustments to reconcile net loss to net cash
      provided by (used in) operating activities
       Depreciation and amortization                                                                 4,374           33,583
       Provision for doubtful accounts                                                              93,000           19,000
                Earnings of joint venture                                                                -           (4,232)
       Reserve for obsolete inventory                                                                    -          488,421
       Noncash compensation expenses related to sale of
          founders shares                                                                        1,399,601                -
                Withdrawn offering costs                                                                 -           22,750
       Deferred income taxes                                                                       (19,000)         (95,000)
       Change in assets and liabilities
            Increase in
             Accounts receivable                                                                (1,934,179)        (248,183)
             Inventory                                                                          (1,554,418)        (860,002)
             Prepaid expenses and other current assets                                             (43,804)          (8,112)
             Deposits                                                                                    -          (17,385)
           Increase (decrease) in
             Accounts payable                                                                    1,770,308          984,720
             Income taxes payable                                                                   34,000          (16,200)
             Accrued expenses                                                                       97,372          260,256
                                                                                         -----------------    -------------

                  Total Adjustments                                                               (152,746)         559,616
                                                                                         -----------------    -------------

                  Net Cash (Used in ) Provided by Operating Activities                          (1,462,476)         372,026
                                                                                         -----------------    -------------

Cash Flows from Investing Activities
    Purchase of property and equipment                                                             (79,914)        (168,637)
    Investment in joint venture                                                                          -         (100,000)
                                                                                         -----------------    -------------

                         Net Cash Used in Investing Activities                                     (79,914)        (268,637)
                                                                                         -----------------    -------------

Cash Flows From Financing Activities
    Principal payments on long-term debt                                                                 -           (3,010)
    Deferred offering costs                                                                        (21,285)               -
    Advances from stockholders - related party                                                     121,727                -
    Payments on acquired stockholder obligation - related party                                          -          (51,297)
    Loans from stockholders, net of repayments                                                     640,000                -
    Proceeds from sales of securities                                                              871,309          165,000
                                                                                         -----------------    -------------

                    Net Cash  Provided by Financing Activities                                   1,611,751          110,693
                                                                                         -----------------    -------------

Net increase in cash                                                                                69,361          214,082


Cash, Beginning of Period                                                                                -          341,660
                                                                                         -----------------    -------------

Cash, End of Period                                                                                $69,361         $555,742
                                                                                         =================    =============

                       See notes to financial statements

                      AVIATION HOLDINGS INTERNATIONAL, INC.
                      Notes to Interim Financial Statements

NOTE 1- BASIS OF PRESENTATION

Interim Condensed Consolidated Financial Statements

The interim condensed consolidated financial statements include the accounts of Aviation Holdings International, Inc. (formerly Jet Aviation Trading, Inc.) and its majority-owned subsidiaries (collectively "AHI" or the "Company") after elimination of significant intercompany accounts and transactions.

The interim consolidated financial data as of May 31, 1998 and for the nine months then ended and the period October 3, 1996 (date of inception) through May 31, 1997 is unaudited. The information reflects all adjustments, consisting only of normal recurring adjustments, that in the opinion of management, are necessary to present fairly the financial position and results of operations of the Company for the periods indicated. Results of operations for the interim periods are not necessarily indicative of the results of operations for a full fiscal year.

The interim consolidated condensed financial statements should be read in conjunction with the financial statements and notes thereto contained elsewhere in the Prospectus for the year ended August 31, 1997.

Change of Majority Ownership

Effective May 31, 1998, various Company shareholders entered into share exchange agreements ("Exchange Agreements") with Aviation Holdings Group, Inc. (formerly EYEQ Networking, Inc.) ("AHGI"). Under the Exchange Agreements, one share of AHGI's common stock was exchanged for between 1.667 to 2.5 shares of the Company's common stock depending on the terms of the underlying agreement. AHGI also purchased a block of 80,000 shares of the Company's common stock from a stockholder for $100,000. Through these exchanges and the purchase, AHGI acquired 2,016,280 shares (60.98%) of the Company's issued and outstanding common stock as of May 31, 1998.

Additional Exchange Agreements were executed in June and July 1998. As of September 30, 1998, AHGI had acquired an aggregate of 2,468,080 shares (74.08%) of the Company's issued and outstanding common stock.

This interim consolidated financial data is presented as of the most recent fiscal quarter of the Company coinciding with the change of ownership. Subsequent operations are consolidated in the AHGI financial statements. The acquisition has been accounted for as a purchase by AHGI.


NOTE 2 -ACQUISITIONS AND MERGERS

Effective February 12, 1998, the Company entered into a stock purchase agreement (the "Purchase Agreement") with PASCO International Aviation Corp., a Florida corporation ("PASCO Florida"), PASCO International Aviation Corporation Limited, a Hong Kong corporation ("PASCO HK"), PASCO Financial Services Limited, a Hong Kong corporation ("PASCO Financial HK"), and Aero-Link Flight Systems Limited, a Hong Kong corporation ("Aero HK"), and their major stockholder ("Seller"). (PASCO Florida, PASCO HK, PASCO Financial HK and Aero HK are hereinafter referred to collectively as "PASCO").

The Seller received 150,000 shares of the Company's common stock, entered into a three-year employment contract with the Company (see Note 4), and retained primarily all of the operating tangible assets and liabilities of the acquired companies. An interest in a joint venture owned by PASCO and a corresponding liability that were approximately equivalent in value were transferred to the Company under the terms of the Purchase Agreement.

                      AVIATION HOLDINGS INTERNATIONAL, INC.
                      Notes to Interim Financial Statements



NOTE 2 -ACQUISITIONS AND MERGERS (Continued)

The acquisition was apportioned as follows:

       The Company acquired 90% of the outstanding common stock of PASCO HK in exchange for 40,000 shares of the Company's common stock. PASCO HK operations consist of purchasing, selling and leasing of aircraft components and engines in Asia and the Pacific Rim.

       The Company acquired 100% of the outstanding common stock of PASCO Florida in exchange for 100,000 shares of the Company's common stock. PASCO Florida holds a 25% interest in Shenyang Northern Aircraft Maintenance & Engineering Co., Ltd., a Sino-American joint venture (SYNOR-A) (see Note 3). The Seller retained a 22% interest in future distributions to be received by PASCO Florida after its capital investment is recovered. The Company recognized minimal revenue from PASCO Florida as of May 31, 1998.

       The Company acquired 80% of the outstanding common stock of PASCO Financial HK in exchange for 1,000 shares of the Company's common stock. The objective of PASCO Financial HK is to procure financing from banks on behalf of airlines for their aircraft and aviation-related purchases. PASCO Financial HK also intends to function on behalf of certain airlines and act as their agent in connection with the sale or lease of aircraft. The Company has not recognized any revenue from PASCO Financial HK as of May 31, 1998.

       The Company acquired 100% of the outstanding common stock of Aero HK in exchange for 9,000 shares of the Company's common stock. Aero HK and its wholly owned subsidiary Aero-Link Flight Systems, Inc., a Florida Corporation ("AERO Florida"), (collectively, "Aero-Link") have entered into an agreement to act as the global marketing representative (except the Taiwan region) for China Airlines, Taiwan. In this capacity they are responsible for promoting and marketing China Airlines' aircraft maintenance, turbine engine and component repair and overhaul business. AERO Florida also functions as a purchasing agent in the United States on behalf of PASCO HK.

All of the aforementioned acquisitions have been accounted for as purchases, and all operations have been included in the accompanying consolidated financial statements since the date of the acquisitions.

The Seller assigned inventory to the Company as partial payment for common stock purchased by the Seller (see Note 6). The Company was responsible for collecting the pre-purchase receivables of PASCO and applying those proceeds against the pre-purchase payables of PASCO, a stock subscription payable to the Company on behalf of the Seller (see Note 6) and the balance to an assumed Seller obligation.

NOTE 3 - JOINT VENTURE

SYNOR-A is a Sino-American Joint venture company which was established in November 1997 by PASCO Florida and China Northern Airlines ("CNA") under the terms of an eleven-year agreement. PASCO Florida holds a twenty-five percent interest in SYNOR-A and CNA holds the remaining 75% interest. SYNOR-A primarily deals with inspection, repair and recertification of DC9, MD80, and A300-600 components, instruments and avionics. SYNOR-A has been approved by the Civil Aviation Administration of China in the avionics accessories repair field. In November 1997, SYNOR-A received the licenses necessary to commence operations. Operations commenced in March 1998. The term of the joint venture arrangement is eleven years. The Company reflects this investment on its financial statements using the equity method of accounting.

PASCO Florida's total financial investment commitment to SYNOR-A is $1,000,000. As of May 31, 1998, the Company had funded $208,332 of this commitment. Under the terms of the joint venture, PASCO Florida is entitled to certain preferences in any distributions of the net income of SYNOR-A. This distribution preference is effectively

                      AVIATION HOLDINGS INTERNATIONAL, INC.
                      Notes to Interim Financial Statements

NOTE 3 - JOINT VENTURE (Continued)

intended to provide that PASCO Florida recovers its investment in SYNOR-A prior to any regular distributions being made to CNA. PASCO Florida's role in SYNOR-A is to provide technological advice to SYNOR-A and promote, market and sell the services of SYNOR-A. The Company has recognized minimal revenue from SYNOR-A as of May 31, 1998.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

Effective May 31, 1998, the President of the Company entered into an employment agreement with AHGI to serve as President and Chief Executive Officer of AHGI ("CEO"). In accordance with the employment agreement the CEO also became a director of AHGI. The agreement reaffirms debt obligations of the CEO to the Company which were initiated under a prior agreement in connection with the purchase of common stock. The term of the employment agreement is three years and may be extended on a month to month basis thereafter. In addition to base compensation, the CEO is entitled to a bonus arrangement based upon a percentage of pretax income. In addition, the CEO was granted options to purchase 200,000 shares of AHGI's common stock at an exercise price of $2.50 per share. All of these options are vested and expire five years from the effective date of the new employment agreement.

Effective February 14, 1998, in conjunction with the Purchase Agreement, the Seller, PASCO's majority shareholder, entered into an employment agreement with the Company to serve as Vice President. In accordance with the employment agreement, the Seller also became a director of the Company. Duties include responsibility for and oversight of the Company's operations in Asia and the Pacific Rim. The term of the employment agreement, which includes base compensation and a bonus as defined in the agreement, is three years and may be extended on a month-to-month basis thereafter. The agreement requires one-half of the bonus in excess of $25,000 earned annually to be applied as a reduction of the outstanding balance of the Seller's obligation under a three-year promissory note dated February 12, 1998 (see Note 6). The Seller was granted options to purchase 15,000 shares of the Company's common stock at an exercise price of $2.50 per share. One-third of these options vest annually over a three-year period beginning February 14, 1999 and expire five years from the date of grant.


NOTE 5 - SALES TO MAJOR CUSTOMERS

The Company sells, leases and exchanges spare parts for fixed-wing commercial jet transport aircraft to foreign and domestic customers.

The information with respect to revenue, by geographic area, is presented in the table below for the period from October 3, 1996 (inception) through May 31, 1997 and for the nine months ended May 31, 1998.

                                                         May 31,
                                           -----------------------------------
                                                 1997               1998
                                           ----------------    ---------------

           United States                         $2,185,179         $6,317,145
           Africa and Middle East                    33,869             47,595
           Europe                                   421,104          1,332,712
           Latin America                              9,520             73,925
           Asia                                     994,399          2,069,628
                                           ----------------    ---------------

               Total                             $3,644,071         $9,841,005
                                           ================    ===============

For the period October 3, 1996 (inception) through May 31, 1997, AHI had sales to three customers of $840,850, $618,530 and $377,201, respectively, of more than ten percent of total revenues. For the nine months ended May 31, 1998, AHI had sales to one customer in the amount of $2,195,000 that accounted for more than twenty percent of total revenues.

                      AVIATION HOLDINGS INTERNATIONAL, INC.
                      Notes to Interim Financial Statements


NOTE 6 - STOCK SUBSCRIPTIONS RECEIVABLE

On February 12, 1998, the Company issued 160,000 shares of common stock to the Seller in exchange for two promissory notes aggregating $365,000 and the assignment from PASCO of inventory valued at $35,000. One of the notes received by the Company was a three-month non-interest bearing promissory note for $165,000 which had recourse against the personal assets of the Seller ("Recourse Note"). The Recourse Note was paid in full prior to May 31, 1998. The other note is a three-year promissory note for $200,000 which bears interest at 8.5% and is secured solely by 80,000 shares of the Company's common stock ("Nonrecourse Note"). The shares of common stock which have been pledged as security are held in escrow in accordance with a stock pledge agreement dated February 12, 1998. The Nonrecourse Note remained outstanding at September 30, 1998.

The Company was responsible to collect all of the pre-purchase accounts receivable of PASCO on behalf of the Seller. A portion of these funds, amounting to $165,000, was used to pay the principal due on the Recourse Note prior to May 31, 1998.

The Company recorded interest income on outstanding stock subscription receivables of approximately $8,700 for the nine months ended May 31, 1998 and $3,156 for the period October 3, 1996 through May 31, 1997. As of May 31, 1998 and 1997, accrued interest receivable on subscription receivables was $13,045 and $3,156, respectively.


NOTE 7 - CONCENTRATIONS OF CREDIT RISK INVOLVING CASH

During the periods presented in these financial statements, the Company maintained cash balances in excess of the Federal Deposit Insurance Corporation
(FDIC) insured limits. At May 31, 1998, the amount of funds that exceeded FDIC insurance was $297,745. The Company also maintained funds in banks that were not FDIC insured. At May 31, 1998 and 1997 the Company maintained balances of $367,067 and $176,389, respectively in Israel Discount Bank Limited, an international bank that operates in the United States under the Edge Act. The Company does not believe a significant risk existed in having the balances in excess of the FDIC-insured limit.

During the period from February 12, 1998 through May 31, 1998, PASCO HK maintained bank accounts in Hong Kong with the Kwong On Bank, Limited. The accounts were denominated in US Dollars, Hong Kong Dollars and German Deutsche Marks. None of the accounts were FDIC insured. During the period, the accounts denominated in foreign currencies and the effects of translation of foreign currency accounts into US dollars were immaterial.


NOTE 8 - FLIGHT SIMULATOR AND SUPPORT PACKAGE

In 1998, the Company changed its sales strategy regarding a flight simulator maintained in inventory. Instead of selling the simulator as a complete unit, the Company decided to sell the individual components of the unit. In conjunction with this change in strategy, the Company has taken a charge against income of $335,000 during the nine-month period ended May 31, 1998 in order to reflect the decrease in market value of the avionics and the structure as spare parts.


NOTE 9 - LONG TERM DEBT

In February 1998, the Company purchased a delivery van. The Company financed the purchase through a five-year note with General Motors Acceptance Corporation having an interest rate of 5.9% and monthly payments of $371. As of May 31, 1998 the balance of the note was $18,666.

                      AVIATION HOLDINGS INTERNATIONAL, INC.
                      Notes to Interim Financial Statements


NOTE 10 - LEASED EQUIPMENT

Commencing on May 20, 1998, the Company leased a flight computer with a cost of $129,000 to a customer. The lease term was for four months. Payments on the lease amounted to $9,000 per month and the equipment was returned by the customer on September 20, 1998. The Company temporarily reclassified the leased item from inventory to property and equipment and depreciated the computer using the straight-line method over a five-year life during the term of the lease.

NOTE 11 - STOCK OPTION PLAN

Effective September 1, 1997 the Company adopted a qualified incentive stock option and stock appreciation rights plan that has a term of ten years. A maximum of 750,000 shares of common stock may be issued under the plan to any employee or consultant of the Company or any of its subsidiaries. The option price, the number of shares, the grant date and the vesting are determined at the discretion of the Company's Board of Directors. Options granted under the plan are generally exercisable for a period not to exceed ten years. Upon termination, an employee has three months to exercise any vested options. If any individual or entity acquires an eighty percent interest in the voting classes of stock of the Company, the plan automatically terminates.

The Company has elected to account for the stock option plan under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, no compensation expense has been recognized for the stock options issued.

Following is a summary of option transactions during the nine months ended May 31, 1998:
                                                           Weighted
                                                         Number       Average
                                                           of         Exercise
                                                         Shares        Price
                                                       ---------    -----------
           Outstanding at September 1, 1997                    0
           Granted                                       234,750    $      2.50
           Exercised                                           0
           Canceled                                      (40,000)   $      2.50
                                                       ---------    -----------
           Outstanding at May 31, 1998                   194,750    $      2.50
                                                       =========    ===========
           Shares Available for Grant                    555,250
                                                       =========

         The following table summarizes information about fixed stock options outstanding at May 31, 1998:

                                     Options Outstanding                              Options Exercisable
                  ---------------------------------------------------------  --------------------------------------
                                          Weighted
                                           Average            Weighted                                Weighted
                        Number            Remaining            Average             Number             Average
    Exercise              of             Contractual          Exercise               of               Exercise
     Price              Options              Life               Price              Options             Price
----------------  ------------------  -----------------   -----------------  ------------------  ------------------
$           2.50             194,750               9.67   $            2.50             166,500  $             2.50
                             =======                                                    =======

The Company subsequently amended and restated this plan, and all active participants became included in the stock option plan of AHGI. The options to acquire the Company's stock, outstanding at the time of the restatement, were replaced by options to acquire AHGI Company stock on a share-for-share basis.

                      AVIATION HOLDINGS INTERNATIONAL, INC.
                      Notes to Interim Financial Statements


NOTE 12 - INTANGIBLES

The resulting goodwill from the purchase of the PASCO entities is being amortized on a straight-line basis over 15 years.

NOTE 13 - SUPPLEMENTAL CASH FLOW DISCLOSURES

Cash was paid for the following items as follows:

                                                Period Ended May 31,
                                    ------------------------------------------

                                           1997                    1998
                                    --------------------    ------------------

           Interest                 $           12,285      $           27,115
                                    ====================    ==================

           Taxes                    $                0      $           16,200
                                    ====================    ==================

The Company had the following non-cash transactions:

In October 1996, the Company issued stock in the amount of $625,000 as consideration for the purchase of inventory.

In October 1996, the Company issued stock in exchange for promissory notes aggregating $255,000.

In connection with the acquisition of PASCO in February 1998, the Company issued stock with a value of $375,000 to the Seller. The company issued additional stock to the Seller in exchange for a promissory note in the amount of $200,000 and inventory valued at $35,000.

In February 1998, the Company financed the purchase of a delivery van in the amount of $21,676.

    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL STATEMENTS


The following unaudited pro forma condensed consolidated combined financial statements are based on the historical financial statements of Aviation Holdings Group, Inc. ("AHGI") and the historical financial statements of Aviation Holdings International, Inc. ("AHI"), an entity in which AHGI acquired a majority interest during May 1998 and additional interests in June and July 1998 (both entities collectively referred to as the "Company"). Specifically, the following unaudited pro forma condensed consolidated combined financial statements present, as if the acquisition of AHI had been consummated as of January 1, 1997, the pro forma results of operations of the Company for the nine months ended September 30, 1998 and for the year ended December 31, 1997. The information presented is derived from, should be read in conjunction with, and is qualified in its entirety by reference to, the separate historical financial statements and the notes thereto appearing elsewhere in this Prospectus/SB2 or incorporated elsewhere in this Prospectus/SB2 by reference. The unaudited pro forma condensed combined financial data has been included for comparative purposes only and does not purport to be indicative (i) of the results of operations or financial position which actually would have been obtained if the AHI acquisition had been effected at January 1, 1997 or (ii) of the financial position or results of operations which may be obtained in the future.

The post-acquisition results of operations of AHI have been included in the historical operations of the Company. Pro forma adjustments to record the pre-acquisition results of operations of AHI are included in the accompanying pro forma financial information.

                          AVIATION HOLDINGS GROUP, INC
   Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations
                      For the Year Ended December 31, 1997

                                                                            Aviation
                                                          Aviation          Holdings
                                                          Holdings        International                            As
                                                         Group, Inc.          Inc.           Adjustments        Restated
                                                       ---------------   --------------    ---------------    -------------

Net Sales                                                           $0       $8,720,804                 $0       $8,720,804

Cost of Goods Sold                                                            6,908,423                           6,908,423
                                                       ---------------   --------------    ---------------    -------------

Gross Profit                                                         0        1,812,381                  0        1,812,381

Operating Expenses
   Salaries and wages                                                           858,173                             858,173
   General and administrative                                   15,950          805,919                             821,869
   Professional fees                                            48,227          132,558                             180,785
   Non-compensation stock expense                                               999,600                             999,600
                                                       ---------------   --------------    ---------------    -------------

Total Operating Expenses                                        64,177        2,796,250                  0        2,860,427
                                                       ---------------   --------------    ---------------    -------------

Loss from Operations                                           (64,177)        (983,869)                 0       (1,048,046)

Other (Expense) Income                                           6,740          (23,159)                            (16,419)
                                                       ---------------   --------------    ---------------    -------------

Loss Before Income Taxes and Minority Interest                 (57,437)      (1,007,028)                 0       (1,064,465)
                                                       ---------------   --------------    ---------------    -------------

Income Tax (Expense) Benefit
Current                                                                        (111,000)                           (111,000)
Deferred                                                                        122,000                             122,000
                                                       ---------------   --------------    ---------------    -------------

Total Income Tax Benefit                                             0           11,000                  0           11,000
                                                       ---------------   --------------    ---------------    -------------

Loss Before Minority Interest                                  (57,437)        (996,028)                 0       (1,053,465)

Minority Interest                                                                                  258,173          258,173
                                                       ---------------   --------------    ---------------    -------------

Net Loss                                                      $(57,437)       $(996,028)          $258,173        $(795,292)
                                                       ===============   ==============    ===============    =============

Basic and Diluted Loss Per Common Share                                                                              (0.37)
                                                                                                              =============

Weighted Average Number of Common Shares
Outstanding                                                                                                       2,142,050
                                                                                                              =============








          The accompanying notes are an integral part of this unaudited pro forma condensed consolidated combined statement of operations.

                          AVIATION HOLDINGS GROUP, INC
   Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations
                  For the Nine Months Ended September 30, 1998

                                                                            Aviation
                                                          Aviation          Holdings
                                                          Holdings         International                           As
                                                         Group, Inc.          Inc.           Adjustments        Restated
                                                       ---------------   ---------------   ---------------    -------------

Net Sales                                                           $0       $11,170,875                $0      $11,170,875

Cost of Goods Sold                                                             9,201,862                          9,201,862
                                                       ---------------   ---------------   ---------------    -------------

Gross Profit                                                         0         1,969,013                 0        1,969,013

Operating Expenses
   Salaries and wages                                           16,670           929,304                            945,974
   General and administrative                                   12,378           993,712                          1,006,090
   Professional fees                                           286,211           220,504                            506,715
                                                       ---------------   ---------------   ---------------    -------------

Total Operating Expenses                                       315,259         2,143,520                 0        2,458,779
                                                       ---------------   ---------------   ---------------    -------------

Loss from Operations                                          (315,259)         (174,507)                0         (489,766)

Other (Expense) Income
    Income from joint venture                                                      9,102                              9,102
    Interest income (net of interest expense)                   51,774            16,119                             67,893
    Provision for doubtful accounts                           (593,410)                0                           (593,410)
                                                       ---------------   ---------------   ---------------    -------------

Total Other (Expense) Income                                  (541,636)           25,221                 0         (516,415)
                                                       ---------------   ---------------   ---------------    -------------

Loss Before Income Taxes and Minority Interest                (856,895)         (149,286)                0       (1,006,181)
                                                       ---------------   ---------------   ---------------    -------------

Income Tax (Expense) Benefit
Current                                                         (1,193)          114,385                            113,192
Deferred                                                                        (133,000)                          (133,000)
                                                       ---------------   ---------------   ---------------    -------------

Total Income Tax Expense                                        (1,193)          (18,615)                0          (19,808)
                                                       ---------------   ---------------   ---------------    -------------

Loss Before Minority Interest                                 (858,088)         (167,901)                0       (1,025,989)

Minority Interest                                                                                   43,520           43,520
                                                       ---------------   ---------------   ---------------    -------------

Net Loss                                                     $(858,088)        $(167,901)          $43,520        $(982,469)
                                                       ===============   ===============   ===============    =============

Basic Loss Per Common Share                                                                                            (.28)
                                                                                                              =============

Weighted Average Number of Common Shares
Outstanding                                                                                                       3,446,416
                                                                                                              =============




          The accompanying notes are an integral part of this unaudited pro forma condensed consolidated combined statement of operations.

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                          COMBINED FINANCIAL STATEMENTS

(1) The unaudited pro forma information for the year ended December 31, 1997 and for the nine months ended September 30,1998 has been prepared using the hypothetical assumption that the acquisition of 74.08% of the outstanding stock of AHI occurred as of January 1, 1997. A 60.98% majority interest in AHI was acquired through various share exchange agreements and a block purchase of common stock in May 1998. Additional exchange agreements were executed in June and July 1998 which increased the ownership percentage of AHI to 74.08%. These transactions have been accounted for as a purchase.

(2) This presentation assumes that the issuance of approximately 1,095,815 shares of AHGI's common stock, exchanged in the acquisition, were exchanged at January 1, 1997 instead of at the time of the acquisitions in 1998.

(3) There were no intercompany sales during the periods presented. Any intercompany transactions have been eliminated.

(4) Outside interests have been recorded as minority interest.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


No dealer, salesman or any other person has been authorized in connection with this offering to give any information or to make representations other than those contained in this Prospectus. This Prospectus does not constitute an offer or a solicitation in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the circumstances, create an implication that there has been no change in the circumstances of the Company or the facts herein set forth since the date hereof.



























                                                     -------------------

     Until _________, 1999 (90 days after the date of the Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                     750,000 Units, each Unit Consisting of
                           Two Shares of Common Stock



                             ----------------------









                                AVIATION HOLDINGS
                                   GROUP, INC.
                               -------------------












                                   PROSPECTUS

                               -------------------










                                 ________, 1999


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Officers and Directors.

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     The Company's Bylaws provide for the indemnification of officers, directors and third parties acting on behalf of the Company if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

     The Company intends to enter into indemnification agreements with its directors and executive officers in addition to the indemnification provided for in the Company's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

     The form of Underwriting Agreement filed as an Exhibit hereto provides for the indemnification of the Company's directors and officers in certain circumstances as provided therein.

     The Company intends to procure insurance, which would afford officers and directors insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts, including liabilities under the Securities Act.

     Pursuant to Section 607.0850 of the Florida Business Corporation Act, AHI has the power to indemnify directors, officers, employees or agents. AHI's Articles of Incorporation and Bylaws provide for indemnification of directors and officers. In addition, AHI's executive officers and directors have entered into agreements with the AHI which also indemnifies them for certain acts and omissions.

Item 25. Other Expenses of Issuance and Distribution.

     The estimated expenses in connection with the issuance of the securities being registered are as follows:

         SEC Registration Fee.................................   $   1,950
         Printing Expenses....................................      50,000
         Accounting Fees and Expenses.........................     150,000
         Legal Fees and Expenses..............................     150,000
         Blue Sky Fees and Expenses...........................      10,000
         Transfer Agent and Registrar Fees and Expenses.......       5,000
         Miscellaneous........................................      15,000

                  Total.......................................    $381,950


-------------
All amounts, except the SEC registration fee, are estimated.

Item 26.    Recent Sales of Unregistered Securities.

The Company

         The following sets forth all sales of unregistered securities during the past three years by the Company, AHI and its predecessors:

         In August 1997, EyeQ Networking, Inc. issued 1,000,000 shares of its common stock to John D. Basher, Jr., pursuant to Rule 701 promulgated under the Securities Act as payment of professional services rendered to the Company by Mr. Basher.

         In December 1997, EyeQ Networking, Inc. issued 800,000 shares of its common stock to nine accredited investors pursuant to Rule 504 promulgated under the Securities Act in return for $1,000,000 in cash, less $40,000 in investment banking fees.

         In May, June and July 1998, EyeQ Networking, Inc. issued 1,095,815 shares of its common stock to 25 shareholders of Jet Aviation Trading, Inc. pursuant to Rule 506 promulgated under the Securities Act in consideration of the receipt of 2,468,080 shares of common stock of Jet Aviation Trading, Inc. Each of the shareholders of Jet Aviation Trading, Inc. who participated in the transaction made representations stating that he or she was an "accredited investor" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

         On August 1, 1998, the Company issued 4,000 shares of its common stock to Joseph J. Nelson pursuant to Section 4(2) of the Securities Act as consideration for services rendered.

         In October, 1998, the Company issued a $200,000 promissory note and 20,000 shares of its common stock to Nancy Plotkin, and a $50,000 promissory note and 5,000 shares of its common stock to the John G. Jacobs Trust, in consideration of loans totalling $250,000, pursuant to Rule 506 promulgated under the Securities Act.

         In March 1999, the Company issued 500,000 shares of the Company's common stock and a warrant to purchase an additional 100,000 shares of the Company's common stock at an exercise price of $3.75 per share, to Argaman, Inc. under Section 4(2) of the Securities Act in exchange for 600,000 shares of AHI common stock.

AHI

         The following sets forth all sales of unregistered securities during the past three years by AHI or its predecessors:

         In connection with the initial capitalization of Jet Aviation Trading, Inc. in October and November of 1996, Jet Aviation Trading, Inc. issued a total of 1,200,000 shares of its common stock for a total consideration of $780,000 consisting of $125,000 in cash, $255,000 in promissory notes and $400,000 in non-cash compensation expense. The seven investors consisted of six business entities and one individual, and all of the seven investors made representations regarding their status as accredited investors.

         On December 31, 1996, Jet Aviation Trading, Inc. issued 10,000 shares of its common stock to William Seidel pursuant to Section 4(2) of the Securities Act in return for spare parts that became part of the inventory of Jet Aviation Trading, Inc.

         In February and March 1997, Jet Aviation Trading, Inc. issued an aggregate of 292,000 shares of its common stock to eleven accredited investors pursuant to Rule 506 promulgated under the Securities Act for an aggregate consideration of $730,000 in cash, less $33,691 paid as broker-dealer costs in connection with the offering.

         On March 14, 1997, Jet Aviation Trading, Inc. issued 40,000 shares of its common stock to Fersam International Ltd. ("Fersam") in return for inventory consisting of a one-half interest in certain flight-simulation equipment. On March 28, 1997, Jet Aviation Trading, Inc. issued 200,000 shares of its common stock to Fersam in return for computer software and training materials to be used in connection with aforementioned flight-simulation equipment. On June 2, 1997, Jet Aviation Trading, Inc. issued 20,000 shares of common stock to Fersam in return for $50,000 in cash. All of the issuances to Fersam were made pursuant to Section 4(2) of the Securities Act.

         On June 2, 1997, Jet Aviation Trading, Inc. issued 14,800 shares of its common stock to Silvertown International Corp. ("Silvertown") pursuant to
Section 4(2) of the Securities Act as an inducement for loans made by Silvertown to Jet Aviation Trading, Inc.

         In June and July 1997, Jet Aviation Trading, Inc. (i) issued an aggregate of 47,200 shares of its common stock to 99 investors pursuant to Rule 504 promulgated under the Securities Act for an aggregate consideration of $118,000 in cash and payment of certain professional fees, (ii) issued 100,000 shares of its common stock to FAC Enterprises pursuant to Section 4(2) of the Securities Act in repayment of a $250,000 loan and 7,500 shares to FAC Enterprises as consulting fees, and (iii) issued 150,000 shares of its common stock to Fersam International, Ltd. pursuant to Section 4(2) of the Securities Act as payment for inventory previously held on consignment for Fersam International, Ltd..

         On August 29, 1997, Jet Aviation Trading, Inc. issued (i) 80,000 shares of its common stock to Jet Avionics Systems, Inc. in return for spare parts inventory, (ii) 250,000 shares of its common stock to Joseph Laura in repayment of a $500,000 loan and (iii) 185,000 shares of its common stock to Silvertown in repayment of $370,000 of outstanding notes Each of the issuances was made pursuant to Section 4(2) of the Securities Act.

         On June 1, 1997, Jet Aviation Trading, Inc. issued warrants to purchase 950,000 shares of common stock to the D.A.R. Group and warrants to purchase 50,000 shares of its common stock to Dallas Investment Group in return for certain services. These issuances were made pursuant to Section 4(2) of the Securities Act.

         On February 12, 1998, AHI issued 150,000 shares of its common stock to Simon Chiang pursuant to Section 4(2) of the Securities Act in exchange for the outstanding capital stock in various companies owned by Simon Chiang, and issued 160,000 shares to Mr. Chiang in exchange for inventory valued at $35,000 and two prmissory notes totalling $365,000.

         On June 11, 1998, AHI issued 25,000 shares of its common stock to Joseph F. Janusz pursuant to Section 4(2) of the Securities Act as consideration for services rendered.

         In connection with the initial capitalization of Schuylkill Acquisition Corp. (which later merged with Jet Aviation Trading, Inc. and changed its name to "Jet Aviation Trading, Inc.") in May 1997, Schuylkill Acquisition Corp. issued an aggregate of 400,000 shares of its common stock to four accredited investors for an aggregate consideration of $400 in cash and $999,600 in non-cash compensation expense.

         No Commissions or other remuneration was paid in connection with the above described sales of Common Stock.

Item 27.  Exhibits.

 1.1     Form of Underwriting Agreement*
 3.1     (a)  Certificate of Incorporation, as amended
         (b)  Articles of Merger or Share Exchange
         (c)  Certificate of Ownership and Merger
         (d)  Certificate of Amendment
 3.2     Bylaws of the Company, as amended to date
 4.1     Form of Common Stock Certificate
 5.1     Opinion of Klehr, Harrison, Harvey, Branzburg & Ellers LLP
10.1     1999 Stock Option Plan
10.2     Employment Agreement of Joseph J. Nelson
10.3     Employment Agreement of Simon Chiang*
10.4     Lease for Company Headquarters

10.5     Share Exchange Agreements
         (a)      Share Exchange Agreement between The D.A.R. Group and EYEQ Networking, Inc.
         (b)      Share Exchange Agreement between The Eastwind Group, Inc. and EYEQ Networking, Inc.
         (c)      Share Exchange Agreement between KAB Investments, Inc. and EYEQ Networking, Inc.
         (d)      Share Exchange Agreement between Godwin Finance Ltd. and EYEQ Networking, Inc.
         (e)      Share Exchange Agreement between Clifton Capital Ltd. and EYEQ Networking, Inc.
         (f)      Share Exchange Agreement between Elanken Family Trust and EYEQ Networking, Inc.
         (g)      Share Exchange Agreement between Joseph Laura and EYEQ Networking, Inc.
         (h)      Share Exchange Agreement between Dallas Investments, Ltd. and EYEQ Networking, Inc.
         (i)      Share Exchange Agreement between Joseph Nelson and EYEQ Networking, Inc.
         (j)      Share Exchange Agreement between Fersam International Ltd. and EYEQ Networking, Inc.
         (k)      Share Exchange Agreement between I.P. Services Inc. and EYEQ Networking, Inc.
         (l)      Share Exchange Agreement between Discretionary Investment Trust dated 7/7/93 and EYEQ Networking, Inc.
         (m)      Share Exchange Agreement between Brian Due and EYEQ Networking, Inc.
         (n)      Share Exchange Agreement between Bill Seidle and EYEQ Networking, Inc.
         (o)      Share Exchange Agreement between Leonard Bloom and EYEQ Networking, Inc.
         (p)      Share Exchange Agreement between Sheng Kuang Chiang and EYEQ Networking, Inc.
         (q)      Share Exchange Agreement between Bing Ju Chiang and EYEQ Networking, Inc.
         (r)      Share Exchange Agreement between Impact Investment Company, Ltd. and EYEQ Networking, Inc.
         (s)      Share Exchange Agreement between Silvertown International Corp. and EYEQ Networking, Inc.
         (t)      Share Exchange Agreement between Janet and Robert Weinstein and EYEQ Networking, Inc.
         (u)      Share Exchange Agreement between Amaury Borges and EYEQ Networking, Inc.
         (v)      Share Exchange Agreement between SPH Equities, Inc. and EYEQ Networking, Inc.
         (w)      Share Exchange Agreement between Bella Shrem and EYEQ Networking, Inc.
         (x)      Share Exchange Agreement between Mustang Electronics Inc. Affiliated Defined Benefits Pension Plan and
                  EYEQ Networking, Inc.
10.6     (a)      Share Purchase Agreement with Argaman, Inc.
         (b)      Argaman, Inc. Stock Purchase Warrant
10.7     (a)      Plotkin Promissory Note
         (b)      Collateral Pledge Agreement
         (c)      Plotkin Securities Transfer Agreement
         (d)      Plotkin Stock Purchase Agreement
10.8     (a)      Jacobs Promissory Note
         (b)      Jacobs Securities Transfer Agreement
         (c)      Jacobs Stock Pledge Agreement
10.9     (a)      Comerica Bank Credit Agreement dated August 12, 1998*
         (b)      Comerica Bank Master Revolving Note dated August 12, 1998*
         (c)      Comerica Bank Security Agreement dated August 12, 1998*
         (d)      Advance Formula Agreement dated August 12, 1998*
10.10    (a)      Consignment Agreement
         (b)      Consignment, Cancellation and Purchase Agreement
10.11    Indemnity Agreement with Directors and Officers
10.12    Consulting Agreement
10.13    Simulator Purchase Agreement
10.14    Purchase Agreement*
10.15    Stock Purchase Agreement among Jet Aviation Trading, Inc., PASCO International Aviation Corp., et al.*
10.16    Form of Lock-up Agreement*
10.17    Employment Agreement with Joseph J. Janusz*
21.1     Subsidiaries of the Company
23.1     Consent of Klehr, Harrison, Harvey, Branzburg & Ellers LLP (included in Exhibit 5.1)
23.2     Consent of LJ Soldinger Associates
27       Financial Data Schedule

-------------
* To be filed by amendment

Item 28.  Undertakings.

         The undersigned registrant hereby undertakes that it will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a) (3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         (5) Treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the undersigned under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

         (6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling person of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling persons of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on this 25th day of March, 1999.


                                AVIATION HOLDINGS GROUP, INC.


                                 By:           JOSEPH J. NELSON
                                      --------------------------------------
                                               Joseph J. Nelson
                                      President and Chief Executive Officer


                                POWER OF ATTORNEY

Each of the undersigned officers and directors of Aviation Holdings Group, Inc. whose signature appears below hereby appoints Joseph J. Nelson and Joseph F. Janusz as true and lawful attorney-in-fact for the undersigned with full power of substitution, to execute in his name and on his behalf in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact shall deem appropriate, and to cause to be filed any such amendment (including exhibits thereto and other documents in connection therewith) to this Registration Statement with the Securities and Exchange Commission, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 24th day of March, 1999.


               Signature                         Title                              Date
               ---------                         -----                              ----

           JOSEPH J. NELSON                President and Chief Executive          March 25, 1999
--------------------------------------     Officer, Director
           Joseph J. Nelson                (Principal Executive Officer)


           JOSEPH F. JANUSZ                Vice President and Chief Financial     March 25, 1999
 ------------------------------------      Officer
           Joseph F. Janusz                (Principal Accounting and
                                           Financial Officer)

             SIMON CHIANG                  Vice President and Director            March 25, 1999
 -----------------------------------
             Simon Chiang

          MICHAEL J. CIRILLO               Director                               March 25, 1999
--------------------------------------
          Michael J. Cirillo

          THEODORE H. GREGOR               Director                               March 25, 1999
--------------------------------------
          Theodore H. Gregor
